Form 10KSB, Exhibit 13
SMITHTOWN BANCORP INC
filed 1995-03-30
CIK 747345

	A DESCRIPTION OF OUR BUSINESS

Smithtown Bancorp (the "Bancorp") is a bank holding company incorporated in the State of New York, subject to the regulation and supervision of the State of New York Banking Department, the Federal Reserve Board and the Securities and Exchange Commission. The Bancorp owns all of the outstanding stock of Bank of Smithtown (the "Bank") and conducts no business other than holding the stock of Bank of Smithtown. Therefore, the content of this annual report, as it pertains to the description of the activities of the Bancorp, is in essence a description of the activities of Bank of Smithtown.

Bank of Smithtown is chartered under the laws of the State of New York, is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation. The Bank is subject to the supervision of the State of New York Banking Department and the Federal Reserve Bank of New York. The Bank has been headquartered in Smithtown since 1910. It is in its 84th year of operation as an independent commercial bank. The Bank operates six offices in the following communities: Smithtown, Commack, Hauppauge, Kings Park, Centereach and Lake Grove.

Bank of Smithtown is a full-service bank offering a complete range of commercial and consumer financial services. The Bank also extends its services to local municipalities.

The Bank's Trust Department, introduced in 1970, provides trust administration, estate administration and fiduciary services, and acts as a bond and coupon paying agent for local municipalities.

The Bank's intention is to continue to provide individuals, businesses, and municipalities with a comprehensive array of financial services.

				FINANCIAL HIGHLIGHTS
					   1994                     1993              1992
AT YEAR END
	Assets                       $  156,951,687          $  153,720,337     $  153,926,652
	Loans                            78,421,816              62,450,651         66,397,958
	Deposits                        135,230,577             141,377,440        142,474,683
	Stockholders' Equity             11,605,718              11,243,502         11,261,512

FOR THE YEAR
	Interest Income              $   10,678,437          $   10,948,073     $   11,901,804
	Net Interest Income               8,145,247               8,248,312          8,044,585
	Other Non-Interest Income         2,099,966               2,276,211          1,897,214
	Other Operating Expense           8,231,202               8,841,415          7,816,985
	Net Income                        1,231,511                 301,696            767,555

PER SHARE
	Net Income                   $         2.80          $         0.69     $         1.75
	Cash Dividends Declared                1.00                    0.75               0.75
	Stockholders' Equity                  27.14                   25.57              25.64

		Table of Contents

	Financial Highlights                                            1
	Message from the Chairman of the Board                          2
	Independent Auditors' Report                                    8
	Consolidated Balance Sheets                                     9
	Consolidated Statements of Income                               10
	Consolidated Statements of Changes in Stockholders' Equity      11
	Consolidated Statements of Cash Flows                           12
	Notes to Consolidated Financial Statements                      13
	Selected Financial Data
		Consolidated Average Balance Sheets                     22
		Consolidated Balance Sheets                             23
		Consolidated Income Statements                          24
	Per Share Data and Supplementary Information                    25
	Management's Discussion and Analysis of Financial Condition
		and Results of Operations                               26
	Banking Locations                                               36
	Corporate Directory                                             36

This past year was a year of many successes for Bank of Smithtown. We continued to remedy many of the difficulties created by the past recession in the regional economy and, at the same time, moved ahead significantly toward building a strong income stream for the future.

Net income for 1994 was $1,231,511, a more than four-fold increase over the prior year. We achieved these results by continuing to improve asset quality, rebuilding the loan portfolio and continuing our efforts to improve the efficiency of our operations.

Nonperforming loans were decreased further from $1.914 million at year-end 1993 to $1.311 million at year-end 1994. Reserve coverage of these loans increased to 103.9%. With regard to Other Real Estate Owned, although we sold four properties and added to the reserve for potential losses on future sales, some other properties were added to the portfolio and the net result was that OREO remained about the same, finishing the year at $5,589,789. Looking to the future of the bank's asset quality, the largest OREO property is presently under contract to be sold during 1995, and loans past due 30 to 89 days were more than cut in half from $1.279 million to $611 thousand.

While nonperforming loans decreased, we simultaneously began to make substantial strides in rebuilding the loan portfolio. Total loans increased during 1994 by more than $16 million, from approximately $64 million to $80 million. We gave particular attention to generating more consumer loans to better balance our overall portfolio and, in so doing, increased consumer loans by more than $13 million.

Overall operating expenses were reduced. Among other areas of reduction, we spent fewer salary dollars in 1994 than in any of the previous four years. We did so by consolidating positions, making a small staff reduction and with some attrition. We finished the year with 106 full-time equivalent employees, as compared with 151 during 1990. These figures are indicative of our continuing effort to work harder and more efficiently.

Our capital remained strong, with our leverage ratio and risk-based capital ratio at 7.48% and 13.45%, respectively. Another of our strengths, our net interest margin, was squeezed slightly by the rising rate environment, but nonetheless finished the year at 5.99%, one of the best among our peers.

Corresponding with net income, our earnings per share increased more than four-fold to $2.80 per share. Book value of the stock increased by more than $1.50 per share, and the market value of each share also increased by more than $3.00. We resumed level cash dividends of $.25 per share each quarter during 1994, and the Board anticipates those dividends being increased during 1995.

In short, we have not yet achieved all of our goals, but we are approaching them. We are becoming the kind of high performing community bank that will lead the way through the 1990's and into the 21st century. We thank you for your support during the past year, and we look forward to an even more prosperous 1995.


By /s/ Bradley E. Rock
Bradley E. Rock
Chairman of the Board, President
& Chief Executive Officer

Net Income
(in thousands)

|                     -1,500
|
|              X      -1,200
|              X
|              X      -  900
|              X
|              X      -  600
|              X
|   X          X      -  300
|   X          X
|   X          X      -    0
|____________________
  1993        1994

Reserve Coverage
(percent)

|                     -120
|
|              X      -100
|              X
|   X          X      - 80
|   X          X
|   X          X      - 60
|   X          X
|   X          X      - 40
|   X          X
|   X          X      - 20
|   X          X
|   X          X      -  0
|____________________
  1993        1994

Total Loans
(in millions)

|              X     - 80
|              X
|              X     - 70
|  X           X
|  X           X     - 60
|  X           X
|  X           X     - 50
|  X           X
|  X           X     - 40
|  X           X
|  X           X     - 30
|  X           X
|  X           X     - 20
|  X           X
|  X           X     - 10
|  X           X
|  X           X     -  0
|____________________
  1993        1994

The Bank's management team is experienced and energetic. Its members are continuously analyzing ways to serve the Bank's customers better, as well as exploring new products and services for the Bank to provide tomorrow. The goal is to carve an even deeper niche in the financial marketplace for the kinds of products and services that only a small, community-oriented bank can provide best.

We take pride in the people who serve our customers. They know our customers, and the customers know them. Our people live locally and most stay with us throughout their careers. They get to know our customers' special needs, and they help them find ways to do what's best for their particular household or business circumstances. Unlike the huge city banks where "lip service", "come on" advertising and rapid turnover in personnel are the norm, we deliver on promises to our customers, just the way we have for more than 85 years.

	INDEPENDENT AUDITORS' REPORT






To the Board of Directors
  and Stockholders
Smithtown Bancorp


We have audited the accompanying consolidated balance sheets of Smithtown Bancorp as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of Smithtown Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1994 and 1993 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smithtown Bancorp at December 31, 1994 and 1993, and the consolidated results of operations and its cash flows for each of the years ended December 31, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.

As discussed in Notes A, F and G to the consolidated financial statements, Smithtown Bancorp changed its methods of accounting for certain investments in debt securities in 1994 and for post-retirement benefits other than pensions and for income taxes in 1993.




By /s/ Albrecht, Viggiano, Zureck & Company, P.C.
Albrecht, Viggiano, Zureck & Company, P.C.
Hauppauge, New York
January 19, 1995
	8

	CONSOLIDATED BALANCE SHEETS
	SMITHTOWN BANCORP
									As of December 31,
								     1994               1993
ASSETS
Cash and Due from Banks                                          $  5,955,650            $  5,700,739
Investment Securities: (Note B.)
	Investment Securities Held to Maturity:
	  Obligations of U.S. Government                            3,019,956              28,158,418
	  Obligations of U.S. Government Agencies                   2,051,544               2,000,046
	  Mortgage-Backed Securities                               34,761,443              34,835,122
	  Obligations of State and Political Subdivisions           6,137,424               5,768,253
	  Other Securities                                                  0                 127,200
								   ----------              ----------
			Total                                      45,970,367              70,889,039
								   ----------              ----------
	Investment Securities Available for Sale:
	  Obligations of U.S. Government                           10,055,624                       0
	  Obligations of U.S. Government Agencies                     897,812                       0
	  Mortgage-Backed Securities                                2,045,795                       0
	  Obligations of State and Political Subdivisions                   0                       0
	  Other Securities                                            127,200                       0
								   ----------              ----------
			Total                                      13,126,431                       0
								   ----------              ----------
		Total Investment Securities
		(Market Value $56,001,626 in 1994 and
		  $72,070,058 in 1993)                             59,096,798              70,889,039
								   ----------              ----------
Federal Funds Sold                                                    200,000               2,500,000
								   ----------              ----------
Loans (Note C.)                                                    80,491,254              64,895,448
	Less: Unearned Discount                                       707,034                 943,968
	      Allowance for Possible Loan Losses (Note D.)          1,362,404               1,500,829
								   ----------              ----------
Loans, Net                                                         78,421,816              62,450,651
								   ----------              ----------
Bank Premises and Equipment (Note E.)                               3,167,149               3,310,075
								   ----------              ----------
Other Assets
	Other Real Estate Owned                                     5,589,789               5,309,127
	Other                                                       4,520,485               3,560,706
								   ----------              ----------
		Total Other Assets                                 10,110,274               8,869,833
							       --------------          --------------
		TOTAL                                          $  156,951,687          $  153,720,337
							       ==============          ==============
LIABILITIES
Deposits:
	Demand (Non-Interest Bearing)                          $   34,655,348          $   35,312,599
	NOW                                                        13,837,170              16,357,096
	Money Market                                               22,654,018              25,368,983
	Savings                                                    49,231,742              50,639,673
	Time (Note H.)                                             14,852,299              13,699,089
								  -----------             -----------
		Total Deposits                                    135,230,577             141,377,440
Dividend Payable                                                      106,917                       0
Securities Sold Under Agreements to Repurchase                      9,003,500                       0
Other Liabilities                                                   1,004,975               1,099,395
								  -----------             -----------
		Total Liabilities                                 145,345,969             142,476,835
								  -----------             -----------
Commitments and Contingent Liabilities (Note K.)

STOCKHOLDERS' EQUITY
Common Stock - $5.00 Par Value:
	500,000 Shares Authorized; 447,955 Issued                   2,239,775               2,239,775
Capital Surplus                                                     1,993,118               1,993,118
Unrealized Loss on Securities Available for Sale                     (134,616)                      0
Retained Earnings (Note I.)                                         8,092,029               7,297,259
								   ----------              ----------
		Total                                              12,190,306              11,530,152
Less:  Treasury Stock (20,289 and 8,190
	Shares at Cost at December 31, 1994 and
	1993, respectively)                                           584,588                 286,650
							       --------------          --------------
		Total Stockholders' Equity                         11,605,718              11,243,502
							       --------------          --------------
		TOTAL                                          $  156,951,687          $  153,720,337
							       ==============          ==============

See notes to consolidated financial statements.

	CONSOLIDATED STATEMENTS OF INCOME
	SMITHTOWN BANCORP

								       Year Ended December 31,
							1994                    1993                    1992
INTEREST INCOME
Interest and Fees on Loans                        $       6,690,095       $       6,730,657       $       7,430,991
Interest on Federal Funds Sold                              117,440                 167,520                 230,199
Interest and Dividends on:
	Obligations of U.S. Government                    1,235,897               2,205,419               2,553,259
	Obligations of U.S. Government Agencies             177,332                 166,526                 170,047
	Mortgage-Backed Securities                        2,080,703               1,314,747               1,146,958
	Obligations of State and Political
		Subdivisions                                369,338                 355,572                 362,718
	Other Securities                                      7,632                   7,632                   7,632
						  -----------------       -----------------       -----------------
		Total Interest Income                    10,678,437              10,948,073              11,901,804
						  -----------------       -----------------       -----------------
INTEREST EXPENSE

Money Market Accounts                                       584,242                 738,928               1,133,467
Savings                                                   1,269,785               1,479,055               2,038,469
Certificates of Deposit of $100,000
	and Over (Note H.)                                  113,101                 112,961                 179,938
Other Time Deposits                                         438,839                 368,817                 505,345
Interest on Securities Sold Under Agreements
	To Repurchase                                       127,223                       0                       0
						  -----------------       -----------------       -----------------
		Total Interest Expense                    2,533,190               2,699,761               3,857,219
						  -----------------       -----------------       -----------------
		Net Interest Income                       8,145,247               8,248,312               8,044,585
		Provision for Possible
		      Loan Losses                           120,000               1,364,329               1,096,000
						  -----------------       -----------------       -----------------
		Net Interest Income,
		After Provision for Possible
		      Loan Losses                         8,025,247               6,883,983               6,948,585
						  -----------------       -----------------       -----------------
OTHER NON-INTEREST INCOME
Trust Department Income                                     298,786                 330,796                 279,577
Service Charges on Deposit Accounts                       1,344,754               1,263,371               1,202,480
Other Income                                                433,731                 441,934                 359,996
Investment Securities Gains                                  22,695                 240,110                  55,161
						  -----------------       -----------------       -----------------
		Total Other Non-Interest Income           2,099,966               2,276,211               1,897,214
						  -----------------       -----------------       -----------------
OTHER OPERATING EXPENSES
Salaries                                                  3,556,241               3,654,727               3,660,218
Pensions and Other Employee Benefits
	(Note F.)                                           832,603                 862,213                 822,934
Net Occupancy Expense of Bank Premises                      905,538                 848,704                 834,375
Furniture and Equipment Expense                             582,663                 589,701                 650,723
Other Expenses                                            2,354,157               2,886,070               1,848,735
						  -----------------       -----------------       -----------------
		Total Other Operating Expenses            8,231,202               8,841,415               7,816,985
						  -----------------       -----------------       -----------------
Income Before Income Taxes                                1,894,011                 318,779               1,028,814
Provision for Income Taxes (Note G.)                        662,500                  17,083                 261,259
						  -----------------       -----------------       -----------------
		Net Income                        $       1,231,511         $       301,696         $       767,555
						  =================       =================       =================
EARNINGS PER SHARE
Net Income                                             $       2.80            $       0.69            $       1.75
Weighted Average Shares Outstanding                         439,400                 439,365                 439,153

		See notes to consolidated financial statements.

		CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
				SMITHTOWN BANCORP
												 Net
												 Unrealized
			       Common Stock                                       Cost of        Loss on
			   ----------------------                                 Common         Securities         Total
			     Shares                    Capital      Retained      Stock in       Available          Stockholders'
			   Outstanding    Amount      Surplus       Earnings      Treasury       for Sale           Equity
BALANCE AT
DECEMBER 31, 1991            438,985   $ 2,239,775   $ 2,000,000   $ 6,886,839   $ (313,950)                       $ 10,812,664
Net Income                                                             767,555                                          767,555
Cash Dividends Declared                                               (329,327)                                        (329,327)
Treasury Stock Sales             354                      (1,770)                    12,390                              10,620
			     -------   -----------   -----------   ------------  ----------      ----------        ------------
BALANCE AT
DECEMBER 31, 1992            439,339   $ 2,239,775   $ 1,998,230   $ 7,325,067   $ (301,560)                       $ 11,261,512
Net Income                                                             301,696                                          301,696
Cash Dividends Declared                                               (329,504)                                        (329,504)
Treasury Stock Sales             426                      (5,112)                    14,910                               9,798
			     -------   -----------   -----------   ------------  ----------      ----------        ------------
BALANCE AT
DECEMBER 31, 1993            439,765   $ 2,239,775   $ 1,993,118   $ 7,297,259   $ (286,650)                       $ 11,243,502
Net Income                                                           1,231,511                                        1,231,511
Cash Dividends Declared                                               (436,741)                                        (436,741)
Treasury Stock Sales           4,467                                                110,000                             110,000
Treasury Stock Purchases     (16,566)                                              (407,938)                           (407,938)
Unrealized Loss on Securities
  Available for Sale                                                                             $ (134,616)           (134,616)
			     -------   -----------   -----------  ------------  -----------      ----------        ------------
BALANCE AT
DECEMBER 31, 1994            427,666   $ 2,239,775   $ 1,993,118  $  8,092,029  $  (584,588)     $ (134,616)       $ 11,605,718
			     =======   ===========   ===========  ============  ===========      ==========        ============

Cash dividends per share were $1.00 in 1994, $.75 in 1993 and 1992.

See notes to consolidated financial statements.

	CONSOLIDATED STATEMENTS OF CASH FLOWS
	SMITHTOWN BANCORP
								   Year Ended December 31,
						     1994                    1993                    1992
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                           $       1,231,511       $       301,696         $       767,555
Adjustments to reconcile net income to
  net cash provided by operating activities:
	Valuation Reserve for Other Real Estate Owned          335,000               715,171                       0
	Depreciation on Premises and Equipment                 408,082               401,211                 286,456
	Provision for Possible Loan Losses                     120,000             1,364,329               1,096,000
	Gain on Sale of Investment Securities                  (22,695)             (240,110)                (55,161)
	Amortization of Transition Obligation                   74,200                22,153                       0
	Increase (Decrease) in Interest Payable                 27,426               (17,219)                (56,500)
	Increase in Miscellaneous Payables
	  and Accrued Expenses                                  23,342                63,797                   9,274

	Decrease in Fees and Commissions
	  Receivable                                            34,595                35,565                  96,272
	Decrease in Interest Receivable                        133,445               263,863                 310,417
	(Increase) Decrease in Prepaid Expenses               (404,119)              (16,213)                 94,594
	Increase in Miscellaneous Receivables                 (107,308)               (2,092)                      0
	(Increase) Decrease in Income Taxes
	  Receivable                                           (54,905)             (151,922)                 21,111
	(Increase) Decrease in Deferred Taxes                  (56,376)               68,494                (208,575)
	Decrease in Accumulated Postretirement
	  Benefit Obligation                                   (58,157)                    0                       0

	Amortization of Investment Security Premiums
	  and Accretion of Discounts                           347,694                49,772                 172,506
						     -----------------       ---------------         ---------------
		Total Adjustments                              800,224             2,556,799               1,766,394
						     -----------------       ---------------         ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
	Proceeds from Disposition of Investment
	   Securities - Held to Maturity                    18,881,792            31,692,492              16,959,247
		      - Available for Sale                   4,939,590                     0                       0
	Purchase of Investments Held to Maturity           (12,306,707)          (40,101,344)            (22,723,342)
	Federal Funds Sold, Net                              2,300,000             1,050,000                 200,000
	Loans Made to Customers, Net                       (18,176,533)            2,276,498              (3,312,489)
	Purchase of Premises and Equipment                    (265,156)             (137,904)             (1,045,211)
	Payments for Other Assets                                    0                     0                 (14,036)
	Proceeds from Sale of Other Real
	  Estate Owned                                         621,314             2,432,720                       0
						     -----------------       ---------------         ---------------
		CASH USED IN INVESTING ACTIVITIES           (4,005,700)           (2,787,538)             (9,935,831)
						     -----------------       ---------------         ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
	Net (Decrease) Increase in Demand Deposits,
	  NOW Accounts and Savings Accounts                 (7,300,072)             (944,925)             12,116,619
	Net Increase (Decrease) in Time Deposits             1,153,210              (152,318)             (3,468,219)
	Cash Dividends Paid                                   (329,824)             (329,504)               (768,312)
	Securities Sold Under Agreements to
	  Repurchase                                         9,003,500                     0                       0
	Purchase of Treasury Stock                            (407,938)                    0                       0
	Proceeds from Sale of Treasury Stock                   110,000                 9,798                  10,620
	Mortgage Payable                                             0                     0                 (49,089)
						     -----------------       ---------------         ---------------
		CASH PROVIDED BY/(USED) IN
			FINANCING ACTIVITIES                 2,228,876            (1,416,949)              7,841,619
						     -----------------       ---------------         ---------------
		Net Increase/(Decrease) in Cash
			and Due from Banks                     254,911            (1,345,992)                439,737
		Cash and Due from Banks, Beginning           5,700,739             7,046,731               6,606,994
						     -----------------       ---------------         ---------------
		Cash and Due from Banks, Ending      $       5,955,650       $     5,700,739         $     7,046,731
						     =================       ===============         ===============
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
	Cash Paid During the Year for:
	  Interest                                   $         112,672       $             0         $             0
	  Income Taxes                                         773,781               122,773                 448,723

SCHEDULE OF NONCASH INVESTING ACTIVITIES
	Loans Transferred to Other Real Estate Owned $       1,235,368       $     1,477,738         $     3,242,937

			      See notes to consolidated financial statements.

	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS
	The consolidated financial statements include the accounts of Smithtown Bancorp (the "Bancorp"), established in November 1984, and its wholly-owned subsidiary, Bank of Smithtown (the "Bank"). All material intercompany transactions have been eliminated. The Bank's primary activities include real estate, commercial and consumer lending in Suffolk County, New York.

INVESTMENT SECURITIES
	On January 1, 1994 the Bank adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). In accordance with SFAS 115, prior years' financial statements have not been restated to reflect the change in accounting method. There was no cumulative effect as a result of adopting SFAS 115.
	The Bank's investments in securities are classified in two categories and accounted for as follows:
	- SECURITIES TO BE HELD TO MATURITY - Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.
	- SECURITIES AVAILABLE FOR SALE - Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.
	Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.
	Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS
	Loans are recorded at the principal amount outstanding from which unearned discount and the reserves for loan losses are deducted to obtain net loans.
	Interest on loans is credited to income based on the principal amount outstanding. The accrual of interest on a loan is discontinued when in the opinion of management there is doubt about the ability of the borrower to pay interest or principal. Management may continue to accrue interest when it determines that a loan and related interest are adequately secured and in the process of collection. Unearned discounts are generally amortized over the term of the loan using the interest method.

RESERVE FOR POSSIBLE LOAN LOSSES
	The reserve for possible loan losses is established through a provision for loan losses charged to expense. Loans are charged against the reserve for possible loan losses when management believes the collectibility of the principal is unlikely. The reserve for possible loan losses is based on management's evaluation of the loan portfolio. Management believes that the reserve for possible loan losses is adequate. While management uses available information, including appraisals, to estimate potential losses on loans, further additions to the reserve may be necessary based on changes in economic conditions.

BANK PREMISES AND EQUIPMENT
	Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets as follows:


Bank Premises                   25-30 years
Leasehold Improvements          5-50 years
Furniture and Equipment         10 years

OTHER REAL ESTATE OWNED
	Included in other assets is real estate held for sale which is acquired principally through foreclosure or a similar conveyance of title and is carried at the lower of cost or fair value minus estimated costs to sell the property. Any write-downs at the dates of acquisition are charged to the Reserve for Possible Loan Losses. Revenues and expenses associated with holding such assets are recorded through operations when realized.

OTHER REAL ESTATE OWNED VALUATIONS RESERVE ACCOUNT
	The valuation reserve account is established through a Loss on Other Real Estate Owned charged to expenses. Properties held in Other Real
Estate Owned are periodically valued through appraisals, and are written down to fair market value based on management's evaluation of these appraisals. Specific reserves are allocated to the properties as necessary, and these reserves may be adjusted based on changes in economic conditions.

INCOME TAXES
	The tax provision as shown in the consolidated statements of income relates to items of income and expense reflected in the statements after appropriate deduction of tax-free income, principally nontaxable interest from obligations of state and political subdivisions. Deferred taxes are provided for timing differences related to depreciation, loan loss provisions, post retirement benefits, and investment securities which are recognized for financial accounting purposes in one period and for tax purposes in another period.

TRUST ASSETS
	Assets belonging to trust customers that are held in fiduciary or agency capacity by the Bank are not included in the financial statements since they are not assets of the Bank. Deposits held in fiduciary or agency capacity in the normal course of business are reported in the applicable deposit categories of the consolidated balance sheets.

EARNINGS PER SHARE
	Earnings per share is computed based on the weighted average number of shares outstanding.

STATEMENTS OF CASH FLOWS
	For the purposes of the Statement of Cash Flows, the Bank considers Cash and Due from Banks as Cash and Cash Equivalents.

SUMMARY OF RETIREMENT BENEFITS ACCOUNTING
	In December 1990, the FASB issued Statement of Financial Accounting Standards No. 106 (SFAS No. 106) "Employers' Accounting for
Postretirement Benefits Other Than Pensions" which was implemented in
1993. This statement established accounting standards for postretirement benefits other than pensions (hereinafter referred to as postretirement benefits). The statement principally focuses on health care benefits, although it applies to all forms of postretirement benefits other than pensions. SFAS No. 106 changed the Bank's practice of accounting for postretirement benefits from a cash basis to an accrual basis. This statement requires that the estimated costs of postretirement benefits other than pensions be accrued over the period earned rather than expenses as incurred.

NOTE B. INVESTMENT SECURITIES
		       The carrying amounts of investment securities as shown in the consolidated balance sheets and their fair values at December 31 were as follows:

							     Gross       Gross
					     Amortized       Unrealized  Unrealized      Fair
					     Cost            Gains       Losses          Value
SECURITIES AVAILABLE FOR SALE:
	DECEMBER 31, 1994
	  Obligations of U.S. Government     $  10,086,065   $  35,012   $   (65,453)     $  10,055,624
	  Obligations of U.S. Government
		 Agencies                        1,000,000           0      (102,188)           897,812
	  Mortgage-Backed Securities             2,145,263         520       (99,988)         2,045,795
	  Other Securities                         127,200           0             0            127,200
					     -------------   ---------   -----------      -------------
	      TOTAL                          $  13,358,528   $  35,532   $  (267,629)     $  13,126,431
					     =============   =========   ===========      =============

   At December 31, 1993 there were no Investment Securities classified as Available for Sale.

							     Gross         Gross
					     Amortized       Unrealized    Unrealized      Fair
					     Cost            Gains         Losses          Value
SECURITIES TO BE HELD TO MATURITY:
	DECEMBER 31, 1994
	  Obligations of U.S. Government     $   3,019,956   $         0   $  (174,169)     $   2,845,787
	  Obligations of U.S. Government
		 Agencies                        2,051,544             0      (187,169)         1,864,375
	  Mortgage-Backed Securities            34,761,443         3,033    (2,866,502)        31,897,974
	  Obligations of State and Political
		 Subdivisions                    6,137,424       141,582       (11,947)         6,267,059
	  Other Securities                               0             0             0                  0
					     -------------   -----------   -----------      -------------
	      TOTAL                          $  45,970,367   $   144,615   $(3,239,787)     $  42,875,195
					     =============   ===========   ===========      =============

	DECEMBER 31, 1993
	  Obligations of U.S. Government     $  28,158,418   $   723,821   $    (6,733)     $  28,875,506
	  Obligations of U.S. Government
		 Agencies                        2,000,046        22,074             0          2,022,120
	  Mortgage-Backed Securities            34,835,122       189,318      (144,275)        34,880,165
	  Obligations of State and Political
		Subdivisions                     5,768,253       397,069          (255)         6,165,067
	  Other Securities                         127,200             0             0            127,200
					     -------------   -----------   -----------      -------------
	      TOTAL                          $  70,889,039   $ 1,332,282  $  (151,263)     $  72,070,058
					     =============   ===========   ===========      =============

	The book and market value of investment in debt securities by maturity at December 31, 1994 and December 31, 1993 are as follows:

							 1994                            1993
						 Book            Market           Book          Market
						 Value           Value            Value         Value
TYPE AND MATURITY GROUPING
SECURITIES HELD TO MATURITY:
	Obligations of U.S. Government
	  Within 1 year                          $  1,001,100    $  1,001,100     $  15,950,249 $ 16,151,440
	  After 1 year, but within 5 years          2,018,856       1,844,687        12,208,169   12,724,066
	  After 5 years, but within 10 years                0               0                 0            0
						 ------------    ------------     ------------- ------------
		TOTAL OBLIGATIONS OF U.S.
		  GOVERNMENT                     $  3,019,956    $  2,845,787     $  28,158,418 $ 28,875,506
						 ============    ============     ============= ============
	Obligations of U.S. Government Agencies
	  Within 1 year                          $          0    $          0     $           0 $          0
	  After 1 year, but within 5 years                  0               0                 0            0
	  After 5 years, but within 10 years        2,051,544       1,864,375         2,000,046    2,022,120
						 ------------    ------------     ------------- ------------
		TOTAL OBLIGATIONS U.S. GOVERNMENT
		  AGENCIES                       $  2,051,544    $  1,864,375     $   2,000,046 $  2,022,120
						 ============    ============     ============= ============
	Mortgage-Backed Securities
	  Within 1 year                          $          0    $          0     $           0 $          0
	  After 1 year, but within 5 years         12,876,365      11,831,293         9,408,950    9,455,628
	  After 5 years, but within 10 years        5,013,439       4,544,382        16,505,634   16,536,699
	  After 10 years                           16,871,639      15,522,299         8,920,538    8,887,838
						 ------------    ------------     ------------- ------------
	       TOTAL MORTGAGE-BACKED SECURITIES  $ 34,761,443    $ 31,897,974     $  34,835,122 $ 34,880,165
						 ============    ============     ============= ============
	Obligations of State and Political
	  Subdivisions
	  Within 1 year                          $  1,471,663    $  1,477,530     $     643,030 $    652,161
	  After 1 year, but within 5 years          3,160,475       3,245,308         2,355,881    2,474,631
	  After 5 years, but within 10 years        1,322,786       1,365,491         2,769,342    3,038,275
	  After 10 years                              182,500         178,730                 0            0
						 ------------    ------------     ------------- ------------
		TOTAL OBLIGATIONS OF STATE AND
		  POLITICAL SUBDIVISIONS         $  6,137,424    $  6,267,059     $   5,768,253 $  6,165,067
						 ============    ============     ============= ============
SECURITIES AVAILABLE FOR SALE:
	Obligations of U.S. Government
	  Within 1 year                          $  5,015,855    $  5,037,812     $           0 $          0
	  After 1 year, but within 5 years          5,070,210       5,017,812                 0            0
	  After 5 years, but within 10 years                0               0                 0            0
						 ------------    ------------     ------------- ------------
		TOTAL OBLIGATIONS OF U.S.
		  GOVERNMENT                     $ 10,086,065    $ 10,055,624     $           0 $          0
						 ============    ============     ============= ============
	Obligations of U.S. Government Agencies
	  Within 1 year                          $          0    $          0     $           0 $          0
	  After 1 year, but within 5 years                  0               0                 0            0
	  After 5 years, but within 10 years        1,000,000         897,812                 0            0
						 ------------    ------------     ------------- ------------
		TOTAL OBLIGATIONS U.S. GOVERNMENT
		  AGENCIES                       $  1,000,000    $    897,812     $           0 $          0
						 ============    ============     ============= ============
	Mortgage-Backed Securities
	  Within 1 year                          $          0    $          0     $           0 $          0
	  After 1 year, but within 5 years            515,123         514,468                 0            0
	  After 5 years, but within 10 years          177,370         176,000                 0            0
	  After 10 years                            1,452,770       1,355,327                 0            0
						 ------------    ------------     ------------- ------------
		TOTAL MORTGAGE-BACKED SECURITIES $  2,145,263    $  2,045,795     $           0 $          0
						 ============    ============     ============= ============

	At December 31, 1994 and 1993 there were no Obligations of State and Political Subdivisions included in the Available for Sale portfolio.

	Gross unrealized gains for the above investments amounted to $180,147 and $1,332,282 in 1994 and 1993, respectively while gross unrealized losses amounted to $3,507,416 and $151,263 in 1994 and 1993, respectively.
	Obligations of the U.S. Government and Mortgage-Backed Securities having a book value of $11,498,093 and a market value of $10,834,183 were pledged to secure public deposits. No municipality maintains deposits exceeding ten percent of stockholders' equity.
	Gross realized gains on sales of Securities Available for Sale in 1994 and on securities sold in 1993 were:

						      1994       1993
Gross Realized Gains:
	U.S. Government and Agency Securities  $    22,695  $ 240,110
					       ===========  =========

	During the year the Bank entered into various repurchase agreements. These borrowings at December 31, 1994 totalled $9,003,500 at an average interest cost of 5.15%. These repurchase agreements expire during January 1995. Repurchase agreements consist of Treasury Notes
($6,172,500) and Mortgage-Backed Securities ($2,831,000).


NOTE C. LOANS
	Loans as of December 31, consisted of the following:

						      1994            1993
Real Estate Loans, Construction                       $   3,251,180   $   1,770,510
Real Estate Loans, Other
	Commercial                                       29,829,012      26,207,899
	Residential                                      15,868,020      19,245,096
Commercial and Industrial Loans                          14,155,310      11,485,021
Loans to Individuals for Household, Family and Other
	Personal Expenditures                            17,307,349       6,104,378
All Other Loans (Including Overdrafts)                       80,383          82,544
						      -------------   -------------
Total Loans, Gross                                       80,491,254      64,895,448
Less:  Unearned Discount on Loans                          (707,034)       (943,968)
						      -------------   -------------
	TOTAL LOANS (NET OF UNEARNED DISCOUNT)        $  79,784,220   $  63,951,480
						      =============   =============

	Collateral varies, but generally includes residential and income producing commercial properties as well as automobiles on personal loans.

	Fair Value of Loans at December 31, 1994, are as follows:

					       Book Value              Fair Value
Construction Loans                             $   3,251,180           $   3,229,141
Residential Adjustable Rate Mortgages              9,090,855               8,638,533
Residential Fixed Rate Mortgages                   6,208,929               5,942,087
Commercial Adjustable Rate Mortgages              18,121,894              16,720,423
Commercial Fixed Rate Mortgages                   10,014,393               9,900,210
Demand Loans Secured by Real Estate                2,260,961               2,260,509
Commercial Time and Demand Loans                   9,610,359               9,494,716
Consumer Time and Demand Loans                     1,508,695               1,496,220
Installment and All Other Loans
	(Net of Unearned Discount)                19,716,954              18,634,872
					       -------------           -------------
	Total                                  $  79,784,220           $  76,316,711
					       =============           =============

	Generally, recognition of interest income is discontinued where reasonable doubt exists as to the full collectibility of principal or interest. At December 31, 1994 and 1993, loans with unpaid principal balances of $1,213,868 and $1,496,365 respectively, on which the Bank is no longer accruing interest income, are included in the amounts listed above. The Bank expects to recover a portion of the principal balance included in the nonaccrual category at December 31, 1994 through work-out arrangements and the liquidation of collateral. If the Bank had accrued interest income on loans which were in a nonaccrual status at year-end, its interest income would have increased by approximately $25,591 in 1994 and $137,574 in 1993. Loans contractually past due 90 days or more and still accruing interest amounted to $97,177 and $417,636 in 1994 and 1993, respectively. During 1994, $1,235,368 of loans, net of an allocated portion of the Allowance for Possible Loan Losses, were transferred to Other Real Estate Owned.
	The book value of Other Real Estate Owned net of valuation reserve of $760,000 is $5,589,789 as of December 31, 1994. The fair value as of this date was $6,207,500.

	Information concerning interest income on nonaccrual loans and Other Real Estate Owned (OREO) at December 31, is as follows:

						       OREO                          Nonaccrual
(in thousands)                                 1994            1993            1994            1993
Amount Outstanding                             $   6,350       $   5,814       $  1,214        $  1,496
Less: Valuation Reserve                              760             505              0               0
					       ---------       ---------       --------        --------
Net                                                5,590           5,309          1,214           1,496
					       =========       =========       ========        ========
Gross interest income which would have
	been recorded during the year under
	original terms                               642             703             26             138
Gross interest income recorded during
	the year                                       0               0             18              16
OREO Operating Expense                               275             537             -               -

	The Bank has granted loans to officers, directors and principal shareholders of the Bancorp and to their associates. Related party loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. The aggregate dollar amount of these loans was $493,839 and $1,853,426 at December 31, 1994 and 1993. During 1994, $204,685 of new loans were made, repayments totalled $442,513, $1,070,000 in principal was transferred to Other Real Estate Owned, and $51,759 of loans were reclassified as non-related party loans. During the year, a director of the Bank, whose loans were in nonaccrual status, sold 16,566 shares of Smithtown Bancorp stock back to the Bancorp. The proceeds from the sale were used as a principal reduction of $309,677 and interest payments of $98,261 on these nonaccrual loans. The balance of the loans were then moved to Other Real Estate Owned.

NOTE D. ALLOWANCE FOR POSSIBLE LOAN LOSSES
Transactions in the allowance for the year ending December 31 were as follows:

					      1994                1993            1992
BALANCE, JANUARY 1                            $  1,500,829        $  2,050,445    $  1,496,624
Add:
	Recoveries                                  38,958              13,341          32,214
	Provision Charged to Current Expense       120,000           1,364,329       1,096,000
					      ------------        ------------    ------------
	     TOTAL                               1,659,787           3,428,115       2,624,838
Less:  Charge-Offs                                 297,383           1,927,286         574,393
					      ------------        ------------    ------------
   BALANCE, DECEMBER 31                       $  1,362,404        $  1,500,829    $  2,050,445
					      ============        ============    ============

NOTE E.  BANK PREMISES AND EQUIPMENT
  Bank premises and equipment as of December 31 at cost is as follows:

						   1994                    1993
Land                                               $     92,650            $       92,650
Bank Premises                                         1,759,371                 1,803,679
Leasehold Improvements                                1,664,737                 1,611,262
Furniture and Equipment                               2,472,555                 2,231,744
						   ------------            --------------
		TOTAL                                 5,989,313                 5,739,335
Less:  Accumulated Depreciation and Amortization      2,822,164                 2,429,260
						   ------------            --------------
		TOTAL                              $  3,167,149            $    3,310,075
						   ============            ==============

NOTE F. EMPLOYEE BENEFITS
A 401(k) defined contribution plan was
established by the Bank during 1986. All employees who have attained age 21 with one continuous year of service may participate in the Plan through voluntary contributions of up to 14% of their compensation. The Plan requires that the Bank match 50% of an employee's contribution up to 2% of the participating employee's compensation. The Bank's 401(k) contribution for 1994, 1993, and 1992, amounted to $58,173, $59,358 and $58,613, respectively.

	A defined contribution plan was established by the Bank as of January 1, 1990. During 1994, the Bank established an Employee Stock Ownership Plan (ESOP) for substantially all of its employees. The ESOP replaced the Defined Contribution Plan. Eligibility requirements for the ESOP remain the same as for the Defined Contribution Plan and include one year of continuous service and attaining an age of 21. Contributions to the ESOP are made at the discretion of the Board of Directors. During 1994, the ESOP used the Bank's contribution of $110,000 to purchase 4,467 shares at $24.63 per share for employees.
During January 1995 the Plan purchased an additional 4,873 shares. The Bank contributed $110,000 to the Defined Contribution Plan for the 1993 and 1992 plan years, respectively.
	In 1993 the Company adopted SFAS No. 106 "Employers' Accounting for Post-Retirement Benefits Other Than Pensions", which requires a calculation of the actuarial present value of expected benefits to be paid to employees after their retirement and an allocation of the cost of those benefits to the periods for which employees rendered service.
The Bank pays a fixed amount for health insurance coverage that covers all employees that had retired as of December 31, 1993. There is no benefit for employees retiring after that date. The accrued post-retirement benefit recognized during 1994 includes an interest cost of $42,400 assuming a discount rate of 7% and amortization of $31,800, which represents the unrecognized transition obligation as of January 1, 1994 amortized using a straight-line method over a twenty year period.
The only benefit available after retirement is participation in Group Insurance Plans.

NOTE G. INCOME TAXES
Federal and State Income Taxes prepaid as of December 31, included in other assets in 1994 and 1993 are as follows:

			    1994                    1993
Current                 $       245,148     $       190,243
Deferred                        447,688             293,821
			---------------     ---------------
		TOTAL   $       692,836     $       484,064
			===============     ===============
  Provisions for current income taxes are as follows:
			      1994            1993              1992
Federal:
	Current         $   364,621     $    40,764      $     389,919
	Deferred            124,879         (54,838)          (169,750)
			-----------     ------------     -------------
Total Federal               489,500         (14,074)           220,169
			-----------     ------------     -------------
New York State:
	Current             144,025          44,813             79,915
	Deferred             28,975         (13,656)           (38,825)
			-----------     ------------     -------------
Total New York State        173,000          31,157             41,090
			-----------     ------------     -------------
		TOTAL   $   662,500     $    17,083      $     261,259
			===========     ============     =============
	A reconciliation of the federal statutory tax rate to the required tax rate based on income before income taxes is as follows:

				       1994                                1993                              1992
				Tax             Pretax             Tax             Pretax             Tax             Pretax
				Amount          Income(%)          Amount          Income(%)          Amount          Income(%)
Federal Statutory Rate          $   643,964      34.00             $   108,427      34.00             $  349,797       34.00
Increase (Reduction) of
	Taxes Resulting From:
	Tax Exempt Interest        (118,767)    (18.44)               (113,969)    (35.74)              (112,854)     (10.97)
	State Income Taxes Net
	      of Federal Income
	      Tax Benefit           114,180      17.73                  20,564       6.45                 27,119        2.64
	Other                        23,123       3.59                   2,061       0.65                 (2,803)      (0.27)
				-----------     ------             -----------     ------             ----------      ------
		TOTAL           $   662,500      36.88             $    17,083       5.36             $  261,259       25.40
				===========     ======             ===========     ======             ==========      ======

	Income taxes on investment securities transactions amounted to approximately $8,000 in 1994, $13,000 in 1993, and $14,000 in 1992.
	In 1993, the method of accounting for deferred income taxes was changed to comply with a change in generally accepted accounting principles. Under the new method, deferred income tax assets and liabilities are calculated based on their estimated effect on future cash flows. The method generally differs from the former method because sources of taxable income other than reversals of existing taxable temporary differences are considered in the deferred tax calculations. The calculations under the new method results in a net deferred tax asset of $447,688 as of the end of 1994.

	As of the end of 1994 deferred tax assets and (liabilities) were recognized for the taxable temporary differences related to loan loss provisions, depreciation, Other Real Estate Owned losses, Accounting for Postretirement Benefits Other than Pensions (SFAS 106), and Accounting for Investment Securities (SFAS 115), as presented below:

								Other Real
				Loan                            Estate
				Loss                            Owned           SFAS            SFAS
				Provision     Depreciation      Losses          106             115             Total
Balance Federal
	Deferred Tax            $  212,811    $  (226,598)      $  258,431      $  12,987       $  78,913       $  336,544
Balance New York State
	Deferred Tax                38,386         (9,671)          60,806          3,055          18,568          111,144
				----------    ------------      ----------      ---------       ---------       ----------
   Total Deferred tax           $  251,197    $  (236,269)      $  319,237      $  16,042       $  97,481       $  447,688
				==========    ============      ==========      =========       =========       ==========

NOTE H.  TIME DEPOSITS IN EXCESS OF $100,000
	At December 31, 1994 and 1993, time deposits in principal amounts of $100,000 or more were approximately $3,934,020 and $3,040,348 respectively. Interest expense on such deposits for the three years ended December 31, 1994 was $113,101, $112,961 and $179,938, respectively.
	Certificates of Deposit due to major shareholders, directors and their affiliates aggregated approximately $1,529,753 and $1,355,551 at December 31, 1994 and 1993, respectively.

NOTE I. STOCKHOLDERS' EQUITY
The Banking Law of the State of New York and the
Federal Reserve Board regulate the amount of cash dividends that may be paid without prior approval. Retained Earnings available for cash dividends were $1,971,685 at December 31, 1994.
	During 1993, the Bancorp sold 426 shares of treasury stock. During 1994, 16,566 shares were purchased from a director and 4,467 of these shares were resold to the Bank's Employee Stock Ownership Plan.

NOTE J. SMITHTOWN BANCORP (PARENT COMPANY ONLY)
Smithtown Bancorp has one wholly-owned
subsidiary, Bank of Smithtown.

BALANCE SHEETS
								As of December 31,
							    1994                1993
ASSETS
Cash and Due from Banks                                     $    139,643         $    29,826
Investment in Bank of Smithtown                               12,005,546          11,213,676
							    ------------        ------------
	     TOTAL                                          $ 12,145,189        $ 11,243,502
							    ============        ============
LIABILITIES
Cash Dividends Payable                                      $    106,916        $          0
Loan Payable - Bank of Smithtown                                 297,938                   0
							    ------------        ------------
		TOTAL                                            404,854                   0
							    ------------        ------------
STOCKHOLDERS' EQUITY
Common Stock - $5.00 Par Value:
	500,000 Shares Authorized; 447,955 Issued;
	427,666 Outstanding                                   2,239,775            2,239,775
Capital Surplus                                               7,859,463            7,859,463
Retained Earnings                                             2,225,685            1,430,914
Less:   Treasury Stock (20,289 and 8,190 Shares at Cost at
		December 31, 1994 and 1993, respectively)      (584,588)            (286,650)
							    ------------        ------------
		TOTAL STOCKHOLDERS' EQUITY                    11,740,335          11,243,502
							    ------------        ------------
		TOTAL                                       $ 12,145,189        $ 11,243,502
							    ============        ============

STATEMENTS OF INCOME AND RETAINED EARNINGS
						   Year Ended December 31,
					  1994            1993            1992
INCOME
Dividends from:
	Bank of Smithtown                 $   439,765     $   329,504     $   329,327
Other Expenses                                   (125)           (125)           (250)
					  ------------    -----------     -----------
Net Income Before Equity in Undistributed
	Earnings of Subsidiary                439,640         329,379         329,077
Equity in Undistributed Earnings of
	Subsidiary                            791,871         (27,683)        438,478
					  -----------     -----------     -----------
		NET INCOME                  1,231,511         301,696         767,555
Retained Earnings, January 1                1,430,914       1,458,722       1,020,494
Dividends Declared                           (436,740)       (329,504)       (329,327)
					  -----------     -----------     -----------
   RETAINED EARNINGS, DECEMBER 31         $ 2,225,685     $ 1,430,914     $ 1,458,722
					  ===========     ===========     ===========

STATEMENTS OF CASH FLOWS
						Year Ended December 31,
					  1994            1993            1992
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income Before Equity in Undistributed
	Earnings of Subsidiary                439,640         329,379         329,077
CASH FLOW (USED)/PROVIDED BY
	FINANCING ACTIVITIES:
Dividends Paid                               (329,823)       (329,504)       (768,312)
Purchase of Treasury Stock                   (407,938)          9,798          10,620
Sale of Treasury Stock                        110,000               0               0
					  -----------     -----------     -----------
CASH FLOW PROVIDED BY
	INVESTING ACTIVITIES:
	Loans, Net                            297,938               0               0
					  -----------     -----------     -----------
Net Increase (Decrease) in Cash               109,817           9,673        (428,615)
Cash Balance, Beginning                        29,826          20,153         448,768
					  -----------     -----------     -----------
   Cash Balance, Ending                   $   139,643     $    29,826     $    20,153
					  ===========     ===========     ===========

NOTE K. COMMITMENTS AND CONTINGENT LIABILITIES
As of December 31, 1994, the minimum rental commitments under non-cancelable operating leases for premises and equipment with initial terms in excess of one year are as follows:

1995                                    $       84,792
1996                                            69,850
1997                                            64,475
1998                                            45,350
1999                                            29,100
Subsequent to 1999                           1,111,759
					--------------
   Total                                $    1,405,326
					==============
	A number of leases include escalation provisions relating to real estate taxes and expenses.
	Rental expenses for all leases on premises and equipment amounted to $394,283 in 1994, $425,794 in 1993, and $569,933 in 1992.
	The Bank is required to maintain reserve balances with the Federal Reserve Bank of New York for reserve and clearing purposes. The average amount of these reserve balances for the year ended December 31, 1994 was $768,000.

NOTE L. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
LIMITATIONS
	Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Fair value estimates are based on many judgements. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumption could significantly affect the estimates.

	Fair value estimates are based on existing and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

	Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Bank's financial instruments.

CASH AND SHORT-TERM INVESTMENTS
	For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is at cost which is a reasonable estimate of fair value.

INVESTMENT SECURITIES
	For securities held to maturity and available for sale, fair values are based on quoted market prices.

LOANS AND MORTGAGE LOANS
	The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

DEPOSIT LIABILITIES
	The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable at the reporting date. This is recorded at cost which approximates the fair value of fixed maturity certificates of deposit which is estimated using the rates currently offered for deposits of similar remaining maturities.

NOTE M.  FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK AND
CONCENTRATIONS OF CREDIT RISK
The Bank is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. The Bank uses the same credit policies in making these commitments as it does for on balance sheet instruments.
	Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments may have fixed expiration dates or other termination clauses. At December 31, 1994 the Bank's total commitments to extend credit were $5,833,659. There were four performance standby letters of credit totalling $142,400 as of December 31, 1994. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but generally includes residential and income-producing properties.
	The total cash invested with three correspondent banks totalled $373,591 and $2,846,837 at December 31, 1994 and 1993, respectively.
The current FDIC insurance limit is $100,000 per bank.

NOTE N.  REGULATORY MATTERS
In January 1989, the Board of Governors of the
Federal Reserve Bank issued guidelines for the implementation of risk based capital requirements by U.S. Banks and bank holding companies. These guidelines have been revised along with minimum leverage ratios also set by the Federal Reserve Bank. Stockholders' equity increased by $362,216 or 3.22% in 1994, a result of increased retained earnings. The Bank's capital remains extremely strong by all regulatory guidelines. The following is a listing of the Bank's required and actual capital ratios.

			  1994 Actual       1993 Actual        Required

Tier I                         12.20%            14.49%           4.00%
Tier II                         1.25%             1.25%            **
Total Risk-Based Capital       13.45%            15.78%           8.00%
Leverage Ratio                  7.48%             7.31%           4.00%

**Tier II Capital is limited to maximum of 100% of Tier 1 Capital.

						     SELECTED FINANCIAL DATA
					    CONSOLIDATED AVERAGE BALANCE SHEET DATA

								  As of December 31,
(in thousands)                              1994            1993            1992            1991            1990
ASSETS
Cash and Due from Banks                     $       6,451   $       7,050   $       6,915   $       6,882   $       7,283
Investment Securities:
	Obligations of U.S. Government and
	  Agencies                                 22,387          37,327          40,469          36,777          47,571
	Mortgage-Backed Securities                 37,604          22,214          14,757           5,682               0
	Obligations of State and Political
	  Subdivisions                              6,180           5,990           6,121           3,943             150
	Other Investment Securities                   127             127             127             127             127
					    -------------   -------------   -------------   -------------   -------------
		Total Investment Securities        66,298          65,658          61,474          46,529          47,848
					    -------------   -------------   -------------   -------------   -------------
Federal Funds Sold                                  2,962           5,479           6,294          12,425          10,439
Loans (Net of Unearned Discount)                   71,448          67,675          68,727          74,992          73,289
	Less: Allowance for Possible Loan
	    Losses                                  1,507           2,115           1,486             842             658
					    -------------   -------------   -------------   -------------   -------------
Loans:  Net                                        69,941          65,560          67,241          74,150          72,631
Bank Premises and Equipment                         3,272           3,442           2,960           2,838           2,700
Other Assets
	Other Real Estate Owned                     4,902           7,595           5,607             230               0
	Other                                       2,623           3,157           2,826           2,502           2,231
					    -------------   -------------   -------------   -------------   -------------
		TOTAL                       $     156,449   $     157,941   $     153,317   $     145,556   $     143,132
					    =============   =============   =============   =============   =============

LIABILITIES
Deposits:
	Demand (Non-Interest Bearing)       $      34,872   $      34,005   $      32,557   $      30,159  $       31,300
	Money Market                               25,838          31,657          32,823          32,403          31,144
	Savings (including NOW)                    65,157          66,787          60,781          51,444          48,080
	Time                                       15,796          14,134          15,805          19,659          20,676
					    -------------   -------------   -------------   -------------   -------------
		Total Deposits                    141,663         146,583         141,966         133,665         131,200
Securities Sold Under Agreements to
	Repurchase                                  2,465               0               0               0               0
Other Liabilities                                     708             149             202             559             483
					    -------------   -------------   -------------   -------------   -------------
		Total Liabilities                 144,836         146,732         142,168         134,224         131,683
					    -------------   -------------   -------------   -------------   -------------
STOCKHOLDERS' EQUITY
Common Stock - $5.00 Par Value                      2,240           2,240           2,240           2,240           2,240
Capital Surplus                                     1,993           1,998           2,000           2,000           2,000
Unrealized Loss on Securities
	Available for Sale                            (20)              0               0               0               0
Retained Earnings                                   7,695           7,271           7,217           7,406           7,257
					    -------------   -------------   -------------   -------------   -------------
		Total                              11,908          11,509          11,457          11,646          11,497
		Less:  Treasury Stock                 295             300             308             314              48
					    -------------   -------------   -------------   -------------   -------------
		Total Stockholders' Equity         11,613          11,209          11,149          11,332          11,449
					    -------------   -------------   -------------   -------------   -------------
		TOTAL                       $     156,449   $     157,941   $     153,317   $     145,556   $     143,132
					    =============   =============   =============   =============   =============

						      SELECTED FINANCIAL DATA
						     CONSOLIDATED BALANCE SHEETS
								     As of December 31,
(in thousands)                              1994            1993            1992            1991            1990
ASSETS
Cash and Due from Banks                     $       5,956   $       5,701   $       7,047   $       6,607   $       8,599
Investment Securities Held to Maturity:
	Obligations of U.S. Government              3,020          28,159          39,245          34,446          40,978
	Obligations of U.S. Government
	  Agencies                                  2,052           2,000           2,022           2,033               0
	Mortgage-Backed Securities                 34,761          34,835          14,910          13,856               0
	Obligations of State and Political
	  Subdivisions                              6,137           5,768           6,017           6,478             245
	Other Securities                                0             127             127             127             127
					    -------------   -------------   -------------   -------------   -------------
		Total                              45,970          70,889          62,321          56,940          41,350
Investment Securities Available for Sale:
	Obligations of U.S. Government             10,056               0               0               0               0
	Obligations of U.S. Government
	  Agencies                                    898               0               0               0               0

	Mortgage-Backed Securities                  2,046               0               0               0               0
	Obligations of State and Political
	  Subdivisions                                  0               0               0               0               0
	Other Securities                              127               0               0               0               0
					    -------------   -------------   -------------   -------------   -------------
		Total                              13,127               0               0               0               0
		Total Investment Securities        59,097          70,889          62,321          56,940          41,350
Federal Funds Sold                                    200           2,500           3,550           3,750          10,600
Loans                                              80,491          64,896          70,008          70,739          78,435
	Less:  Unearned Discount                      707             944           1,560           1,969           2,446
	       Allowance for Possible Loan
		  Losses                            1,362           1,501           2,050           1,497             860
					    -------------   -------------   -------------   -------------   -------------
Loans, Net                                         78,422          62,451          66,398          67,273          75,129
Bank Premises and Equipment                         3,167           3,310           3,573           2,815           2,795
Other Assets
	Other Real Estate Owned                     5,590           5,309           8,151           5,059               0
	Other                                       4,520           3,560           2,887           2,934           2,386
					    -------------   -------------   -------------   -------------   -------------
		TOTAL                       $     156,952   $     153,720   $     153,927   $     145,378   $     140,859
					    =============   =============   =============   =============   =============
LIABILITIES
Deposits:
	Demand (Non-Interest Bearing)       $      34,656   $      35,312   $      35,424   $      31,332   $      31,919
	Money Market                               22,654          25,369          30,314          29,387          28,660
	Savings (including NOW)                    63,069          66,997          62,886          55,787          48,607
	Time                                       14,852          13,699          13,851          17,320          19,636
					    -------------   -------------   -------------   -------------   -------------
		Total Deposits                    135,231         141,377         142,475         133,826         128,822

Dividend Payable                                      107               0               0             439             447
Securities Sold Under Agreements to
	 Repurchase                                 9,003               0               0               0               0
Other Liabilities                                   1,005           1,099             190             300             540
					    -------------   -------------   -------------   -------------   -------------
		Total Liabilities                 145,346         142,476         142,665         134,565         129,809
					    -------------   -------------   -------------   -------------   -------------
STOCKHOLDERS' EQUITY
Common Stock - $5.00 Par Value                      2,240           2,240           2,240           2,240           2,240
Capital Surplus                                     1,993           1,993           1,998           2,000           2,000
Unrealized Loss on Securities
	 Available for Sale                          (135)              0               0               0               0
Retained Earnings                                   8,092           7,298           7,325           6,887           7,124
					    -------------   -------------   -------------   -------------   -------------
		Total                              12,190          11,531          11,563          11,127          11,364
		Less:  Treasury Stock                 584             287             301             314             314
					    -------------   -------------   -------------   -------------   -------------
		Total Stockholders' Equity         11,606          11,244          11,262          10,813          11,050
					    -------------   -------------   -------------   -------------   -------------
		TOTAL                       $     156,952   $     153,720   $     153,927   $     145,378   $     140,859
					    =============   =============   =============   =============   =============

					     SELECTED FINANCIAL DATA
					 CONSOLIDATED INCOME STATEMENTS
								  Year Ended December 31,
					    1994            1993            1992            1991            1990
INTEREST INCOME
Interest and Fees on Loans                  $   6,690,095   $  6,730,657    $  7,430,991    $  8,813,584    $  8,767,567
Interest on Federal Funds Sold                    117,440        167,520         230,199         695,826         850,800
Interest and Dividends on:
	Obligations of U.S. Government          1,235,897      2,205,419       2,553,259       2,728,853       3,812,529
	Obligations of U.S. Government
	  Agencies                                177,332        166,526         170,047         100,396          54,442
	Mortgage-Backed Securities              2,080,703      1,314,747       1,146,958         544,948               0
	Obligations of States and
	  Political Subdivisions                  369,338        355,572         362,718         236,865           9,346
	Other Securities                            7,632          7,632           7,632           7,632           7,632
					    -------------   ------------    ------------    ------------    ------------
		Total Interest Income          10,678,437     10,948,073      11,901,804      13,128,104      13,502,316

INTEREST EXPENSE
Money Market Accounts                             584,242        738,928       1,133,467       1,686,587       1,951,812
Certificates of Deposit of
	$100,000 and Over                         113,101        112,961         179,938         274,704         381,275
Other                                           1,708,624      1,847,872       2,543,814       3,465,968       3,575,461
Interest on Securities Sold Under
	Agreements to Repurchase                  127,223              0               0               0               0
					    -------------   ------------    ------------    ------------    ------------
		Total Interest Expense          2,533,190      2,699,761       3,857,219       5,427,259       5,908,548

		NET INTEREST INCOME             8,145,247      8,248,312       8,044,585       7,700,845       7,593,768
Provision for Possible Loan
	Losses                                    120,000      1,364,329       1,096,000       1,134,268         327,000
					    -------------   ------------    ------------    ------------    ------------
Net Interest Income After Provision
	for Possible Loan Losses                8,025,247      6,883,983       6,948,585       6,566,577       7,266,768

OTHER NON-INTEREST INCOME
Trust Department Income                           298,786        330,796         279,577         288,005         287,474
Service Charges on Deposit
	Accounts                                1,344,754      1,263,371       1,202,480       1,069,194       1,102,235
Other Income                                      433,731        441,934         359,996         251,018         241,792
Investment Security Gains                          22,695        240,110          55,161         162,847               0
					    -------------   ------------    ------------    ------------    ------------
		Total Other Non-Interest
		  Income                        2,099,966      2,276,211       1,897,214       1,771,064       1,631,501

OTHER OPERATING EXPENSES
Salaries                                        3,556,241      3,654,727       3,660,218       3,759,097       3,711,181
Pensions and Other Employee
	Benefits                                  832,603        862,213         822,934         792,244         803,596
Net Occupancy Expense                             905,538        848,704         834,375         781,043         744,086
Furniture and Equipment Expense                   582,663        589,701         650,723         655,234         649,881
Other Expenses                                  2,354,157      2,886,070       1,848,735       1,612,793       1,374,926
					    -------------   ------------    ------------    ------------    ------------
		Total Other Operating
		  Expenses                      8,231,202      8,841,415       7,816,985       7,600,411       7,283,670
					    -------------   ------------    ------------    ------------    ------------
Income Before Income Taxes                      1,894,011        318,779       1,028,814         737,230       1,614,599
Provision for Income Taxes                        662,500         17,083         261,259         205,826         601,456
					    -------------   ------------    ------------    ------------    ------------
		Net Income                  $   1,231,511   $    301,696    $    767,555    $    531,404    $  1,013,143
					    =============   ============    ============    ============    ============

					   SELECTED FINANCIAL DATA
					  SUPPLEMENTARY INFORMATION

				 1994            1993            1992            1991            1990
PER SHARE DATA
Net Income                       $       2.80    $       0.69    $       1.75    $       1.21    $       2.31
Book Value                              27.14           25.57           25.64           24.63           25.17

DIVIDENDS DECLARED
Cash Dividends per Share                 1.00            0.75            0.75            1.75            1.75
Cash Dividends Declared          $    436,741    $    329,504    $    329,327    $    768,224    $    782,702
Dividend Payout Ratio(%)                35.46          109.22           99.90          144.56           77.25

YEAR-END DATA
Total Assets                      156,951,687     153,720,337     153,926,652     145,378,347     140,858,772
Total Deposits                    135,230,577     141,377,440     142,474,683     133,826,282     128,822,213
Total Stockholders'
	Equity                     11,605,718      11,243,502      11,261,512      10,812,664      11,049,484
Total Trust Assets                 62,452,427      67,128,712      64,416,736      60,514,741      53,692,687
Number of Shares
	Outstanding                   427,666         439,765         439,339         438,985         438,985

SELECTED RATIOS                  %               %               %               %               %
Net Income to:
	Total Income                     9.64            2.28            5.56            3.56            6.69
	Average Total Assets             0.79            0.19            0.50            0.36            0.71
	Average Stockholders'
	  Equity                        10.61            2.70            6.88            4.68            8.85
Average Stockholders'
	Equity to Average Assets         7.44            7.08            7.27            7.78            8.00

	Because the common stock of Smithtown Bancorp is not actively traded, management is not always aware of sale prices of stock traded privately or through brokerage firm. The following prices are based on estimates of such sales.
						     Cash
						     Dividend
By Quarter           High            Low             Declared
1994
First Quarter       $       23.000  $       23.000  $       0.25
Second Quarter              23.000          23.000          0.25
Third Quarter               23.000          23.000          0.25
Fourth Quarter              24.625          24.000          0.25
		    --------------  --------------  ------------
	 Total                                      $       1.00
						    ============
						    Cash
						    Dividend
By Quarter          High            Low             Declared
1993
First Quarter       $       30.000  $       30.000  $       0.50
Second Quarter              30.000          30.000          0.25
Third Quarter               30.000          30.000          0.00
Fourth Quarter              23.000          21.500          0.00
		    --------------  --------------  ------------
	     Total                                  $       0.75
						    ============
						    Cash
						    Dividend
By Quarter          High            Low             Declared
1992
First Quarter       $       35.000  $       35.000  $       0.25
Second Quarter              35.000          35.000          0.25
Third Quarter               35.000          30.000          0.25
Fourth Quarter              35.000          30.000          0.00
		    --------------  --------------  ------------
	 Total                                      $       0.75
						    ============

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SUMMARY
	Smithtown Bancorp is a one-bank holding company formed in 1984. The majority of its income is derived from the operations of its sole subsidiary - Bank of Smithtown. The Bank operates six full service offices in Western Suffolk County, and offers a full line of consumer and commercial products, including a Trust Department. The Bank's investment portfolio consists of short-term U.S. Treasury Notes and short to medium term fixed and adjustable rate Mortgage-Backed Securities and Municipal Securities. The investment portfolio provides one source of interest income to the Bank, and serves additionally as a source of liquidity. The Bank's loan portfolio is the single greatest contributor of interest income and consists of construction loans, residential and commercial real estate loans, commercial and industrial loans and various types of consumer loans including indirect automobile loans. A significant portion of the portfolio is comprised of adjustable rate products. Loan growth during 1994 was substantial as can be seen from the Bank's balance sheet. Although average yield on the loan portfolio declined slightly from 1993 to 1994, loan income continues to be the driving force behind earnings. The Bank funds most of its investment and loan activities through its deposits, which consist of demand, savings, and money market accounts and certificates of deposit. Bank of Smithtown as most other banking institutions, felt the effects of disintermediation during 1994 and consequently saw a decrease in total deposits. In order to fund the greatly increased loan demand, the Bank entered into several short-term repurchase agreements which remained on the books throughout the year. Alternative sources of funding will be available to the Bank during 1995 if loan demand continues to increase as anticipated. The Bank's overall cost of funding remains very low by industry standards.

INTEREST INCOME
	Interest income was $10,678,437 for 1994 and $10,948,073 and $11,901,804 for 1993 and 1992. The decline is a result of lower rates on interest-earning assets.

INTEREST EXPENSE
	Interest expense for the year was $2,533,190 as compared to $2,699,761 and $3,857,219 for the prior two years. The decline in 1994 is primarily due to decreased level of deposits.

NET INTEREST INCOME
	Net interest income is the largest contributor to Bank earnings and it declined from 1993 by $103,065 or 1.0%, following an additional decline from 1992 to 1993 of $203,727 or .30%. Although market interest rates began climbing during 1994, and the banking industry in general experienced a tightening of margins, Bank of Smithtown's spread on average total interest earning assets was 5.99%, a level well above our peers. During 1993, this margin was 6.17%. Average rates on loans decreased from 10.27% in 1993 to 9.57% in 1994. Average rates on investment securities also declined from 6.45% to 6.13%. The average rate earned on interest earning assets declined by 4.05% from 8.14% to 7.81%. Rates on interest bearing deposits decreased from 2.41% to 2.25% during 1994. Inclusive of short-term repurchase agreements entered into by the Bank during the year, the average rate paid on interest bearing liabilities declined from 2.41% to 2.32%. As the rate environment continues to rise, Bank of Smithtown's net interest margin will naturally tighten, but due to the higher percentage of adjustable rate products on the asset side of the balance sheet, the Bank's interest rate sensitivity has become more controllable.

	The tables presented below show a comparative analysis of major areas of interest income, interest expense and resulting changes in net interest income. Variances in rate volume relationships have been allocated to rate.

AVERAGE BALANCE SHEET AND YIELD ANALYSIS
				    1994                                             1993

(in thousands)                        Average                         Average          Average                         Average
Tax Equivalent Basis                  Balance         Interest        Rate(%)          Balance         Interest        Rate(%)
ASSETS
Interest-Earning Assets:
	Investment Securities:
	  Taxable                     $      60,118   $     3,502         5.83         $   59,668      $    3,694         6.19
	  Nontaxable                          6,180           560         9.06              5,990             539         9.00
				      -------------   -----------         ----         ----------      ----------        -----
	Total Investment Securities          66,298         4,062         6.13             65,658           4,233         6.45
				      -------------   -----------         ----         ----------      ----------        -----
	Total Net Loans                      69,941         6,690         9.57             65,560           6,731        10.27
	Federal Funds Sold                    2,962           117         3.95              5,479             167         3.05
				      -------------   -----------         ----         ----------      ----------        -----
	Total Interest-Earning Assets       139,201        10,869         7.81            136,697          11,131         8.14
	Non-Interest-Earning Assets          17,248             0         0.00             21,244               0         0.00
				      -------------   -----------         ----         ----------      ----------        -----
		TOTAL ASSETS          $     156,449   $    10,869         6.94         $  157,941      $   11,131         7.05
				      =============   ===========         ====         ==========      ==========        =====
LIABILITIES
Interest-Bearing Liabilities:
   Savings Deposits (including
	  NOW)                        $      65,157   $     1,270         1.95         $   66,787      $    1,479         2.21
	Money Market Accounts                25,838           584         2.26             31,657             739         2.33
	Certificates of Deposit              15,796           552         3.50             13,421             482         3.59
				      -------------   -----------         ----         ----------      ----------        -----
Total Interest-Bearing
	Deposits                            106,791         2,406         2.25            111,865           2,700         2.41
Securities Sold Under
	Agreements to Repurchase              2,465           127         5.15                  0               0         0.00
				      -------------   -----------         ----         ----------      ----------        -----
Total Interest-Bearing
	Liabilities                         109,256         2,533         2.32            111,865           2,700         2.41
				      -------------   -----------         ----         ----------      ----------        -----
Non-Interest Bearing
	Liabilities:
	Demand Deposits                      34,872             0         0.00             34,005               0         0.00
	Other                                   708             0         0.00                862               0         0.00
				      -------------   -----------         ----         ----------      ----------        -----
		TOTAL LIABILITIES           144,836         2,533         1.75            146,732           2,700         1.84
STOCKHOLDERS' EQUITY                         11,613             0         0.00             11,209               0         0.00
				      -------------   -----------         ----         ----------      ----------        -----
		TOTAL                 $     156,449   $     2,533         1.62         $  157,941      $    2,700         1.71
				      =============   ===========         ====         ==========      ==========         ====
INTEREST MARGIN                                       $     8,336                                      $    8,431
Interest Spread on:
	Average Total Assets                                              5.32%                                           5.34%
	Average Total Interest-
	  Earning Assets                                                  5.99%                                           6.17%

Note: Interest and average rates are presented on a fully taxable equivalent basis. The effective tax rates used were 42% in 1994 and 1993. Nonperforming assets are included in the average balances.

RATE VOLUME RELATIONSHIPS OF INTEREST MARGIN ON EARNING ASSETS
						       1994/1993                            1993/1992
								 INCREASE(DECREASE) DUE TO CHANGE IN
								      Net                                 Net
(in thousands)                                Volume      Rate        Change      Volume       Rate       Change
Interest Income:
Investment Securities:
	Taxable                               $       28  $   (220)   $   (192)   $    302     $    (486) $    (184)
	Nontaxable                                    17         4          21         (12)            1        (11)
					      ----------  --------    --------    --------     ---------  ---------
		Total Investment Securities           45      (216)       (171)        290          (485)      (195)
Total Net Loans                                      450      (491)        (41)       (186)         (514)      (700)
Federal Funds Sold                                   (77)       27         (50)        (30)          (33)       (63)
					      ----------  --------    --------    --------     ---------  ---------
		Total Interest-Earning Assets        418      (680)       (262)         74        (1,032)      (958)
					      ----------  --------    --------    --------     ---------  ---------
Interest Expense:
	Savings Deposits                             (36)     (173)       (209)        201          (761)      (560)
	Money Market Accounts                       (136)      (19)       (155)        (40)         (354)      (394)
	Certificates of Deposits                      85       (15)         70         (74)         (129)      (203)
					      ----------  --------    --------    --------     ---------  ---------
		Total Interest-Bearing
		  Deposits                           (87)     (207)       (294)         87        (1,244)    (1,157)
Securities Sold Under Agreements
	To Repurchase                                  0       127         127           0             0          0
					      ----------  --------    --------    --------     ---------  ---------
		Total Interest-Bearing
		  Liabilities                        (87)      (80)       (167)         87        (1,244)    (1,157)
					      ----------  --------    --------    --------     ---------  ---------
		Changes in Interest Margin    $      505  $   (600)   $    (95)   $    (13)    $     212  $     199
					      ==========  ========    ========    ========     =========  =========

OTHER OPERATING INCOME
	The schedule below details items of non-interest income for the years ended December 31, 1994, 1993 and 1992.

					    1994                    1993                    1992
OTHER OPERATING INCOME
	Trust Department Income             $       298,786         $       330,796         $       279,577
	Service Charges on Deposit Accounts       1,344,754               1,263,371               1,202,480
	Other Income                                433,731                 441,934                 359,996
	Investment Security Gains                    22,695                 240,110                  55,161
					    ---------------         ---------------         ---------------
					    $     2,099,966         $     2,276,211         $     1,897,214
					    ===============         ===============         ===============

	The decline for 1994 in this category of income is primarily due to a lower volume of investment security sales and respective gains. During 1992 and 1993, the investment portfolio was significantly restructured in order to better position the Bank for a rising rate environment. During 1994 there was only a small amount of restructure necessary, and therefore, diminished sales activity.
Service charge income continues to account for a majority of non-interest income.

OTHER OPERATING EXPENSES
	Detailed below are the components of Other Operating Expenses for the years ended December 31, 1994, 1993 and 1992.

					     1994                    1993                    1992
OTHER OPERATING EXPENSES
	Salaries                             $       3,556,241       $       3,654,727       $       3,660,218
	Pensions and Other Employee Benefits           832,603                 862,213                 822,934
	Net Occupancy Expense                          905,538                 848,704                 834,375
	Furniture and Equipment Expense                582,663                 589,701                 650,723
	Other Expenses                               2,354,157               2,886,070               1,848,735
					     -----------------       -----------------       -----------------
					     $       8,231,202       $       8,841,415       $       7,816,985
					     =================       =================       =================

       This category represents non-interest related expenses, and declined by $610,213 or 6.90% from 1993 to 1994. Salary and benefit expense continued to decline from 1993, a result of both a small staff reduction as well as normal attrition. The major components of Other Operating Expenses responsible for the significant decline in this category, are those expenses related to nonperforming loans and Other Real Estate Owned. The Loss on Other Real Estate Owned, an expense account used to provide for declining values in Other Real Estate Owned properties, totalled $335,000 in 1994 as compared to $715,171 in 1993. The Valuation Reserve Account serves as the cushion for sales of Other Real Estate Owned properties below their carrying value. The level of this reserve is determined by management's evaluation of these properties based on current appraisals. At year end, through the $335,000 Loss on Other Real Estate Owned expense account, the Valuation Reserve reached a level of $760,080. Other legal expenses, real estate taxes and property maintenance costs for nonperforming loans and Other Real Estate Owned properties totalled $275,106 during 1994 and $537,751 in 1993. Another contributory expense in the Other Operating Expenses category is FDIC insurance, the cost of which declined in 1994 due to a greatly improved regulatory examination rating. FDIC insurance rates for banks are based on a combination of examination ratings and capital ratios, both of which are now considered strong for the Bank. An additional source of expense during 1994 for Bank of Smithtown is related to its re-entrance into the indirect automobile loan program. A third party servicer provided back office assistance to the Bank, thereby reducing need for additional staff and proprietary computer hardware and software. This servicing organization resulted in $132,659 of additional expense.

NET INCOME

	Net income for 1994 was $1,231,511 or $2.80 per share compared to $301,696 and $767,555 and $.69 and $1.75 per share for 1993 and 1992.
Net income increased by 308.2% from 1993 to 1994 and decreased by 60.7% from 1992 to 1993. The high level of income attained in 1994 was due to the aggressive position taken by management during 1993 to greatly improve asset quality and to provide maximum coverage for future losses.
 As a majority of nonperforming loans were charged- off last year, and asset quality continued to improve this year, it was management's decision to provide $120,000 as a Provision for Possible Loan Losses during 1994 compared to $1,364,329 during 1993. The Valuation Reserve for Other Real Estate Owned properties was also significantly increased during 1993 as part of the asset quality "cleanup". At that time, all properties were written down to fair value net of selling expenses. During 1994, four of these properties were sold, with related losses charged to the Valuation Reserve. $335,000 was added to this reserve during 1994 as an additional cushion for any future losses on the sale of these properties, as compared to $715,171 during 1993. All other expenses related to nonperforming loans and Other Real Estate Owned declined significantly during 1994, having a direct impact on increased earnings. There were many other factors that contributed to the high level of 1994 income. A further restructured investment portfolio now comprised of $36,807,238 in higher yielding Mortgage-Backed Securities was attained through the sale of U.S. Government Treasury Obligations and repurchase of an adjustable rate Government National Mortgage Association security. This transaction resulted in a gain of $22,695. This adjustable rate security serves to better position the Bank for a rising rate environment. Loan demand also increased significantly during 1994, as witnessed by an additional $15,832,740 in loan volume. Although the average yield on loans decreased by .70%, the increased volume of high quality loans will continue to generate significant interest income for the Bank. Two of the most significant indicators of the overall strength of a bank are derived from its net income. The first is the bank's return on average assets (ROAA) ratio which indicates how efficiently the bank is employing its assets. For 1994 and 1993, Bank of Smithtown's ROAA was .79 and .19, respectively. The second ratio is return on average equity (ROAE) which indicates the degree of capital utilization. ROAE for 1994 and 1993 was 10.61 and
2.70. The large increase in both of these ratios is reflective of the Bank's greatly improved performance.

INVESTMENT SECURITIES

	Investments at December 31, 1994 totalled $59,096,798 as compared to $70,889,039 at year end 1993. During 1994 funds available from maturing investment securities were channeled into new loans, as loan demand has been and continues to be very strong. The restructure of the portfolio involving the sale of U.S. Government Obligations and purchase of an adjustable rate Mortgage-Backed Security was effected in light of rising interest rates. In spite of this restructure, as can be seen from the percentage of Available for Sale Securities in proportion to the total portfolio, it remains management's intent to hold most securities to maturity. Various U.S. Government Obligations and Mortgage-Backed Securities provide collateral for municipal deposits.
	As a member of the Federal Reserve Bank, the Bank owns Federal Reserve Bank stock with a book value of $127,200. This stock has no maturity and has paid dividends at the rate of 6.0% for 1994 and 1993.

	The following schedule shows the book value of all Held to Maturity Securities and fair value of Available for Sale Securities as detailed in the Bank's balance sheet of December 31, 1994 and 1993.

SECURITIES HELD TO MATURITY                      1994           1993
Obligations of U.S. Government                  $  3,019,956  $  28,158,418
Obligations of U.S. Government Agencies            2,051,544      2,000,046
Mortgage-Backed Securities                        34,761,443     34,835,122
Obligations of State and Political Subdivisions    6,137,424      5,768,253
Other Securities                                           0        127,200
						------------  -------------
		Total                           $ 45,970,367  $  70,889,039
						============  =============

SECURITIES AVAILABLE FOR SALE                    1994             1993
Obligations of U.S. Government                  $ 10,055,624  $           0
Obligations of U.S. Government Agencies              897,812              0
Mortgage-Backed Securities                         2,045,795              0
Obligations of State and Political Subdivisions            0              0
Other Securities                                     127,200              0
						------------  -------------
		Total                           $ 13,126,431  $           0
						============  =============

		The tables below break down the investment securities by portfolio, weighted average maturity, and weighted average yield as of December 31, 1994 and 1993.

WEIGHTED AVERAGE MATURITY
SECURITIES HELD TO MATURITY
						  1994                    1993
Obligations of U.S. Government                     2 yrs.  4 mos.          1 yr.   4 mos.
Obligations of U.S. Government Agencies            7 yrs.  0 mos.          6 yrs. 11 mos.
Mortgage-Backed Securities                        11 yrs.  1 mos.         10 yrs.  7 mos.
Obligations of State and Political Subdivisions    3 yrs. 11 mos.          4 yrs.  3 mos.
Other Securities                                          -                     -
						  ---------------         ---------------
		Total                              9 yrs.  5 mos.          6 yrs.  3 mos.
						  ---------------         ---------------

SECURITIES AVAILABLE FOR SALE                           1994                    1993

Obligations of U.S. Government                     0 yrs. 11 mos.                   -
Obligations of U.S. Government Agencies            5 yrs.  7 mos.                   -
Mortgage-Backed Securities                        10 yrs.  2 mos.                   -
Obligations of State and Political Subdivisions          -                          -
Other Securities                                         -                          -
						  ---------------         ---------------
		Total                              2 yrs. 10 mos.                   -
						  ---------------         ---------------
		Total Investment Securities        7 yrs. 11 mos.          6 yrs.  3 mos.
						  ===============         ===============

WEIGHTED AVERAGE YIELD
                                                                                                  Weighted
						 Amortized                                        Average
Securities Held to Maturity                      Cost                    Fair Value               Yield (%)
Obligations of U.S. Government:
	Within 1 year                            $       1,001,100       $       1,001,100           7.63
	After 1 year, but within 5 years                 2,018,856               1,844,687           5.31
Obligations of U.S. Government Agencies:
	After 5 years, but within 10 years               2,051,544               1,864,375           7.20
Mortgage-Backed Securities:
	After 1 year, but within 5 years                12,876,365              11,831,292           5.85
	After 5 years, but within 10 years               5,013,439               4,544,382           5.82
	After 10 years                                  16,871,639              15,522,300           5.87
Obligations of State and Political Subdivisions:
	Within 1 year                                    1,471,663               1,477,530           8.76
	After 1 year, but within 5 years                 3,160,475               3,245,308           9.81
	After 5 years, but within 10 years               1,322,786               1,365,491           9.84
	After 10 years                                     182,500                 178,731           8.83
						 -----------------       -----------------        -------
		Total                            $      45,970,367       $      42,875,196           6.42
						 =================       =================        =======

SECURITIES AVAILABLE FOR SALE
Obligations of U.S. Government:
	Within 1 year                                    5,015,855               5,037,812           8.50
	After 1 year, but within 5 years                 5,070,210               5,017,812           7.90
Obligations of U.S. Government Agencies:
	After 5 years, but within 10 years               1,000,000                 897,812           5.96
Mortgage-Backed Securities:
	After 1 year, but within 5 years                   515,124                 514,468           8.00
	After 5 years, but within 10 years                 177,370                 176,000           8.50
	After 10 years                                   1,452,769               1,355,327           7.13
						 -----------------       -----------------        -------
		Total                            $      13,231,328       $      12,999,231           7.89
						 =================       =================        =======

LOANS
	The Bank's loan portfolio (net of unearned income) at December 31, 1994 and 1993 was $79,784,220 and $63,951,480, and represents 50.8% and
41.7% of total assets. The classification of the portfolio is as follows:

LOANS AS OF DECEMBER 31, 1994 AND 1993
CLASSIFICATION                                  1994             %       1993           %
Real Estate Loans, Construction                  $   3,251,180     4.04   $  1,770,510    2.73
Real Estate Loans, Other:
	Commercial                                  29,829,012    37.06     26,207,899   40.38
	Residential                                 15,868,020    19.71     19,245,096   29.65
Commercial and Industrial Loans                     14,155,310    17.59     11,485,021   17.70
Loans to Individuals for Household,
	Family and Other Personal Expenditures      17,307,349    21.50      6,104,378    9.41
All Other Loans (including Overdrafts)                  80,383      .10         82,544    0.13
						--------------   ------  -------------  ------
		Total Loans                     $   80,491,254   100.00  $  64,895,448  100.00
						==============   ======  =============  ======

	The largest area of growth within the portfolio during 1994 was in the consumer loan category. Within this classification, indirect automobile loans increased in volume by $11,705,312 during the year. At the end of 1993, the Bank made the decision to re-enter this market, and has been very successful in its program. Average yield on the entire automobile loan portfolio for 1994 was 7.19%. The majority of other loans made by Bank of Smithtown are to residents located within the Bank's primary lending area. Credit has been extended to a wide spectrum of borrowers, including individuals, non-profit and religious organizations and small and middle market businesses. Real estate loans comprise a majority of the portfolio, although credit risk has been reduced through low loan to value ratios, thorough credit investigations, current appraisals and periodic review by a loan review consultant.

	The following table shows the maturities of loans (excluding real estate mortgages and installment loans) outstanding as of December 31, 1994. There are no amounts due after one year which are classified as sensitive to changes in interest rates.

							    After One
				    Within                  Year but                After
				    One                     Within Five             Five
(in thousands)                      Year                    Years                   Years                  Total
Commercial (and all other
	loans including overdrafts) $       14,236          $       0               $       0              $       14,236
Real Estate - Construction                   3,251                  0                       0                       3,251
				    --------------          ---------               ---------              --------------
   TOTAL                            $       17,487          $       0               $       0              $       17,487
				    ==============          =========               =========              ==============

DEPOSITS
	Average deposits for 1994 were $141,663,000 as compared to $146,583,000 for 1993. As can be seen from the following schedule, the decline was primarily in interest-bearing Money Market Accounts.

AVERAGE BALANCE
(in thousands)            1994                    1993
Demand          $       34,872          $       34,005
Money Market            25,838                  31,657
Savings                 65,157                  66,787
Time                    15,796                  14,134
		--------------          --------------
Total Deposits  $      141,663          $      146,583
		==============          ==============

	Balances on Certificates of Deposit increased from $13,699,089 to
$14,852,299 during 1994 with a 29.4% increase in Certificates of
Deposit over $100,000.
	At December 31, 1994, the remaining maturities of the Bank's Certificates of
Deposit in amounts of $100,000 or greater were as follows:

			  December 31, 1994
(in thousands)
3 months or less            $       402
Over 3 through 6 months             996
Over 6 through 12 months            605
Over 12 months                    1,931
			    -----------
   Total                    $     3,934
			    ===========

SHORT-TERM BORROWINGS
	Increased loan demand created the need for funding through additional avenues other than Bank deposits. This need was addressed through the use of Repurchase Agreements. Such agreements involve the sale of a high grade investment security and simultaneous agreement by the Bank to repurchase the security at a stated contract date, in most cases 30 to 60 days later, at a stated interest cost. These agreements at year end totalled $9,003,500. The average balance of these borrowings throughout the year was $2,465,000 with an average interest cost of 5.15%.

LIQUIDITY AND RATE SENSITIVITY
	Liquidity provides the source of funds for anticipated or unanticipated deposit outflows and loan growth. The Bank's primary sources of liquidity include deposits, repayments of loan principals, maturities of investment securities, principal reductions on Mortgage-Backed Securities, overnight federal funds sold and borrowings. The primary factor effecting these sources of liquidity is the market rate of interest, which can cause fluctuations in deposits as well as prepayments on loans and mortgage-backed securities. The method by which the Bank controls its liquidity and interest rate sensitivity is through asset/liability management. The goal of asset/liability management is the combination of maintaining adequate liquidity levels and matching the maturity of assets and liabilities in a way that takes advantage of the current and anticipated rate environment. Asset/liability management is of great concern to management and is reviewed on an ongoing basis. The addition of adjustable rate products in the loan and investment portfolios is one method employed to reduce interest rate risk. Laddered maturities of investment securities is still another asset/liability management strategy for interest sensitivity reduction. The President, Chief Financial Officer and Chief Lending Officer serve on the Asset/Liability Management Committee. The Committee uses the results of an income simulation model to review the effects of a predetermined basis point rise and fall on the current and future net interest income of the Bank. This model is prepared semi-annually and leads to investment, loan and deposit strategies for earnings maximization within acceptable risk levels.
	The following table details the interest rate sensitivity of the Bank at December 31, 1994.

				    Over
				    Three                                      Over One
				    Months       Over Six      Total           Year
		       Three        Through      Months        Sensitive       Through      Over
		       Months       Six          Through       Within          Five         Five        All
		       or Less      Months       One Year      One Year        Years        Years       Other(1)       Total
Total Interest
 Earning Assets         $   22,150  $    3,245   $    8,360    $    33,755     $   63,218   $   41,473  $    1,341     $  139,787

Total Interest Bearing
 Liabilities and
 Demand Deposits (2)        19,560      11,852       18,519         49,931         76,638            0      17,328        143,897

Interest Sensitivity
 Gap Per Period              2,590      (8,607)     (10,159)       (16,176)       (13,420)      41,473     (15,987)        (4,110)

Cumulative Interest
  Sensitivity Gap            2,590      (6,017)     (16,176)       (16,176)       (29,596)      11,877      (4,110)        (4,110)

Percent of Cumulative
 Gap to Total Assets         1.66%       -3.85%      -10.34%        -10.34%        -18.92%       7.59%       -2.63%        -2.63%

(1) Includes interest-earning assets and interest-bearing liabilities that do not reprice as well as $1,213,868 in non-accrual loans.
(2) NOW and Money Market Accounts assumed to decline over a 2 year period. Savings Accounts assumed to decline over a 5 year period. Demand Deposits are spread based on historical experience.

STOCKHOLDERS' EQUITY
	Shown below are the components of Stockholders' Equity as of December 31, 1994 and 1993.

STOCKHOLDERS' EQUITY
						     For the Year Ended December 31,
						       1994         1993
Common Stock - $5.00 Par Value                         $  2,239,775  $  2,239,775
		500,000 shares authorized
		447,955 issued
		427,666 outstanding
Capital Surplus                                           1,993,118     1,993,118
Unrealized Loss on Securities Available for Sale           (134,616)            0
Retained Earnings                                         8,092,029     7,297,259
						       ------------  ------------
			Total                            12,190,306    11,530,152
Less:  Treasury Stock (20,289 and 8,190 Shares at Cost
       at December 31, 1994 and 1993, respectively)         584,588       286,650
						       ------------  ------------
			Total Stockholders' Equity     $ 11,605,718  $ 11,243,502
						       ============  ============

	Stockholders' Equity increased by $362,216, a 3.22% increase from year end 1993. As a result of SFAS 115, a new component of Stockholders' Equity was added during 1994. The Unrealized Gain/(Loss) on Securities Available for Sale Account represents the difference between amortized cost and fair value of securities held in the Available for Sale portfolio, net of any deferred taxes.

	The increase in retained earnings for 1994 was the result of $1,231,511 of net income and $436,741 of dividends declared. During the course of the year, the Bancorp entered into a loan agreement for $407,938 with Bank of Smithtown. The proceeds of the loan were used to purchase stock from a director of the Bancorp whose loans were in nonaccrual status. These nonaccrual loans were later transferred to Other Real Estate Owned. The Company also adopted a new benefit plan for its employees; an Employee Stock Ownership Plan. The Bank's contribution for 1994 to the ESOP was $110,000, which was then paid to the Bancorp for the purchase of 4,467 shares of stock for the Plan. The Bancorp used the $110,000 payment for the stock as a principal reduction on its loan. The number of shares of Treasury Stock that the Bank had outstanding at year end 1994 was 20,289, a result of the repurchase of 16,566 shares from the director and the resale of 4,467 shares to the ESOP.
	Capital ratios are regarded as one of the most important indicator's of a banking institution's strength. There are two capital ratios that are most significant; leverage ratio and total risk based capital ratio. Leverage ratio at year end 1994 was 7.48% compared to 7.31% at year end 1993. The required minimum leverage ratio for Bank of Smithtown is 4.00%. Total risk based capital ratio at year end 1994 was 13.45% compared to 15.14% at year end 1993. The minimum required ratio
is 8.00%.   By all guidelines, the Bank's capital position is considered strong.

ANALYSIS OF THE ALLOWANCE FOR POSSIBLE LOAN LOSSES

	The Allowance for Possible Loan Loss Account at year end 1994 was $1,362,404 as compared to $1,500,829 at year end 1993. The change in the Allowance Account is the result of net charge-offs totalling
$258,425 and a Provision for Possible Loan Losses of $120,000. The Allowance Account represents 1.69% and 2.31% of total loans and 103.89% and 78.41% of nonperforming loans at year end 1994 and 1993. This greatly increased loan coverage ratio, as well as management's evaluation of recognizable credit risk and currently unidentifiable risk have allowed for a reduction in the level of the Allowance for Possible Loan Losses Account this year.
	The following tables describe the activity in the Allowance Account for the years ended December 31, 1994 and 1993.

ANALYSIS OF ALLOWANCE FOR POSSIBLE LOAN LOSSES
							    Year Ended December 31,
(in thousands)                                          1994                    1993
Allowance for Possible Loan Losses at Beginning of
	Period                                          $       1,501           $       2,050
							-------------           -------------
Loans Charged-Off:
	Commercial                                                 71                     532
	Real Estate                                               161                   1,171
	Consumer                                                   66                     224
							-------------           -------------
		Total Loans Charged-Off                           298                   1,927
							-------------           -------------
Recoveries on Amounts Previously Charged-Off:
	Commercial                                                 16                       1
	Real Estate                                                 7                       0
	Consumer                                                   16                      13
							-------------           -------------
	Total Recoveries                                           39                      14
							-------------           -------------
Net Charge-Offs                                                   259                   1,913
Current Year's Provision for Possible Loan Losses                 120                   1,364
Reserve for Possible Loan Losses at End of Period       $       1,362           $       1,501
Total Loans:
	Average (Net of Unearned Discount and Allowance
		for Possible Loan Loss)                 $      69,941           $      67,660
							-------------           -------------
   End of Period (Net of Unearned Discount)                    79,784                  63,951
							=============           =============

Ratios:                                                           %                       %
Net Loans Charged-Off to:
	Average Loans                                             .37                    2.83
	Loans at End of Period                                    .32                    2.99
	Allowance for Possible Loan Losses                      18.97                  127.45
	Provision for Possible Loan Losses                     215.00                  140.24
Last Year's Charge-Off to This Year's Recovery               4,941.03                3,878.57
Allowance for Possible Loan Losses at Year End To:
	Average Loans (Net of Unearned Discount)                 1.95                    2.22
	End of Period Loans (Net of Unearned Discount)           1.71                    2.35

	The following table shows the Bank's non-accrual and contractually past due loans:

						    At December 31,
(in thousands)             1994            1993            1992            1991            1990
Accruing Loans Past Due 90
	Days or More       $       97      $       418     $       1,257   $       2,284   $       963
Non-Accrual Loans               1,214            1,496             2,842             614           871
			   ----------      -----------     -------------   -------------   -----------
		Total      $    1,311      $     1,914     $       4,099   $       2,898   $     1,834
			   ==========      ===========     =============   =============   ===========
	For 1994 and 1993 the difference between interest income on non-
accrual loans and income that would have been recognized at original contractual rates and terms is approximately $25,591 and $137,574.
	The composition of Other Real Estate Owned at December 31, 1994 is as follows:

Commercial              $       1,453,357
Commercial Land                 3,331,564
Single Family                     804,868
			-----------------
			$       5,589,789
			=================
	The value of Other Real Estate Owned shown above is net of the
Valuation Reserve.


				       35

	CORPORATE DIRECTORY
SMITHTOWN BANCORP AND
BANK OF SMITHTOWN



DIRECTORS
Bradley E. Rock, Chairman
H.M. Brush
Patrick A. Given
James H. Glamore
Edith Hodgkinson
Augusta Kemper
Attmore Robinson, Jr.
Charles E. Rockwell
Barry M. Seigerman

DIRECTOR EMERITUS
Maude H. Bach

SMITHTOWN BANCORP

OFFICERS
Bradley E. Rock
Chairman, President
& Chief Executive Officer

Anita M. Florek
Executive Vice President
& Treasurer

Judith Barber
Secretary

INDEPENDENT AUDITORS

Albrecht, Viggiano,
Zureck & Company, P.C.

GENERAL COUNSEL
Patricia C. Delaney, Esq.

BANK OF SMITHTOWN

OFFICERS
Bradley E. Rock
Chairman, President
& Chief Executive Officer

Anita M. Florek
Executive Vice President
& Chief Financial Officer

Marc DeSimone
Executive Vice President
& Chief Lending Officer

Rosanna Dill
Vice President & Trust Officer

Thomas J. Stevens
Vice President, Commercial Loans

Sally Ann LaMay
Vice President, Consumer Loans

Ellen Metzger
Vice President, Marketing
& Training

VICE PRESIDENTS
Patricia Guidi
Rose Madonna
Virginia Papp
Raffaela Romanelli
Deanna Varricchio
Robert Williams
Elizabeth Woreth

Colette Masom, Comptroller

John Van Putten, Ass't. Vice
President,
Data Processing

Elizabeth Santini, Ass't. Trust
Officer
Michelle Scalzo, Ass't. Auditor

Judith Barber, Cashier

MANAGERS
Carol Ann Brennan
Ann Elliot
Carmella Impellizzeri
Constance Lynch
Lisa McCulloch
Carol Schofield

ASSISTANT MANAGERS
Michelle Arocho
Ann Marie Bove
Nancy Bradley
Phyllis Kaiserman
Glenn Kata
Eustacia O'Leary
Jeanne Quortrop
Joyce Saunders
Sylvia Scheick
Ardene Signorelli



BANK OF SMITHTOWN

HEADQUARTER'S OFFICE
SMITHTOWN, NY  11787-2801
One East Main Street
(516) 360-9300

CENTEREACH, NY  11720-3501
1919 Middle Country Road
(516) 585-6644

COMMACK, NY  11725-3097
2020 Jericho Turnpike
(516) 543-7400

HAUPPAUGE, NY  11788-4346
548 Route 111
(516) 265-7922

KINGS PARK, NY  11754-3811
14 Park Drive
(516) 269-4900

LAKE GROVE, NY  11755-2107
2921 Middle Country Road
(516) 588-0700

ANNUAL MEETING

The Annual Meeting of Stockholders of Smithtown Bancorp will be held on Tuesday, April 4, 1995, at 10:30 AM, at the Bavarian Inn, 422 Smithtown
Boulevard, Lake Ronkonkoma, New York.

REGISTRAR AND TRANSFER AGENT

Bank of Smithtown
One East Main Street
Smithtown, New York  11787-2801

10-KSB REPORT

The annual report to the Securities and Exchange Commission, Form 10-KSB, will be made available upon request by contacting:
JUDITH BARBER, Secretary
Smithtown Bancorp
One East Main Street, Smithtown, New York  11787-2801

Member Federal Reserve System and Federal Deposit Insurance Corporation

			  SMITHTOWN BANCORP, INC.

			   ONE EAST MAIN STREET
		      SMITHTOWN, NEW YORK 11787-2801

		 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

				To Be Held

			  TUESDAY, APRIL 4, 1995


     The Annual Meeting of Stockholders of Smithtown Bancorp, Inc., will be held at the Bavarian Inn, 422 Smithtown Boulevard, Lake Ronkonkoma, New York, on April 4, 1995, at 10:30 AM, for the following purposes:

     1.   The election of three directors to serve a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to a resolution of the Board of Directors, only stockholders of record at the close of business on February 3, 1995, shall be entitled to notice of and to vote at this meeting.


      Dated:    March 3, 1995
		Smithtown, New York





			     BY ORDER OF THE BOARD OF DIRECTORS

				   BRADLEY E. ROCK
				   Chairman of the Board, President
				   & Chief Executive Officer
