Form 10KSB, Exhibit 13
period 2000-12-31
SMITHTOWN BANCORP INC
filed 2001-04-02
CIK 747345

[LOGO OF SMITHTOWN BANCORP]


                                                                            2000




"At Bank of Smithtown the words community banking belong together. By focusing on serving the financial needs of our neighbors, we create the stable economic environment and strong community relationships that translate into Shareholder Value."

                               Smithtown Bancorp





Financial Highlights

                                      2000             1999             1998          1997           1996
-------------------------------------------------------------------------------------------------------------
At Year End
   Assets                       $   314,580,743  $   266,081,443  $  205,825,657 $ 197,656,435 $  181,629,049
   Loans                            228,319,535      176,200,017     117,575,281    99,713,204    100,577,940
   Deposits                         257,159,322      207,806,261     183,875,462   168,195,635    158,928,455
   Stockholders' Equity              22,391,280       18,690,015      17,412,189    16,979,458     14,097,239

For the Year
   Net Income                   $     4,949,880   $    4,253,653  $    3,500,413 $   3,320,819  $   1,705,498
   Return on Average Equity (%)           23.56            23.66           20.45         21.60          12.94
   Return on Average Assets (%)            1.66             1.80            1.73          1.73           1.00
   Efficiency (%)                          0.50             0.52            0.54          0.52           0.72

Per Share
   Net Income                   $          6.19    $        5.25  $         4.15 $        3.83 $         1.97
   Cash Dividends Declared                 0.96             0.88            0.80          0.70           0.64
   Stockholder's Equity                   28.57            23.18           21.16         19.59          16.27


Earnings Per Share                      ROE
(dollars)                               (percent)

1980      1990      2000                1980      1990      2000
----      ----      ----                ----      ----      ----
0.53      1.14      6.19                5.85      8.85      23.56


Stock Price                             ROA
(dollars)                               (percent)

1980      1990      2000                1980      1990      2000
----      ----      ----                ----      ----      ----
7.00      16.50     62.50               0.65      0.71      1.66

Message from the Chairman of the Board


[PHOTO APPEARS HERE]

BRADLEY E. ROCK,
Chairman of the Board,
President & Chief Executive Officer



The first year of the new century found Bank of Smithtown continuing to soar to record levels of achievement.

   For the fifth consecutive year, Bank of Smithtown posted a record level of earnings finishing 2000 with net income of $4,990,517. Even more impressively, for the fourth year in a row the Bank achieved a return on equity of more than 20%, posting a return on equity of 25.75%, ranking it as the leader among its peers.

   Other measures of the Bank's performance are equally impressive, ranking it at or near the top of its peer group. Return on average assets was 1.68%, far exceeding statewide and national averages. Efficiency was 50.02%, more than 900 basis points leaner than peer group averages.

   Loans grew by more than $52 million, representing 30% growth of the loan portfolio. Deposits also grew by almost $50 million representing 24% growth over the prior year. Asset quality continued to improve, with the ratio of nonperforming loans to total loans declining to 0.59%, which is better than all New York State peer group averages.

   Earnings per share amounted to $6.19, outstanding growth of 18% over the prior year. Cash dividends increased by 10% to $0.96 per share,and the market price of our stock increased by approximately 3.3% to $62.50 per share at year-end.This last achievement gives particular testimony to our strong performance considering that, due to a variety of economic factors, all major stock indexes suffered declines during the past year, including bank stock indexes for banks of $1 billion or less in assets, which declined by approximately 5.5%.

   We continue to try to blend the best elements of our past success with improvements for the future. During the year 2000, we introduced online banking, as well as a debit card, credit cards and an expanded network of ATMs. Premiums paid by bank insurance customers in 2000 totaled more than $1.1 million, and we expect our increasing penetration of those markets to continue. Our development of new sites for branches has been slower than we would like, but that is due, in part, to our selectivity in trying to develop sites that will be as profitable as our existing locations.

   Despite our 91-year history of success and our position as a leader among community banks, we continue to try to improve. Our record for building shareholder value is unequalled by our peers, and with your support, we will continue to adapt to the ever-changing financial marketplace by meeting the 21st century needs of our customers with the kind of service that only an old-fashioned community bank can offer.



                                      Sincerely,

                                      Bradley E. Rock

                                      Bradley E. Rock
                                      Chairman of the Board
                                      President & Chief Executive Officer

Smithtown Bancorp

ROE Comparison                           Loan Growth         Net Income
(percent)                                (millions)          (millions)

 NY       All     Nat'l   Bank of
Peer   NY Banks   Peer   Smithtown       1999    2000        1980  1990   2000
----   --------   ----   ---------       ----    ----        ----  ----   ----
11.01    11.19    13.63  25.75           176.2   228.3       469   1,013  4,991

Efficiency Comparison                    Deposit Growth      Assets
(percent)                                (millions)          (millions)

 NY     Nat'l     Bank of
Peer    Peer     Smithtown               1990    2000        1980  1990   2000
----    ----     ---------               ----    ----        ----  ----   ----
62.7    59.0     50.0                    207.8   257.8       68.5  140.9  314.6


       For the fifth consecutive year, Bank of Smithtown posted a record level of earnings finishing 2000 with net income of $4,990,517.
          Even more impressively, for the fourth year in a row the Bank achieved a return on equity of more than 20%, posting a return on equity of 25.75%, ranking it as the leader among its peers.

[PHOTO APPEARS HERE]

RETAIL GROUP



The Retail Group is responsible for marketing, training, sales and customer support. Pictured above (from front to back) are: Executive Vice President John Romano, together with Ellen Drinkwine, John Schneider, Tammy Gay and Donna Maresca.

Smithtown Bancorp


                                                            [PHOTO APPEARS HERE]


For community bank customers, technology means the best of all worlds. They can access the same range of services offered by large national banks, while at the same time enjoying the benefits of personal service from their hometown bank.

During 2000, Bank of Smithtown moved decisively to bring customers a full array of electronic products. In July, the Bank's ReadyMoney(SM) card was introduced. This debit card, which can be used anywhere in the United States where MasterCard(R) is accepted, has proven popular. In fact, during the last six months of 2000, Bank of Smithtown customers on average used their ReadyMoney cards almost twice as often as the industry's national average usage rate.


[PHOTO APPEARS HERE]


On-line banking via the Bank's Web site www.bankofsmithtown.com made its debut in Fall 2000. Both personal and business banking customers can now perform a wide range of transactions at their convenience from their home or office computers. Customers can check balances, transfer funds between accounts, pay bills, trade stocks or shop for a variety of products and services through our e-commerce site. In whatever manner a customer may choose to use our online site, we strive to provide the same high level of service found at our branch locations. Whether you're a student away at college or a retiree enjoying a winter in the sun, Bank of Smithtown continues to serve your banking needs.

Smithtown Bancorp

[PHOTO APPEARS HERE]

Long Island is currently enjoying steady economic growth, and the outlook is positive. The 2000-01 Long Island Economic Survey and Opinion Poll(C) reported that 53% of participating businesses experienced revenue growth of 6% to 25% above 1999 levels, and 41% of respondents plan to expand their existing facility or build/purchase a new one in 2001. Only 3% plan to relocate any operations off Long Island.


This solid business performance translates into healthy personal incomes for local residents. Nassau and Suffolk Counties top such markets as Dallas, Seattle, Pittsburgh and Minneapolis-St. Paul in per capita earnings and disposable income, according to the annual Survey of Buying Power conducted by Sales and Marketing Management.



Access to capital and financial services will be a key component of continued economic strength, and local community banks are here to meet the needs of businesses and consumers alike.



In 2000, Bank of Smithtown increased business and consumer loans by more than $52 million, a 30% rise in volume from the previous year. SMTB Financial Group, LLC, established in 1999 to serve the personal and commercial insurance needs of our customers, reported excellent growth in 2000. Premiums paid by Bank customers in 2000 totaled more than $1.1 million.


[CARD]


The Bank of Smithtown Visa(R) credit cards introduced this past year proved popular and competitively positioned. iMoneyNet.com ranked the Bank's cards among the top five offered by Long Island banks in terms of low interest rates.

[PHOTO APPEARS HERE]


LENDING GROUP


The Lending Group is responsible for originating and servicing a wide range of business and consumer loans. Pictured above (from front to back) are: Executive Vice Presidents Robert Anrig and Thomas Stevens, together with Linda Laglenne, Susan Ladone and Eisha Galbraith.

[PHOTO APPEARS HERE]


BRANCH GROUP



The Branch Group is responsible for serving our customers at our seven locations. Pictured above (from front to back) are Lisa McCulloch, Mae Russo, Michelle Malwitz, Jim Pierre Kelly and Richard Kissenger.

Smithtown Bancorp

[PICTURE APPEARS HERE]

An important part of our philosophy at Bank of Smithtown is demonstrating solid corporate citizenship. Mature adults (age 65+) constitute approximately 14% of Long Island's current population, according to the Metropolitan Transportation Council. To ensure that the financial needs of our older adults are adequately met, this past year the Bank co-hosted a well-attended series of free estate and gift tax planning seminars.


[PICTURE APPEARS HERE]

Cultural vitality is essential for a community's health. A longtime supporter of the Long Island Museum of American Art, History & Carriages (formerly The Museums at Stony Brook), Bank of Smithtown in 2000 played a major role in the organization's annual holiday fund raising event. Bank Chairman & CEO Bradley Rock served as the honoree at a gala event that raised more than $175,000, the largest such fundraiser in the organization's history.


[PHOTO APPEARS HERE]

For the third consecutive year,the Bank sponsored the Community Dog Walk to benefit the Guide Dog Foundation. A major undertaking for the Bank, the event raised $41,000 to help provide dogs free of charge to blind people.

While the Bank is involved in high-visibility community events, we also sponsor our share of smaller activities, such as the Student of the Month program at local schools. We aim to affect one life at a time, be it through promoting academic excellence or by taking the time to personally teach a customer how to access online banking. It's the way we make a difference.

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



Bank of Smithtown, chartered under the laws of the State of New York, is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation. The Bank has been headquartered in Smithtown since 1910. It is in its 91st year of operation as an independent commercial bank. The Bank operates seven offices in the following communities: Smithtown, Commack, Hauppauge, Kings Park, Centereach, Lake Grove, and Northport.



Bank of Smithtown is a full-service bank offering a complete range of commercial and consumer financial services. The Bank also extends its services to local municipalities.



The Bank's Trust and Investment Management Division, introduced in 1970, provides trust and estate administration, fiduciary and investment advisory services, and acts as a bond and coupon paying agent for local municipalities.

The Bank's intention is to continue to provide individuals, businesses, and municipalities with a comprehensive array of financial services.

Selected Financial Data
Consolidated Average Balance Sheet Data

================================================================================================================================
                                                                                      As of December 31,
(in thousands)                                                2000          1999           1998          1997           1996
--------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                   $    9,731    $    9,695     $    8,162     $    7,796    $    7,401
Investment Securities:
   Obligations of U.S. Government and Agencies                19,499        23,040         20,875         18,828        10,788
   Mortgage-Backed Securities                                 23,094        26,667         34,339         45,452        31,392
   Obligations of State and Political Subdivisions            16,735        17,361         12,686          5,213         4,814
--------------------------------------------------------------------------------------------------------------------------------
   Other Securities                                            4,424         1,518            857            823           600
--------------------------------------------------------------------------------------------------------------------------------
      Total Investment Securities                             63,752        68,586         68,757         70,316        47,594
--------------------------------------------------------------------------------------------------------------------------------
Federal Funds Sold                                             8,100         8,177         12,943          6,884         7,681
--------------------------------------------------------------------------------------------------------------------------------
Loans (Net of Unearned Discount)                             205,089       144,443        104,848         98,997        99,451
      Less: Allowance for Possible Loan Losses                 2,410         2,227          1,934          1,513         1,550
--------------------------------------------------------------------------------------------------------------------------------
Loans, Net                                                   202,679       142,216        102,914         97,484        97,901
--------------------------------------------------------------------------------------------------------------------------------
Bank Premises and Equipment                                    3,198         3,153          2,900          2,515         2,793
--------------------------------------------------------------------------------------------------------------------------------
Other Assets
   Other Real Estate Owned                                       796           908          2,891          4,245         4,523
   Other                                                       9,287         3,935          3,431          2,695         3,207
--------------------------------------------------------------------------------------------------------------------------------
      Total                                               $  297,543    $  236,670     $  201,998     $  191,935    $  171,100
================================================================================================================================

Liabilities
Deposits:
   Demand (Non-Interest Bearing)                          $   53,556    $   50,682     $   45,014     $   42,664    $   38,425
   Money Market                                               65,418        49,519         40,211         33,636        26,627
   Savings (including NOW)                                    52,035        53,776         54,265         58,814        60,578
   Time                                                       71,304        42,184         35,965         31,506        28,660
--------------------------------------------------------------------------------------------------------------------------------
      Total Deposits                                         242,313       196,161        175,455        166,620       154,290
Securities Sold Under Agreements to Repurchase                 3,033             0          1,174          2,800         1,645
Other Borrowings                                              29,488        21,129          6,965          5,502           848
Other Liabilities                                              1,704         1,399          1,290          1,641         1,141
--------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities                                      276,538       218,689        184,884        176,563       157,924
================================================================================================================================

Stockholders' Equity

Common Stock - $2.50 Par Value                                 2,240         2,240          2,240          2,240         2,240
Capital Surplus                                                1,993         1,993          1,993          1,993          1993
Accumulated Other Comprehensive Income (Loss)                   (693)         (270)           279            121          (156)
Retained Earnings                                             21,776        17,504         14,296         11,465         9,546
--------------------------------------------------------------------------------------------------------------------------------
      Total                                                   25,316        21,467         18,808         15,819        13,623
      Less:  Treasury Stock                                    4,311         3,486          1,694            447           447
--------------------------------------------------------------------------------------------------------------------------------
      Total Stockholders' Equity                              21,005        17,981         17,114         15,372        13,176
--------------------------------------------------------------------------------------------------------------------------------
      Total                                               $  297,543    $  236,670     $  201,998     $  191,935    $  171,100
================================================================================================================================

Selected Financial Data
Consolidated Balance Sheets

================================================================================================================================
                                                                                    As of December 31,
(in thousands)                                                2000          1999           1998           1997          1996
-------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                   $    8,954     $  10,195     $    7,124     $    7,667    $    7,690
Investment Securities Held to Maturity:
   Obligations of U.S. Government                                  0             0              0          2,003         2,008
   Mortgage-Backed Securities                                  1,280         2,829          4,582          7,237         9,003
   Obligations of State and Political Subdivisions             4,054         5,142          6,293          6,458         4,997
-------------------------------------------------------------------------------------------------------------------------------
      Total                                                    5,334         7,971         10,875         15,698        16,008
-------------------------------------------------------------------------------------------------------------------------------
Investment Securities Available for Sale:
   Obligations of U.S. Government                                  0         3,012          6,152          6,176             0
   Obligations of U.S. Government Agencies                    16,896        17,331         14,213         15,252        13,564
   Mortgage-Backed Securities                                 22,513        19,613         19,129         36,190        34,219
   Obligations of State and Political Subdivisions            11,950        11,153         11,819              0             0
   Other Securities                                            4,636         3,581            857            856           600
-------------------------------------------------------------------------------------------------------------------------------
      Total                                                   55,995        54,690         52,170         58,474        48,383
-------------------------------------------------------------------------------------------------------------------------------
      Total Investment Securities                             61,329        62,661         63,045         74,172        64,391
-------------------------------------------------------------------------------------------------------------------------------
Federal Funds Sold                                                 0        10,350         12,500          8,300             0
-------------------------------------------------------------------------------------------------------------------------------
Loans                                                        229,063       176,820        118,101        100,404       101,151
   Less:  Unearned Discount                                      743           620            526            690           573
          Allowance for Possible Loan Losses                   2,501         2,252          2,120          1,678         1,623
-------------------------------------------------------------------------------------------------------------------------------
Loans, Net                                                   225,819       173,948        115,455         98,036        98,955
-------------------------------------------------------------------------------------------------------------------------------
Equity Investment in SMTB Financial Group, LLC.                    3             0              0              0             0
-------------------------------------------------------------------------------------------------------------------------------
Bank Premises and Equipment                                    3,571         3,207          3,259          2,455         2,619
-------------------------------------------------------------------------------------------------------------------------------
Other Assets
   Other Real Estate Owned                                       730           856          1,073          3,928         5,088
   Other                                                      14,175         4,864          3,370          3,098         2,886
-------------------------------------------------------------------------------------------------------------------------------
      Total                                               $  314,581     $ 266,081     $  205,826     $  197,656    $  181,629
================================================================================================================================

Liabilities
Deposits:
   Demand (Non-Interest Bearing)                          $   56,352     $  50,008     $   49,752     $   42,567    $   42,563
   Money Market                                               71,880        53,668         42,807         36,326        27,412
   Savings (including NOW)                                    51,427        51,563         55,057         56,283        60,196
   Time                                                       77,500        52,567         36,259         33,020        28,757
-------------------------------------------------------------------------------------------------------------------------------
      Total Deposits                                         257,159       207,806        183,875        168,196       158,928
Dividend Payable                                                 188           177            166            152           139
Securities Sold Under Agreements to Repurchase                 5,000             0              0          2,800         2,800
Other Borrowings                                              28,500        38,000          3,175          8,452         4,486
Other Liabilities                                              1,342         1,408          1,198          1,077         1,179
-------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities                                      292,189       247,391        188,414        180,677       167,532
-------------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
Common Stock - $2.50 Par Value                                 2,240         2,240          2,240          2,240         2,240
Capital Surplus                                                1,994         1,994          1,994          1,994         1,994
Accumulated Other Comprehensive Income (Loss)                   (196)       (1,069)           249            249            81
Retained Earnings                                             23,499        19,314         15,770         12,943        10,229
-------------------------------------------------------------------------------------------------------------------------------
      Total                                                   27,537        22,479        220,253         17,426        14,544
      Less:  Treasury Stock                                    5,145         3,789          2,841            447           447
-------------------------------------------------------------------------------------------------------------------------------
      Total Stockholders' Equity                              22,392        18,690         17,412         16,979        14,097
-------------------------------------------------------------------------------------------------------------------------------
      Total                                               $  314,581     $ 266,081     $  205,826     $  197,656    $  181,629
================================================================================================================================

Selected Financial Data
Consolidated Income Statements

==============================================================================================================================
                                                                              Year Ended December 31,
                                                      2000         1999            1998             1997            1996
------------------------------------------------------------------------------------------------------------------------------
Interest Income
Interest and Fees on Loans                         $18,409,086  $12,673,580    $  9,996,927    $  9,731,626    $  9,391,802
Interest on Balance due from Banks                      13,877       45,609           7,631           5,973           1,493
Interest on Federal Funds Sold                         484,185      411,031         707,252         382,157         417,107
Interest and Dividends on Investment Securities:
   Taxable:
      Obligations of U.S. Government                    23,602      339,877         414,782         235,724         141,265
      Obligations of U.S. Government Agencies        1,461,265    1,166,148         920,343       1,038,404         569,716
      Mortgage-Backed Securities                     1,483,068    1,659,362       1,979,480       2,847,023       1,833,879
      Other Securities                                 329,076      102,946          57,932          52,010          37,638
------------------------------------------------------------------------------------------------------------------------------
   Total                                             3,297,011    3,268,333       3,372,537       4,173,161       2,582,498
   Exempt from Federal Income Taxes:
      Obligations of State and Political
      Subdivisions                                     801,175      821,512         656,858         308,609         293,774
------------------------------------------------------------------------------------------------------------------------------
      Total Interest Income                         23,005,334   17,220,065      14,741,205      14,601,526      12,686,674
------------------------------------------------------------------------------------------------------------------------------

Interest Expense
Money Market Account                                 2,855,500    1,587,735       1,418,621       1,136,766         834,353
Certificates of Deposit of $100,000 and Over           906,466      697,356         516,403         392,267         361,484
Other Time Deposits                                  3,665,202    1,827,508       2,060,082       2,161,906       2,343,908
Interest on Securities Sold Under
   Agreements to Repurchase                            221,692            0          72,826         174,556         100,932
Interest on Other Borrowings                         1,795,308    1,145,234         375,057         286,995          44,308
------------------------------------------------------------------------------------------------------------------------------
      Total Interest Expense                         9,444,168    5,257,833       4,442,989       4,152,490       3,684,985
------------------------------------------------------------------------------------------------------------------------------
      Net Interest Income                           13,561,166   11,962,232      10,298,216      10,449,036       9,001,689
Provision for Possible Loan Losses                     540,000      450,000         525,000         805,000         370,000
------------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision
      for Possible Loan Losses                      13,021,166   11,512,232       9,773,216       9,644,036       8,631,689
------------------------------------------------------------------------------------------------------------------------------

Other Non-Interest Income
Trust Department Income                                443,169      461,383         400,569         364,600         434,069
Service Charges on Deposit Accounts                  1,589,901    1,501,740       1,479,577       1,518,765       1,337,449
Other Income                                         1,408,225    1,201,272         952,721         751,137         540,588
Net Gain (Loss) on Sales of Investment Securities      (41,264)      17,012          40,676               0          16,724
------------------------------------------------------------------------------------------------------------------------------
      Total Other Non-Interest Income                3,400,031    3,181,407       2,873,543       2,634,502       2,328,830
------------------------------------------------------------------------------------------------------------------------------

Other Operating Expenses
Salaries                                             4,069,205    3,626,284       3,252,761       2,949,150       3,379,214
Pensions and Other Employee Benefits                   890,976      704,559         682,397         669,919         717,516
Net Occupancy Expense                                  906,088      864,844         835,787         874,033       1,130,358
Furniture and Equipment Expense                        818,633      807,080         621,808         589,897         637,029
Other Expenses                                       2,025,659    1,992,593       1,726,923       1,793,602       2,393,013
------------------------------------------------------------------------------------------------------------------------------
      Total Other Operating Expenses                 8,710,561    7,995,360       7,119,676       6,876,601       8,257,130
------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                           7,710,636    6,698,279       5,527,083       5,401,937       2,703,389
Provision for Income Taxes                           2,791,960    2,444,626       2,026,670       2,081,118         997,891
------------------------------------------------------------------------------------------------------------------------------
Income Before Net Income from Equity Investment      4,918,676    4,253,653       3,500,413       3,320,819       1,705,498
Net Income from Equity Investment                       31,204            0               0               0               0
------------------------------------------------------------------------------------------------------------------------------
Net Income                                         $ 4,949,880  $ 4,253,653    $  3,500,413    $  3,320,819    $  1,705,498
==============================================================================================================================

Selected Financial Data
Supplementary Information

===============================================================================================================================
                                                    2000             1999              1998             1997            1996
-------------------------------------------------------------------------------------------------------------------------------
Per Share Data
Net Income                               $          6.19   $          5.25   $         4.15    $        3.83    $        1.97
Book Value                                         28.57             23.18            21.16            19.59            16.27

Dividends Declared
Cash Dividends per Share                            0.96              0.88             0.80             0.70             0.64
Cash Dividends Declared                          765,954           712,279          673,271          606,575          554,582

Year-End Data
Total Assets                                 314,580,743       266,081,443      205,825,657      197,656,436      181,629,049
Total Deposits                               257,159,322       207,806,261      183,875,462      168,195,635      158,928,455
Total Stockholders' Equity                    22,391,280        18,690,015       17,412,189       16,979,459       14,097,239
Total Trust Assets                            90,646,248        90,386,444       83,966,013       76,562,667       70,643,739
Number of Shares Outstanding                     783,607           806,168          822,765          866,536          866,536

Selected Ratios                                        %                 %                %                %                %
-------------------------------------------------------------------------------------------------------------------------------
Net Income to:
   Total Income                                    18.72             20.85            19.87            19.27            11.36
   Average Total Assets                             1.66              1.80             1.73             1.73             1.00
   Average Stockholders' Equity                    23.56             23.66            20.45            21.60            12.94
Average Stockholders'
   Equity to Average Assets                         7.06              7.60             8.47             8.01             7.70
Dividend Payout Ratio                              15.47             16.75            19.23            18.27            32.52

Management is not necessarily aware of the price for every transaction of Bancorp stock. The following charts show the prices for the transactions of which management is aware.

                                                                                                Per Share
                                                                           -----------------------------------------------------
                                                                                                                         Cash
                                                                                                                     Dividend
2000                                                                               High                 Low          Declared
--------------------------------------------------------------------------------------------------------------------------------
First Quarter                                                                    $62.00              $58.88            $ 0.24
Second Quarter                                                                    59.00               56.75              0.24
Third Quarter                                                                     62.00               56.75              0.24
Fourth Quarter                                                                    65.00               62.00              0.24
--------------------------------------------------------------------------------------------------------------------------------
Total Cash Dividends Declared                                                                                          $ 0.96
================================================================================================================================

1999
--------------------------------------------------------------------------------------------------------------------------------
First Quarter                                                                    $56.75              $55.00            $ 0.22
Second Quarter                                                                    62.00               55.00              0.22
Third Quarter                                                                     57.00               55.50              0.22
Fourth Quarter                                                                    60.50               55.75              0.22
--------------------------------------------------------------------------------------------------------------------------------
Total Cash Dividends Declared                                                                                          $ 0.88
================================================================================================================================

1998
--------------------------------------------------------------------------------------------------------------------------------
First Quarter                                                                    $57.25               41.00            $ 0.20
Second Quarter                                                                    57.00               52.00              0.20
Third Quarter                                                                     57.00               55.50              0.20
Fourth Quarter                                                                    55.88               54.50              0.20
--------------------------------------------------------------------------------------------------------------------------------
Total Cash Dividends Declared                                                                                          $ 0.80
================================================================================================================================

Management's Discussion and Analysis of Financial Condition and Results of Operations

--------------------------------------------------------------------------------

Summary

Smithtown Bancorp is a one-bank holding company formed in 1984. Its income is derived from the operations of its sole subsidiary, Bank of Smithtown. The Bank operates seven full service offices in the north central region of Suffolk County and offers a full line of consumer and commercial products, including a Trust and Investment Management Division. Bank of Smithtown is committed to providing increased shareholder value through superior customer service, efficiency of operations and financial products especially geared toward the community we serve. The year 2000 was another outstanding year for Bank of Smithtown. As one of the highest performing banks in the nation, for the sixth consecutive year, we were able to achieve record earnings, balance sheet growth and outstanding return on equity levels. Efficiency reached its peak level in five years. Earnings per share attained an unprecedented level in the bank's history, and demand and price for the bank's stock remain very strong, indicative of continued investor confidence in our company.

     The year 2000 was another year of continued strength in our local economy. The real estate market continued to boom, which in turn increased the demand for construction lending as well as more permanent mortgage financing. This increased demand is clearly evidenced by the 29.58% growth in the loan portfolio. This asset growth demands corresponding growth on the liability side of the balance sheet. Bank of Smithtown was once again extremely successful in managing its balance sheet so as to maintain a steady growth in deposits to keep pace with loan demand, thus reducing its need for additional alternative funding. Growing the bank's deposit base was the most cost effective funding method during 2000, as evidenced by a continued strong net interest margin. Bank of Smithtown used the year 2000 to further diversify its revenue streams. Premiums from insurance sales through SMTB Financial Group, LLC. began to flow to bottom line, and fee income from new products and services have generated additional income. A variety of new products were introduced during 2000, providing more choices to our customers as to how they wish to conduct their banking business. A Bank of Smithtown credit card, debit card, an ATM at every branch, and online banking now allow our customers to choose their preferred delivery channel. Online banking was launched in November 2000 and not only provides access to bank account information, transfer, loan and bill payment abilities, but the bank's portal provides immediate access to other financial and commercial sites. Providing our customers with a choice of high touch or high tech, allowing them to find the right balance for themselves has been our goal during 2000. The Prestige Money Market Account was also introduced during 2000, and provides check writing ability along with high market rates of interest for lower balance, liquid funds. Bank of Smithtown has continued to invest in technology which is really an investment in our most valuable asset, our employees. New software and hardware enhance their ability and efficiency in providing accurate information to management and customers. Renovations to our Smithtown Branch during 2000 have also increased employee morale as well as providing state of the art training and conference room facilities. Meetings with internal and external customers are often held in our newly renovated facility. Now that we have entered the new millennium, we look back at the Year 2000 with pride and satisfaction. We attained all of the goals with which we set out and have paved the road for our continued success.

     Bank of Smithtown's balance sheet changed significantly during 2000. Total assets increased by 18.23% from $266,081,443 at year end 1999 to $314,580,743 at December 31, 2000. As in the past two years, the area of largest growth was the loan portfolio which grew from $176,200,017 to $228,319,535 from December 31, 1999 to December 31, 2000, and represents 29.58% growth. Loans now comprise 72.58% of total assets compared to 66.22% at year end 1999. Composition of credits within the portfolio remained stable with the highest percentage of loans in the commercial real estate segment. These loans represent 49.85% of total loans. The next highest category of loans remains residential real estate loans which comprise 24.17% of the portfolio. Total real estate loans represent 84.38% of the loan portfolio. High credit quality and low loan to value ratios mitigate the concentration of real estate loans. The bank's loan to deposit ratio increased from 1999 to 2000 from 84.79% to 88.79%. This small increase is due to the high acquisition rate of new deposits this year which kept pace with loan growth. The investment securities portfolio remained stable over 1999 and 2000. The Available for Sale portfolio comprises 91.30% of total securities, and is predominantly made up of mortgage backed securities. During the year 2000, the bank transacted multiple sales of securities in order to take advantage of higher yielding loan volume. The net loss on the sales of these securities was $41,264. There were no sales of federal funds at December 31, 2000 compared to the sale of $10,350,000 of these funds at December 31, 1999. During the year 2000, Bank of Smithtown finalized its operating agreement with Seigerman-Mulvey Co., Inc. to form a limited liability company known as SMTB Financial Group, LLC. The Company was specifically organized to sell insurance products and services and to offer financial investment services to employees and existing and future customers of Bank of Smithtown. The bank's equity investment in SMTB Financial Group, LLC. for the year ended December 31, 2000 was $2,500. Total other assets increased from $5,719,092 to $14,905,241 from December 31, 1999 to December 31,2000, representing a 160.62% increase. This was the result of $5,000,000 of bank-owned life insurance purchased to provide a deferred retirement benefit to certain executive officers and directors, and $4,000,000 of similar bank-owned life insurance purchased to provide a replacement life insurance plan for all managerial employees. These life insurance policies increase in cash value at a higher rate than a currently owned security yields interest, and is therefore a preferred investment vehicle for the bank. The liability side of the balance sheet also underwent changes in allocations. Total deposits increased from year end 1999 to year end 2000 from $207,806,261 to $257,159,322, a 23.75% increase. Time deposits represent the largest category of deposits, currently at 30.14%. They also were the largest growing segment of deposits this year, with an increase of 47.43%. The next largest category is money market accounts which comprise 27.95% of total deposits. This segment of the total deposit base increased by 33.94% during 2000. Deposits as a percentage of total liabilities at year end 2000 compared to year end 1999 increased from 84% to 88.01%. Although the largest increase in deposits was in the higher paying accounts, the 12.69% increase in demand deposits was a contributing factor in keeping the bank's margin reduction to a minimum. Other borrowings declined by $4,500,000 or 11.84% during 2000. Stockholders' equity increased by 19.80%, a result of $4,949,880 of net income, $765,954 of dividends declared, the purchase of 22,561 shares of treasury stock at $1,355,921 and a reduction in the unrealized loss on investment securities available for sale of $873,259. At year end 2000 the Bancorp retains 112,303 shares of Treasury Stock at cost with a value of $5,144,873.

     The bank's income statement reflects a continued upward trend in earnings, with net income of $4,949,880 as compared to $4,253,653 for the years ended December 31, 2000 and 1999. This represents an increase in earnings of 16.37%, and is the highest level ever achieved by the bank in its 91 years of operation. The driving force behind earnings, and certainly its largest component, remains net interest income. The difference between the interest earned on interest earning assets and the interest paid on interest bearing liabilities, net interest income, reached $13,561,166 for the period ended December 31, 2000, an increase of $1,598,934 or 13.37% over 1999. Interest and fees on loans were the largest contributor to this increase and represent a 45.26% higher level over 1999 income. Interest expense climbed by 79.62% over the comparable period in 1999. This was the result of the larger volume of higher interest paying deposits and the higher cost of borrowings. The interest paid on time deposits reflects the greatest increase in cost with money market interest also showing a large increase over 1999. The combination of increased interest expense on deposit accounts as well as increased borrowing costs resulted in an average cost of funds of 4.27% compared to 3.16% for 1999. The bank's yield on interest earning assets for the years 2000 and 1999 was 8.51% and 8.03%, respectively. The resulting net interest margin for the bank for the years ended December 31, 2000 and 1999 was 5.08% and 5.63%, respectively, a 9.76% reduction. The downward pressure on margin resulting from the increased interest expense was significantly mitigated by the increased income on earning assets. Non-interest income, the bank's source of fee income on its deposit accounts, delivery channel services, and loan originations increased from $3,181,407 for the period ending December 31, 1999 as compared to $3,400,031 for the same period in 2000. This increase was largely the result of increased service charge income of $88,161 during the year 2000. The ratio of non-interest income to total income for the periods ended December 31, 2000 and 1999 was 12.98% and 15.59%, respectively. Other Operating Expenses increased by $715,201 or 8.95% over the period ended December 31, 1999. These expenses represent the bank's cost of doing business, such as salary and benefit expense, overhead costs and miscellaneous legal, accounting and computer expenses. The increase during 2000 was primarily due to the increased cost of pensions and other employee benefits as well as increased salary expense. Operating costs as a percentage of total expenses declined from 49.51% for the year 1999 to 40.54% for the year 2000. Earnings per share at year end 2000 was $6.19 compared to $5.25 at year end 1999, with weighted average shares outstanding of 800,078 compared to 810,130. This 18.25% increase in EPS is the result of the superior level of earnings.

Interest Income

Interest income for the three years ended December 31, 2000, 1999 and 1998 was $23,005,334, $17,220,065, and $14,741,205, respectively. The largest contributor to interest income is interest and fees on loans and represents 80.02%, 73.60% and 67.82% of the total. This increased income during 2000 is the result of the 29.58% increase in loan volume. As can be seen from the Average Balance Sheet and Yield Analysis Schedule, yield on the loan portfolio increased from 8.91% during 1999 to 9.08% during 2000. This higher yield is a result of the higher interest rate environment during 2000 as well as the composition of the loan portfolio. The next largest contributor to interest income is the investment portfolio, which remained at substantially the same level during 2000 and 1999, and comprises 19.50% and 23.55% of total assets. Yield on the portfolio increased from 6.58% to 7.08% in 2000. This was the result of adding higher yielding securities to the portfolio upon maturity of securities purchased during lower rate environments. The bank was also able to benefit from our holdings of variable rate securities which repriced upward in the rising rate environment. Interest on federal funds sold contributed a slightly larger percentage of interest income during 2000 than 1999. However, these funds remain a significant source of income for the bank, as they represent daily excess funds which are invested overnight until further reclassification into higher yielding assets.


Interest Expense

Interest expense for the three years ended December 31, 2000, 1999 and 1998 was $9,444,168, $5,257,833, and $4,442,989, an increase of 79.62% and 18.34% over the periods ending December 31, 1999 and 1998, respectively. During 2000 and 1999, interest cost to the bank was made up of the cost for its deposits, which was 3.94% and 2.83% and the cost of other borrowings which was 6.09% and 5.42%. Interest expense on deposit accounts remains the largest percentage of total interest expense, and at year end 2000 and 1999 represents 80.99% and 78.22% of this total. The bank's comparatively low interest cost on deposit accounts is due to the composition of its deposit base, with lower yielding savings and NOW accounts comprising 20.00% of this base. Competitive, higher yielding money market and certificate of deposit rates are offered to customers in return for higher balances and larger relationships. "Preferred customers" who conduct a majority of their banking business with us, and customers maintaining high balances in single accounts receive rates that are the highest paid in the state. Overall, the bank's deposit pricing strategy provides our customers many different types of accounts, terms and delivery channels to suit their needs while rewarding them for maintaining balances with us. Other borrowings have been an alternative source of funding for the bank as it continues to expand its current deposit base. Additional branch locations planned to open in the future, the addition of alternative delivery channels, internet banking and increased sales training and efforts by branch personnel continue to represent the strategic direction of the bank to expand its customer base. The use of other borrowings as both a temporary and long term source of funding is common and cost effective at financial institutions as long as they are part of a carefully planned and executed asset liability management program.

Net Interest Income

Net interest income is the largest contributor to net income and represents 49.25% of total income at year end 2000 compared to 56.43% at year end 1999. Net interest income increased from $11,512,232 during 1999 to $13,021,166 during 2000. The average volume of noninterest earning assets decreased from 7.19% to 5.78% during 2000, while the volume of noninterest bearing liabilities decreased slightly from 19.57% to 17.57% for the same period. The result of these changes in the balance sheet was an interest margin of 5.08%, slightly lower than the margin during 1999 of 5.63%. This interest margin still remains very high compared to the bank's peers. The higher rate environment characteristic of 2000 placed downward pressure on margins, yet it had minimal effect on the bank's spread. This was achieved through the addition of high yielding assets and lower cost funding.

The tables below show a comparative analysis of the major areas of interest income, interest expense and resultant changes in net interest income. Variances in the rate volume relationship has been allocated to the rate.

Average Balance Sheet and Yield Analysis


                                                                          2000                                 1999
                                                        -------------------------------------  -----------------------------------
(in thousands)                                            Average                   Average      Average                 Average
Tax Equivalent Basis                                      Balance      Interest     Rate(%)      Balance      Interest   Rate(%)
----------------------------------------------------------------------------------------------------------------------------------
Assets
Interest-Earning Assets:
   Investment Securities:
      Taxable                                             $  47,017     $  3,297       7.01    $  51,225     $  3,268       6.38
      Nontaxable                                             16,735        1,214       7.25       17,361        1,245       7.17
----------------------------------------------------------------------------------------------------------------------------------
   Total Investment Securities                               63,752        4,511       7.08       68,586        4,513       6.58
----------------------------------------------------------------------------------------------------------------------------------
   Balances Due from Banks                                      628           14       2.23          848           46       5.42
   Total Net Loans                                          202,679       18,409       9.08      142,216       12,673       8.91
   Federal Funds Sold                                         8,100          484       5.98        8,177          411       5.03
----------------------------------------------------------------------------------------------------------------------------------
   Total Interest-Earning Assets                            275,159       23,418       8.51      219,827       17,643       8.03
   Non-Interest-Earning Assets                               22,384            0       0.00       16,843            0       0.00
----------------------------------------------------------------------------------------------------------------------------------
         Total Assets                                     $ 297,543     $ 23,418       7.87    $ 236,670       17,643       7.45
==================================================================================================================================

Liabilities
Interest-Bearing Liabilities:
   Savings Deposits (including NOW)                       $  52,035     $    511       0.98    $  53,776     $    553       1.03
   Money Market Accounts                                     65,418        2,856       4.37       49,519        1,588       3.21
   Certificates of Deposit                                   71,304        4,061       5.70       42,184        1,972       4.67
----------------------------------------------------------------------------------------------------------------------------------
Total Interest-Bearing Deposits                             188,757        7,428       3.94      145,479        4,113       2.83
Securities Sold Under Agreements to Repurchase                3,033          222       7.32            0            0       0.00
Other Borrowings                                             29,488        1,795       6.09       21,129        1,145       5.42
----------------------------------------------------------------------------------------------------------------------------------
Total Interest-Bearing Liabilities                          221,278        9,445       4.27      166,608        5,258       3.16
Non-Interest Bearing Liabilities:
   Demand Deposits                                           53,556            0       0.00       50,682            0       0.00
   Other                                                      1,704            0       0.00        1,399            0       0.00
----------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities                                     276,538        9,445       3.42      218,689        5,258       2.40
Stockholders' Equity                                         21,005            0       0.00       17,981            0       0.00
----------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Equity          $ 297,543        9,445       3.17     $236,670     $  5,258       2.22
==================================================================================================================================

Interest Margin                                                         $ 13,973                             $ 12,385
                                                                        ========
Interest Spread on:
   Average Total Assets                                                                4.70%                                5.23%
   Average Total Interest-Earning Assets                                               5.08%                                5.63%

Rate Volume Relationships of Interest Margin on Earning Assets

                                                                           2000/1999                        1999/1998
                                                                      Increase (Decrease)              Increase (Decrease)
                                                                       Due to Change in                 Due to Change in
                                                               -------------------------------------------------------------------
                                                                                        Net                               Net
(in thousands)                                                  Volume      Rate      Change     Volume       Rate       Change
----------------------------------------------------------------------------------------------------------------------------------
Interest Income:
Investment Securities:
   Taxable                                                     $  (268)   $   324   $      56    $  (291)     $ 205      $   (86)
   Nontaxable                                                      (45)        14         (31)       366        (85)         281
----------------------------------------------------------------------------------------------------------------------------------
      Total Investment Securities                                 (313)       338          25         75        120          195
Total Net Loans                                                  5,388        245       5,633      3,817       (825)       2,992
Federal Funds Sold                                                  (4)        78          74       (260)       (57)        (317)
Balances Due from Banks                                            (12)       (27)        (39)        33          1           34
----------------------------------------------------------------------------------------------------------------------------------
      Total Interest-Earning Assets                              5,059        634       5,693      3,665       (761)       2,904
----------------------------------------------------------------------------------------------------------------------------------
Interest Expense:
   Savings Deposits                                                (18)     4,728       4,710        (13)      (219)        (232)
   Money Market Accounts                                           510        574       1,084        328       (129)         199
   Certificates of Deposits                                      1,361        431       1,792        333       (132)         201
----------------------------------------------------------------------------------------------------------------------------------
      Total Interest-Bearing Deposits                            1,853      5,733       7,586        648       (480)         168
Securities Sold Under Agreements to Repurchase                   3,033          0       3,033        (73)       (73)        (146)
Other Borrowings                                                   453        141         594        763          2          765
----------------------------------------------------------------------------------------------------------------------------------
      Total Interest-Bearing Liabilities                         5,339      5,874      11,213      1,338       (551)         787
----------------------------------------------------------------------------------------------------------------------------------
      Changes in Interest Margin                               $  (280)   $(5,240)  $  (5,520)   $ 2,327      $(210)     $ 2,117
==================================================================================================================================

Other Operating Income

The schedule below details items of non-interest income for the years ended December 31,

                                                                                        2000            1999            1998
----------------------------------------------------------------------------------------------------------------------------------
Other Operating Income

   Trust and Investment Management Department Income                                 $   443,169     $   461,383     $   400,569
   Service Charges on Deposit Accounts                                                 1,589,901       1,501,740       1,479,577
   Other Income                                                                        1,408,225       1,201,272         952,721
   Net Gain (Loss) on the Sales of Investment Securities                                 (41,264)         17,012          40,676
----------------------------------------------------------------------------------------------------------------------------------
      Total                                                                          $ 3,400,031     $ 3,181,407     $ 2,873,543
==================================================================================================================================

Other Operating Income represents fee income collected by the bank on non-rate sensitive transactions. As margins tighten due to the rising rate environment, the generation of fee income plays a larger role in the level of net income. Other operating income increased by 7.85% over 1999 and 19.41% over 1998. Service charges on deposit accounts are the single largest contributor to Other Operating Income and increased from $1,501,740 to $1,589,901 or 5.87% from 1999 to 2000. This minimal increase is due to the large number of preferred accounts whose service charges are waived, another benefit offered to customers who maintain their primary relationship with Bank of Smithtown. Income from Trust and Investment Management Services decreased by 3.95% over the 1999 level due to the settlement of several large estate accounts. Other income rose by 19.83% and 51.09% over 1999 and 1998 levels. This increase can be attributed to the gain in cash value of life insurance investments and fee income based on a higher volume of ATM transactions. Loan fees are also a large part of Other Income and these fees decreased during 2000 by 6.13%. During 2000, the bank also recognized a net loss of $41,264 on the sale of investments securities held in its available for sale portfolio.

Other Operating Expenses

Detailed below are the components of the Other Operating Expenses for the years ended December 31,

                                                                                         2000           1999             1998
----------------------------------------------------------------------------------------------------------------------------------
Other Operating Expenses
   Salaries                                                                           $4,069,205      $3,626,284      $3,252,761
   Pensions and Other Employee Benefits                                                  890,976         704,559         682,397
   Net Occupancy Expense                                                                 906,088         864,844         835,787
   Furniture and Equipment Expense                                                       818,633         807,080         621,808
   Other Expenses                                                                      2,025,659       1,992,593       1,726,923
----------------------------------------------------------------------------------------------------------------------------------
      Total                                                                           $8,710,561      $7,995,360      $7,119,676
==================================================================================================================================

Other Operating Expenses represent various categories of non-interest expense. These expenses increased by 8.94% over 1999 levels and 22.34% over 1998 levels. Salary and benefit expense increased during 2000 partially due to the increasing costs of health insurance, as well as additions to Senior Management. Increases in balance sheet assets as experienced in 2000, require additional internal resources to carefully manage the bank's strategic plan and yield the highest returns for our shareholders. Also reflected in salary expense to a lesser degree is compensation expense paid to consultants for assistance with various software programs and sales training for branch personnel. Net occupancy expense increased slightly from $864,844 during 1999 to $906,088 during 2000. This resulted from increased lease payments on branch properties, and depreciation expenses attributed to leasehold improvements. Expenses related to the maintenance of Other Real Estate Owned declined during 2000, as only one property remains to be sold. Furniture and equipment expense rose by 1.43% and 31.65% over 1999 and 1998. This was due to the purchase and resultant depreciation on new computer hardware and software, partially in preparation of Y2K compliance. It also is reflective of the new technology purchases necessary to maintain Bank of Smithtown's position as a leader in the financial services market. Other expenses increased by only 1.66%, reflective of continued tight expense control.

Investment Securities

Investment securities at December 31, 2000 totaled $61,329,075 as compared to $62,661,276 at year end 1999, a decrease of 2.13%. As the interest rate environment increased during 2000, principal payment reductions on mortgage-backed securities decreased. Proceeds from maturities of investment securities were reinvested into higher yielding securities and were also re-channeled into new loan originations. The majority of investment securities are held in the available for sale portfolio which represents 91.30% of the total portfolio. This provides maximum liquidity for the bank, as these securities may be sold, if necessary. However, it remains management's intent to hold most securities to maturity. The composition of the portfolio has remained stable with mortgage-backed securities representing 38.80% of the portfolio and U.S. government agency securities and obligations of state and political subdivisions representing 27.55% and 26.10%, respectively. "Other securities" is comprised of Federal Reserve Bank stock of $127,200, Federal Home Loan Bank stock of $3,423,500 and other equity investments of $1,085,000. The Federal Reserve Bank stock and Federal Home Loan Bank stock are restricted. As can be seen from the accompanying Weighted Average Maturity Schedule the entire portfolio has shortened in term and has moved from 17 years, 10 months in average term to 16 years, 5 months. This maturity term is the result of faster principal reductions on mortgage-backed securities and more called securities. The actual maturity or average life of the portfolio remains considerably shorter due to periodic paydowns. The Weighted Average Yield Table and the Average Balance Sheet and Yield Analysis both clearly indicate the increased yield on the investment portfolio. This yield has increased from 6.58% to 7.08% from 1999 to 2000.

The following schedule presents the amortized cost for Investment Securities Held to maturity and estimated fair value for Investment Securities Available for Sale as detailed in the bank's balance sheet as of December 31:

Investment Securities Held to Maturity                                                                2000              1999
----------------------------------------------------------------------------------------------------------------------------------
Mortgage-Backed Securities                                                                       $  1,280,026      $  2,829,437
Obligations of State and Political Subdivisions                                                     4,054,155         5,141,551
----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                         $  5,334,181      $  7,970,988
----------------------------------------------------------------------------------------------------------------------------------
Investment Securities Available for Sale
----------------------------------------------------------------------------------------------------------------------------------
Obligations of U.S. Government                                                                   $          0      $  3,012,570
Obligations of U.S. Government Agencies                                                            16,896,345        17,331,246
Mortgage-Backed Securities                                                                         22,512,702        19,612,906
Obligations of State and Political Subdivisions                                                    11,950,147        11,152,866
Other Securities                                                                                    4,635,700         3,580,700
----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                         $ 55,994,894      $ 54,690,288
==================================================================================================================================

The tables below set forth the investment securities by portfolio, weighted average maturity, and weighted average yield as of December 31:

Weighted Average Maturity

Investment Securities Held to Maturity                                                              2000                1999
----------------------------------------------------------------------------------------------------------------------------------
Mortgage-Backed Securities                                                                   7 yrs.    4 mos.    7 yrs.  11 mos.
Obligations of State and Political Subdivisions                                              3 yrs.   11 mos.    4 yrs.   7 mos.
----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                     6 yrs.    2 mos.    6 yrs.   9 mos.
----------------------------------------------------------------------------------------------------------------------------------
Investment Securities Available for Sale
----------------------------------------------------------------------------------------------------------------------------------
Obligations of U.S. Government                                                               None                0 yrs.   1 mos.
Obligations of U.S. Government Agencies                                                      8 yrs.    0 mos.    8 yrs.   8 mos.
Mortgage-Backed Securities                                                                  27 yrs.   10 mos.   28 yrs.   4 mos.
Obligation of State and Political Subdivisions                                               9 yrs.    3 mos.   10 yrs.   2 mos.
----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                    18 yrs.    7 mos.   20 yrs.   9 mos.
----------------------------------------------------------------------------------------------------------------------------------
   Total Investment Securities                                                              16 yrs.    5 mos.   17 yrs.  10 mos.
==================================================================================================================================

The tables below set forth the investment securities by portfolio, weighted average maturity and weighted average yield as of December 31, 2000.

Weighted Average Yield                                                                                                   Weighted
                                                                                         Amortized         Estimated      Average
Investment Securities Held to Maturity                                                      Cost          Fair Value     Yield (%)
----------------------------------------------------------------------------------------------------------------------------------
Mortgage-Backed Securities:
   After 5 years, but within 10 years                                                     $1,280,026       $1,277,833       6.50
Obligations of State and Political Subdivisions:
   Within 1 year                                                                             422,986          423,207       5.37
   After 1 year, but within 5 years                                                        2,799,419        2,835,423       5.65
   After 5 years, but within 10 years                                                        831,750          857,010       5.30
----------------------------------------------------------------------------------------------------------------------------------
      Total                                                                               $5,334,181       $5,393,473       5.81
==================================================================================================================================

Investment Securities Available for Sale
----------------------------------------------------------------------------------------------------------------------------------
Obligations of U.S. Government Agencies:
   After 1 year, but within 5 years                                                      $ 5,004,091      $ 4,962,055       6.50
   After 5 years, but within 10 years                                                     10,000,000        9,982,410       7.39
   After 10 years                                                                          2,000,000        1,951,880       6.75
Mortgage-Backed Securities:
   After 5 years, but within 10 years                                                      1,688,035        1,704,406       8.00
   After 10 years                                                                         20,879,317       20,808,296       6.48
Obligation of State and Political Subdivisions
   After 1 year, within 5 years                                                            3,069,741        3,067,654       4.74
   After 5 years, but within 10 years                                                      6,257,848        6,199,726       4.43
   After 10 years                                                                          2,798,296        2,682,767       4.29
----------------------------------------------------------------------------------------------------------------------------------
      Total                                                                              $51,697,328      $51,359,194       6.43
==================================================================================================================================

Loans

The Bank's loan portfolio at December 31, 2000 and 1999 was $229,062,660 and $176,819,745, respectively, an increase of 29.55% . The classification of the portfolio is as follows:

                                                                            2000          %                  1999            %
----------------------------------------------------------------------------------------------------------------------------------
Real Estate Loans, Construction                                       $  23,736,992      10.36          $  22,563,456      12.76
Real Estate Loans, Other:
     Commercial                                                         114,200,418      49.85             81,336,842      46.00
     Residential                                                         55,362,167      24.17             37,459,938      21.19
Commercial and Industrial Loans                                          31,605,659      13.80             31,997,026      18.10
Loans to Individuals for Household,
     Family and Other Personal Expenditures                               3,954,201       1.73              3,350,208       1.89
All Other Loans (including Overdrafts)                                      203,223       0.09                112,275       0.06
----------------------------------------------------------------------------------------------------------------------------------
     Total Loans                                                      $ 229,062,660     100.00          $ 176,819,745     100.00
==================================================================================================================================

The areas of largest growth in the portfolio have been in the residential and commercial mortgage portfolio. Average yield on the portfolio increased from 8.91% to 9.08% due primarily to the change in composition. Real estate loans comprise 74.02% of the entire portfolio, but credit concentration risk in this segment has been minimized through low loan to value ratios and high credit quality of borrowers. A high percentage of loans made by Bank of Smithtown are to residents and businesses located in the bank's primary lending area and credit is extended to a wide spectrum of borrowers, including individuals, not for profit organizations and small to middle market businesses.

The following table shows the maturities of loans (excluding real estate mortgages and installment loans) outstanding as of December 31, 2000:

                                                                                                 After One
                                                                                     Within      Year but      After
                                                                                      One       Within Five    Five
(in thousands)                                                                        Year        Years        Years      Total
--------------------------------------------------------------------------------------------------------------------------------
Commercial (and all other loans including overdrafts)                                $13,613     $ 8,683      $2,499     $24,795
Real Estate - Construction                                                            16,272       6,698           0      22,970
--------------------------------------------------------------------------------------------------------------------------------
Total                                                                                $29,885     $15,381      $2,499     $47,765
--------------------------------------------------------------------------------------------------------------------------------

Deposits

Average deposits for 2000 increased by 23.53% over 1999. Year end deposits increased by 23.75% over the same period in 1999. The largest areas of growth in average deposits for 2000 were time deposits, money market accounts, and demand deposits, respectively. The resultant increase in interest expense on this increased deposit base was $3,314,569. The average cost of these deposits during 2000 was 3.94%.

Average Balance

(in thousands)                                                                                               2000           1999
--------------------------------------------------------------------------------------------------------------------------------
Demand (Non-Interest Bearing)                                                                           $  53,556      $  50,682
Money Market                                                                                               65,418         49,519
Savings (Including NOW)                                                                                    52,035         53,776
Time                                                                                                       71,304         42,184
--------------------------------------------------------------------------------------------------------------------------------
Total Deposits                                                                                           $242,313       $196,161
--------------------------------------------------------------------------------------------------------------------------------

At December 31, 2000, the remaining maturities of the Bank's Certificates of Deposit in amounts of $100,000 or greater were as follows:

(in thousands)
3 months or less....................................................................................................    $  8,885
Over 3 through 6 months.............................................................................................       2,123
Over 6 through 12 months............................................................................................       4,505
Over 12 months......................................................................................................       8,803
--------------------------------------------------------------------------------------------------------------------------------
Total...............................................................................................................     $24,316
--------------------------------------------------------------------------------------------------------------------------------

Other Borrowings

Year end 2000 borrowings decreased from $38,000,000 to $33,500,000. These borrowings are in the form of six advances from the Federal Home Loan Bank of New York and a Repo advance with Morgan Stanley Dean Witter, Inc. A description of the advances is detailed below:

Description                                              Rate                Type               Maturity               Amount
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank
     Overnight Advance                                   6.600%               Fixed              01/02/01           $  3,000,000
     Overnight Advance                                   6.350%               Fixed              01/02/01                500,000
     1 Month Advance                                     6.640%               Fixed              01/08/01             10,000,000
     4 Year Advance                                      6.400%               Fixed              11/14/03              7,000,000
     5 Year Advance                                      6.560%               Fixed              12/03/04              3,000,000
     10 Year Repo Advance                                4.935%               Fixed              01/15/09              5,000,000
Morgan Stanley Dean Witter, Inc.
     1 Year Repo Advance                                 7.190%               Fixed              05/24/01              5,000,000
--------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                                           $33,500,000
--------------------------------------------------------------------------------------------------------------------------------

The weighted average interest rate for these borrowings is 6.47%. The underlying collateral for the borrowings is comprised of various U.S. government agency securities and mortgage-backed securities.

Liquidity and Rate Sensitivity

Liquidity provides the source of funds for anticipated and unanticipated deposit outflow and loan growth. The bank's primary sources of liquidity include deposits, repayments of loan principal, maturities of investment securities, principal reductions on mortgage-backed securities, "unpledged" securities available for sale, overnight federal funds sold and borrowing potential from correspondent banks. The primary factor effecting these sources of liquidity is their immediate availability if necessary, and their market rate of interest, which can cause fluctuations in levels of deposits and prepayments on loans and securities. The method by which the bank controls its liquidity and interest rate sensitivity is through asset liability management. The goal of asset liability management is the combination of maintaining adequate liquidity levels without sacrificing earnings. The bank matches the maturity of its assets and liabilities in a way that takes advantage of the current and anticipated rate environment. Asset liability management is of great concern to management and is reviewed on an ongoing basis. The Chief Executive Officer, Chief Financial Officer, Chief Lending Officer, Chief Commercial Lending Officer and the Executive Vice President of the Retail Division of the bank serve on the asset liability management committee. Reports detailing current liquidity position and projected liquidity as well as projected funding requirements are reviewed monthly, or as often as deemed necessary. Semiannually, the bank collects the necessary information to run an income simulation model, which tests the bank's sensitivity to fluctuations in interest rates. These rate fluctuations are large and immediate, and actually reflect the bank's earnings under these simulations. These income simulations are reviewed by the Board of Directors. Both simulations performed during 2000 reflected minimal sensitivity to upward or downward rate fluctuations. Interest income, margins and net income remain stable regardless of changes in market interest rates. These models then lead to investment, loan and deposit strategies and decisions for earnings maximization within acceptable risk levels. The following table details the interest rate sensitivity of the bank over various periods as of December 31, 2000.

                                                 Three                            One       Three
                                                Months       Six       Total     Year       Years
                                     Three      Through    Months   Sensitive  Through    Through      Over
                                     Months      Six      Through    Within     Three      Five        Five        All
(in thousands)            1 Day     or Less     Months    One Year  One Year    Years      Years      Years    Other(1)      Total
----------------------------------------------------------------------------------------------------------------------------------
Total Interest
   Earning Assets      $35,804    $18,406     $12,743    $13,920   $80,873    $33,102     $77,274   $94,609    $13,553   $299,411
Total Interest Bearing
   Liabilities and
   Demand deposits (2)       0     46,528      28,460     47,696   122,684     85,828      53,970         0     28,176    290,658
Interest Sensitivity
   Gap Per Period       35,804    (28,122)    (15,717)   (33,776)  (41,811)   (52,726)     23,304    94,609    (14,623)     8,753
Cumulative Interest
   Sensitivity Gap      35,804      7,682      (8,035)   (41,811)  (41,811)   (94,537)    (71,233)   23,376      8,753      8,753
Percent of Cumulative
   Gap to Total Assets   11.38%      2.44%      (2.55)%   (13.29)%  (13.29)%   (30.05)%    (22.64)%    7.43%      2.78%      2.78%

(1) Includes interest-earning assets and interest-bearing liabilities that do not reprice as well as $917,560 in nonaccrual loans.
(2) Money Market Accounts assumed to decline over a 2 year period. Savings Accounts and NOW assumed to decline over a 5 year period. Demand Deposits are spread based on historical experience.

Stockholders' Equity
Shown below are the components of Stockholders' Equity as of December 31:

                                                                                                        2000             1999
--------------------------------------------------------------------------------------------------------------------------------
Common Stock - $2.50 Par Value (3,000,000 Shares Authorized;
   895,910 Shares Issued)                                                                          $  2,239,775     $  2,239,775
Capital Surplus                                                                                       1,993,574        1,993,574
Retained Earnings                                                                                    23,498,921       19,314,995
Accumulated Other Comprehensive Loss                                                                   (196,117)      (1,069,376)
--------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                             27,536,153       22,478,968
Less: Treasury Stock (112,303 and 89,742 Shares at Cost
      At December 31, 2000 and 1999, respectively)                                                    5,144,873        3,788,953
--------------------------------------------------------------------------------------------------------------------------------
   Total Stockholders' Equity                                                                       $22,391,280      $18,690,015
================================================================================================================================

Stockholders' equity increased by 19.80% from year end 1999 to year end 2000. Effective May 6, 1998 the Board of Directors approved a 2:1 stock split which increased the number of authorized shares from 1,500,000 to 3,000,000, and reduced the par value of the stock from $5 per share to $2.50 per share. Also during 1998, the Board approved $3,200,000 to be paid in the form of a special dividend from the bank to the Bancorp for the purpose of stock repurchase. During 1998, the Bancorp repurchased an adjusted equivalent of 43,771 shares at a total cost of $2,394,798. During 1999, the Board authorized an additional $800,000 dividend paid to the Bancorp for additional repurchases of company stock. For the year ended 1999, the Bancorp repurchased 16,597 additional common shares at a total cost of $947,516. Once again during the year ended December 31, 2000 the Board of Directors authorized an additional $1,000,000 dividend to the Bancorp to be used for the repurchase of company stock. For the year 2000, the Bancorp repurchased 22,561 shares at a cost of $1,355,921. Retained earnings increased by 21.66% during 2000 as a result of net income of $4,949,880 and dividends declared of $765,954.

Capital ratios are regarded as one of the most important indicators of a banking institution's strength. There are two capital ratios that are most significant: leverage ratio and risk based capital. Leverage at year end 2000 and 1999 was 7.06% and 7.60%, respectively. The minimum regulatory leverage ratio is 4.00%. Total risk based capital at year end 2000 and 1999 was 10.81% and 12.20%. The minimum regulatory total risk based capital ratio is 10%. Bank of Smithtown is considered well capitalized by all guidelines.

Analysis of the Allowance for Possible Loan Losses

The Allowance for Possible Loan Loss Account at year end 2000 was $2,500,724 compared to $2,251,668 at year end 1999. The change in the Allowance Account is the result of net charge-offs of $290,944 and a Provision for Possible Loan Losses of $540,000. Based on the high quality of the loan portfolio, and the low level of non-performing assets, management feels the Allowance for Possible Loan Losses provides adequate coverage.

The following tables describe the activity in the Allowance for Possible Loan Losses Account for the years ended December 31,

(in thousands)                                                                                               2000        1999
--------------------------------------------------------------------------------------------------------------------------------
Allowance for Possible Loan Losses at Beginning of Period                                                  $  2,252   $    2,120
--------------------------------------------------------------------------------------------------------------------------------
Loans Charged Off:
   Commercial                                                                                                   375          255
   Real Estate                                                                                                    0            9
   Consumer                                                                                                      21          105
--------------------------------------------------------------------------------------------------------------------------------
   Total Loans Charged-Off                                                                                      396          369
--------------------------------------------------------------------------------------------------------------------------------
Recoveries on Amounts Previously Charged-Off:
   Commercial                                                                                                    62           20
   Real Estate                                                                                                   10           15
   Consumer                                                                                                      33           16
--------------------------------------------------------------------------------------------------------------------------------
   Total Recoveries                                                                                             105           51
--------------------------------------------------------------------------------------------------------------------------------
Net Charge-Offs                                                                                                 291          318
--------------------------------------------------------------------------------------------------------------------------------
Current Year's Provision for Possible Loan Losses                                                               540          450
--------------------------------------------------------------------------------------------------------------------------------
Allowance for Possible Loan Losses at End of Period                                                           2,501   $    2,252
--------------------------------------------------------------------------------------------------------------------------------

Total Loans:
   Average (Net of Unearned Discount and Allowance for Possible Loan Loss)                                 $202,679   $  142,216
   End of Period (Net of Unearned Discount)                                                                 228,320      176,200

Ratios:                                                                                                       2000        1999
--------------------------------------------------------------------------------------------------------------------------------
Net Loans Charged-Off to:
   Average Loans                                                                                               0.14%        0.22%
   Loans at End of Period                                                                                      0.13         0.18
   Allowance for Possible Loan Losses                                                                         11.64        14.12
   Provision for Possible Loan Losses                                                                         53.89        70.67
Last Year's Charge-Off to this Year's Recovery                                                               351.43       262.75
Allowance for Possible Loan Losses at Year End To:
   Average Loans (Net of Unearned Discount)                                                                    1.22         1.56
   End of Period Loans (Net of Unearned Discount)                                                              1.10         1.28

The following table shows the Bank's non-accrual and contractually past due loans:

                                                                                              At December 31,
(in thousands)                                                            2000        1999        1998         1997        1996
--------------------------------------------------------------------------------------------------------------------------------
Accruing Loans Past Due 90 Days or More                                 $   446   $       0   $       0     $   432     $      3
Non-Accrual Loans                                                           918       1,388       1,749       1,593        2,001
--------------------------------------------------------------------------------------------------------------------------------
   Total                                                                 $1,364      $1,388      $1,749      $2,025       $2,004
================================================================================================================================

For 2000 and 1999 the difference between interest income on non-accrual loans and income that would have been recognized at original contractual rates and terms is $90,144 and $138,183, respectively.

The composition of Other Real Estate Owned at December 31 is as follows:

                                                                                                             2000        1999
--------------------------------------------------------------------------------------------------------------------------------
Commercial Land                                                                                            $730,354      730,354
Single Family                                                                                                     0      125,000
--------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                                   $730,354     $855,354
================================================================================================================================

The value of Other Real Estate Owned shown above is net of the Valuation
Reserve.

Consolidated Balance Sheets

                                                                                                             Smithtown Bancorp
==============================================================================================================================
                                                                                                     As of December 31,
                                                                                                  2000                 1999
------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                                                     $    8,953,761         $10,195,378
Investment Securities:
   Investment Securities Held to Maturity:
      Mortgage-Backed Securities                                                                 1,280,026           2,829,437
      Obligations of State and Political Subdivisions                                            4,054,155           5,141,551
------------------------------------------------------------------------------------------------------------------------------
            Total (Estimated Fair Value $5,393,473 in 2000 and $7,969,754 in 1999)               5,334,181           7,970,988
------------------------------------------------------------------------------------------------------------------------------
   Investment Securities Available for Sale:
      Obligations of U.S. Government                                                                     0           3,012,570
      Obligations of U.S. Government Agencies                                                   16,896,345          17,331,246
      Mortgage-Backed Securities                                                                22,512,702          19,612,906
      Obligations of State and Political Subdivisions                                           11,950,147          11,152,866
      Other Securities                                                                           4,635,700           3,580,700
------------------------------------------------------------------------------------------------------------------------------
            Total (At Estimated Fair Value)                                                     55,994,894          54,690,288
------------------------------------------------------------------------------------------------------------------------------
         Total Investment Securities                                                            61,329,075          62,661,276
------------------------------------------------------------------------------------------------------------------------------
Federal Funds Sold                                                                                       0          10,350,000
------------------------------------------------------------------------------------------------------------------------------
Loans                                                                                          229,062,660         176,819,745
   Less: Unearned Discount                                                                         743,125             619,728
         Allowance for Possible Loan Losses                                                      2,500,724           2,251,668
------------------------------------------------------------------------------------------------------------------------------
Loans, Net                                                                                     225,818,811         173,948,349
------------------------------------------------------------------------------------------------------------------------------
Equity Investment on SMTB Financial Group, LLC.                                                      2,500                   0
------------------------------------------------------------------------------------------------------------------------------
Bank Premises and Equipment                                                                      3,571,355           3,207,348
------------------------------------------------------------------------------------------------------------------------------
Other Assets
   Other Real Estate Owned                                                                         730,353             855,353
   Other                                                                                        14,174,888           4,863,739
------------------------------------------------------------------------------------------------------------------------------
         Total Other Assets                                                                     14,905,241           5,719,092
------------------------------------------------------------------------------------------------------------------------------
         Total                                                                                $314,580,743        $266,081,443
==============================================================================================================================

Liabilities
Deposits:
   Demand (Non-Interest Bearing)                                                             $  56,352,317         $50,008,452
   Money Market                                                                                 71,880,093          53,667,605
   NOW                                                                                          18,211,339          15,968,937
   Savings                                                                                      33,215,757          35,594,368
   Time                                                                                         77,499,816          52,566,899
------------------------------------------------------------------------------------------------------------------------------
         Total Deposits                                                                        257,159,322         207,806,261
Dividend Payable                                                                                   188,522             177,357
Other Borrowings                                                                                33,500,000          38,000,000
Other Liabilities                                                                                1,341,619           1,407,810
------------------------------------------------------------------------------------------------------------------------------
         Total Liabilities                                                                     292,189,463         247,391,428
------------------------------------------------------------------------------------------------------------------------------
Commitments and Contingent Liabilities

Stockholders' Equity
Common Stock - $2.50 Par Value:
   (3,000,000 Shares Authorized; 895,910 Shares Issued)                                          2,239,775           2,239,775
Capital Surplus                                                                                  1,993,574           1,993,574
Retained Earnings                                                                               23,498,921          19,314,995
Accumulated Other Comprehensive Loss                                                              (196,117)         (1,069,376)
------------------------------------------------------------------------------------------------------------------------------
         Total                                                                                  27,536,153          22,478,968
Less: Treasury Stock (112,303 and 89,742 Shares at Cost
      At December 31, 2000 and 1999, respectively)                                               5,144,873           3,788,953
------------------------------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity                                                             22,391,280          18,690,015
------------------------------------------------------------------------------------------------------------------------------
         Total                                                                                $314,580,743        $266,081,443
==============================================================================================================================

See notes to consolidated financial statements.

Consolidated Statements of Income

                                                                                                       Smithtown Bancorp
========================================================================================================================
                                                                                         Year Ended December 31,
                                                                                 2000           1999            1998
------------------------------------------------------------------------------------------------------------------------
Interest Income
Interest and Fees on Loans                                                   $18,409,086     $12,673,580     $ 9,996,927
Interest on Balances Due from Banks                                               13,877          45,609           7,631
Interest on Federal Funds Sold                                                   484,185         411,031         707,252
Interest and Dividends on Investment Securities:
   Taxable:
      Obligations of U.S. Government                                              23,602         339,877         414,782
      Obligations of U.S. Government Agencies                                  1,461,265       1,166,148         920,343
      Mortgage-Backed Securities                                               1,483,068       1,659,362       1,979,480
      Other Securities                                                           329,076         102,946          57,932
------------------------------------------------------------------------------------------------------------------------
         Total                                                                 3,297,011       3,268,333       3,372,537
   Exempt from Federal Income Taxes:
      Obligations of State and Political Subdivisions                            801,175         821,512         656,858
------------------------------------------------------------------------------------------------------------------------
         Total Interest Income                                                23,005,334      17,220,065      14,741,205
------------------------------------------------------------------------------------------------------------------------

Interest Expense
Money Market Accounts                                                          2,855,500       1,587,735       1,418,621
Savings                                                                          510,807         553,069         775,420
Certificates of Deposit of $100,000 and Over                                     906,466         697,356         516,403
Other Time Deposits                                                            3,154,395       1,274,439       1,284,662
Securities Sold Under Agreements To Repurchase                                   221,692               0          72,826
Other Borrowings                                                               1,795,308       1,145,234         375,057
------------------------------------------------------------------------------------------------------------------------
         Total Interest Expense                                                9,444,168       5,257,833       4,442,989
------------------------------------------------------------------------------------------------------------------------
         Net Interest Income                                                  13,561,166      11,962,232      10,298,216
         Provision for Possible Loan Losses                                      540,000         450,000         525,000
------------------------------------------------------------------------------------------------------------------------
         Net Interest Income, After Provision for Possible Loan Losses        13,021,166      11,512,232       9,773,216
------------------------------------------------------------------------------------------------------------------------

Other Non-Interest Income
Trust Department Income                                                          443,169         461,383         400,569
Service Charges on Deposit Accounts                                            1,589,901       1,501,740       1,479,577
Other Income                                                                   1,408,225       1,201,272         952,721
Net Gain (Loss) on Sales of Investment Securities                                (41,264)         17,012          40,676
------------------------------------------------------------------------------------------------------------------------
         Total Other Non-Interest Income                                       3,400,031       3,181,407       2,873,543
------------------------------------------------------------------------------------------------------------------------

Other Operating Expenses
Salaries                                                                       4,069,205       3,626,284       3,252,761
Pensions and Other Employee Benefits                                             890,976         704,559         682,397
Net Occupancy Expense of Bank Premises                                           906,088         864,844         835,787
Furniture and Equipment Expense                                                  818,633         807,080         621,808
Other Expense                                                                  2,025,659       1,992,593       1,726,923
------------------------------------------------------------------------------------------------------------------------
         Total Other Operating Expenses                                        8,710,561       7,995,360       7,119,676
------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                                     7,710,636       6,698,279       5,527,083
Provision for Income Taxes                                                     2,791,960       2,444,626       2,026,670
------------------------------------------------------------------------------------------------------------------------
Income Before Net Income from Equity Investment                                4,918,676       4,253,653       3,500,413
Net Income from Equity Investment                                                 31,204               0               0
------------------------------------------------------------------------------------------------------------------------
Net Income                                                                   $ 4,949,880     $ 4,253,653     $ 3,500,413
========================================================================================================================

Earnings Per Share
Net Income                                                                   $      6.19     $      5.25     $      4.15
Weighted Average Shares Outstanding                                              800,078         810,130         844,496

See notes to consolidated financial statements.

Consolidated Statements of Comprehensive Income

                                                                                                                 Smithtown Bancorp
==================================================================================================================================
                                                                                               Year Ended December 31,
                                                                                     2000                1999              1998
----------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                        $4,949,880         $ 4,253,653        $3,500,413
Other Comprehensive Income (Loss), Before Tax:
   Unrealized Holding Gain (Loss) Arising During the Period                        1,546,883          (2,290,858)           41,343
   Less:  Reclassification Adjustment for Gains Included in Net Income               (41,264)             17,012            40,676
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   1,505,619          (2,273,846)              667
   Income Tax Related to Other Comprehensive Income                                  632,360             955,015               280
----------------------------------------------------------------------------------------------------------------------------------
   Other Comprehensive Income (Loss), Net of Tax                                     873,259          (1,318,831)              387
----------------------------------------------------------------------------------------------------------------------------------
     Total Comprehensive Income                                                   $5,823,139         $ 2,934,822        $3,500,800
==================================================================================================================================

See notes to consolidated financial statements.

Consolidated Statements of Changes in Stockholders's Equity

                                                                                                                 Smithtown Bancorp
==================================================================================================================================
                                         Common Stock                                       Cost of     Accumulated
                                   ------------------------                                 Common         Other          Total
                                     Shares                    Capital       Retained      Stock in    Comprehensive  Stockholders'
                                   Outstanding     Amount      Surplus       Earnings      Treasury    Income (Loss)     Equity
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997          866,536    $2,239,775   $1,993,574   $12,943,680   $  (446,639)  $   249,068     $16,979,458
Comprehensive Income:
   Net Income                                                                3,500,413                                   3,500,413
   Other Comprehensive Income,
      Net of Tax                                                                                               387             387
                                                                                                                       -----------
      Total Comprehensive Income                                                                                         3,500,800
Cash Dividends Declared                                                       (673,271)                                   (673,271)
Treasury Stock Purchases              (43,771)                                            (2,394,798)                   (2,394,798)
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998          822,765     2,239,775    1,993,574    15,770,822    (2,841,437)      249,455      17,412,189
Comprehensive Income:
   Net Income                                                                4,253,653                                   4,253,653
   Other Comprehensive Income,
      Net of Tax                                                                                        (1,318,831)     (1,318,831)
                                                                                                                       -----------
      Total Comprehensive Income                                                                                         2,934,822
Cash Dividends Declared                                                       (709,480)                                   (709,480)
Treasury Stock Purchases              (16,597)                                              (947,516)                     (947,516)
----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999          806,168     2,239,775    1,993,574    19,314,995    (3,788,953)   (1,069,376)     18,690,015
Comprehensive Income:
   Net Income                                                                4,949,880                                   4,949,880
   Other Comprehensive Income,
      Net of Tax                                                                                           873,259         873,259
                                                                                                                       -----------
      Total Comprehensive Income                                                                                         5,823,139
Cash Dividends Declared                                                       (765,954)                                   (765,954)
Treasury Stock Purchases              (22,561)                                            (1,355,920)                   (1,355,920)
==================================================================================================================================
Balance at December 31, 2000          783,607    $2,239,775   $1,993,574   $23,498,921   $(5,144,873)  $  (196,117)    $22,391,280
==================================================================================================================================

Cash dividends declared per share were $.96 in 2000, $.88 in 1999, $.80 in 1998.

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

                                                                                                               Smithtown Bancorp
================================================================================================================================
                                                                                              Year Ended December 31,
                                                                                        2000            1999            1998
--------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net Income                                                                          $  4,949,880    $  4,253,653    $  3,500,413
Adjustments to reconcile net income to net cash provided by operating activities:
      Valuation Reserve for Other Real Estate Owned                                            0               0         (67,002)
      Depreciation on Premises and Equipment                                             476,283         509,946         371,715
      Provision for Possible Loan Losses                                                 540,000         450,000         525,000
      Net (Gain) Loss on Sale of Investment Securities                                    41,264         (17,012)        (40,676)
      Gain on Disposition of Fixed Assets                                                (12,690)              0               0
      Amortization of Transition Obligation                                               78,222          90,219          79,811
      Gain on Sale of Other Real Estate Owned                                            (10,106)        (29,281)        (35,437)
      Increase in Interest Payable                                                        30,250         311,030          15,387
      Increase (Decrease) in Miscellaneous Payables and Accrued Expenses                 (89,154)         28,895         111,373
      (Increase) Decrease in Fees and Commissions Receivables                             40,178          46,200         (26,400)
      (Increase) Decrease in Interest Receivable                                        (319,476)       (415,783)        172,950
      Increase in Prepaid Expenses                                                      (294,039)       (157,504)       (111,624)
      Increase in Miscellaneous Receivables                                              (41,262)        (26,316)       (139,858)
      Decrease in Income Taxes Receivable                                                 36,342             915          29,592
      Increase in Deferred Taxes                                                        (165,142)       (118,579)       (229,922)
      Decrease in Accumulated Postretirement Benefit Obligation                          (37,019)        (87,233)        (52,843)
      Amortization of Investment Security Premiums and Accretion of Discounts           (360,609)        117,691         160,734
      Increase in Cash Surrender Value of Officer's Life Insurance Policies             (248,600)              0               0
--------------------------------------------------------------------------------------------------------------------------------
         Cash Provided by Operating Activities                                         4,614,322       4,956,841       4,263,213
--------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Proceeds from Disposition of Mortgage-Backed Securities:
      Held to Maturity                                                                 2,004,922       1,675,055       2,629,306
      Available for Sale                                                               4,197,803      14,237,579      16,887,078
   Proceeds from Disposition of Other Investment Securities:
      Held to Maturity                                                                 1,077,501       1,478,604       2,642,018
      Available for Sale                                                              14,601,851       7,057,714       9,015,875
   Purchase of Mortgage-Backed Securities:
      Available for Sale                                                              (6,985,891)    (15,492,620)              0
   Purchase of Other Investment Securities:
      Held to Maturity                                                                         0        (723,862)       (415,730)
      Available for Sale                                                             (11,739,026)    (10,223,900)    (19,749,933)
   Purchase of Officer's Life Insurance Policies                                      (9,000,000)              0               0
   Federal Funds Sold, Net                                                            10,350,000       2,150,000      (4,200,000)
   Loans Made to Customers, Net                                                      (52,410,460)    (58,943,439)    (18,184,265)
   Investment in SMTB Financial Group, LLC                                                (2,500)              0               0
   Purchase of Premises and Equipment                                                   (847,743)       (458,004)     (1,176,171)
   Proceeds from Disposition of Fixed Assets                                              20,142               0               0
   Proceeds from Sale of Other Real Estate Owned                                         135,106         246,423       3,197,491
--------------------------------------------------------------------------------------------------------------------------------
         Cash Used in Investing Activities                                           (48,598,295)    (58,996,450)     (9,354,331)
--------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Net Increase in Demand Deposits, NOW Accounts and Savings Accounts                 24,420,150       7,622,979      12,440,843
   Net Increase in Time Accounts                                                      24,932,916      16,307,819       3,238,984
   Cash Dividends Paid                                                                  (754,789)       (698,015)       (659,022)
   Securities Sold Under Agreements to Repurchase and Other Borrowings, Net           (4,500,000)     34,825,355      (8,077,895)
   Purchase of Treasury Stock                                                         (1,355,921)       (947,516)     (2,394,798)
--------------------------------------------------------------------------------------------------------------------------------
         Cash Provided by Financing Activities                                        42,742,356      57,110,622       4,548,112
--------------------------------------------------------------------------------------------------------------------------------
         Net Increase (Decrease) in Cash and Due from Banks                           (1,241,617)      3,071,013        (543,006)
         Cash and Due from Banks, Beginning of Year                                   10,195,378       7,124,365       7,667,371
--------------------------------------------------------------------------------------------------------------------------------
         Cash and Due from Banks, End of Year                                       $  8,953,761    $ 10,195,378    $  7,124,365
================================================================================================================================
 Supplemental Disclosures of Cash Flow Information
   Cash Paid During the Year for:
      Interest                                                                      $  2,155,377    $  1,145,234    $    447,883
      Income Taxes                                                                     2,920,760       2,562,290       2,227,000

Schedule of Noncash Investing Activities
   Loans Transferred to Other Real Estate Owned                                     $          0    $          0    $    239,964
   Unrealized (Gain) Loss on Securities Available for Sale                              (873,259)      1,318,831            (387)

See notes to consolidated financial statements

Notes to Consolidated Financial Statements
================================================================================
Note A. Summary of Significant Accounting Policies
--------------------------------------------------------------------------------

The accounting and reporting policies of Smithtown Bancorp (the "Bancorp") and its subsidiary, Bank of Smithtown (the "Bank") reflect banking industry practices and conform to generally accepted accounting principles. A summary of the significant accounting policies followed by the Bancorp in the preparation of the accompanying consolidated financial statements is set forth below.

Basis of Presentation
The consolidated financial statements include the accounts of Smithtown Bancorp, and its wholly-owned subsidiary, Bank of Smithtown. All material intercompany transactions have been eliminated.

On May 6, 1998, the Bank effected a two-for-one split of common stock. All references in the accompanying consolidated financial statements and notes thereto relating to common stock, capital surplus, earnings per share and share of data have been retroactively adjusted to reflect the two-for-one stock split.

Nature of Operations
Smithtown Bancorp operates under a state bank charter and provides full banking services, including trust and investment management services. As a state bank, the Bank is subject to regulation by the State of New York Banking Department and the Federal Reserve Board. The area served by Smithtown Bancorp is the north central region of Suffolk County, New York, and services are provided at seven branch offices.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that the Allowance for Possible Loan Losses and the Valuation Reserve for OREO could differ from actual results.

Investment Securities
The Bank evaluates its investment policies consistent with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Accordingly, the Bank's investments in securities are classified in two categories and accounted for as follows:

 . Securities to be Held to Maturity - Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

 . Securities Available for Sale - Bonds, notes, debentures, and certain equity securities are carried at estimated fair value.

Unrealized holding gains and losses, net of tax, arising on securities available for sale are reported as a component of accumulated other comprehensive income, in accordance with SFAS No. 130, "Reporting Comprehensive Income". Bank of Smithtown has adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income". This statement establishes requirements for disclosure of comprehensive income and became effective for the Bank in 1998, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in stockholders' equity except those resulting from investments by and distributions to stockholders.

Gains and losses on the sale of securities are determined using the specific-identification method.

Equity Method of Accounting
The equity method of accounting is used when the Bank has a 20% to 50% interest in other entities. Under the equity method, original investments are recorded at cost and adjusted by the Bank's share of undistributed earnings or losses of these entities. Nonmarketable investments in which the Bank has less than 20% interest and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment.

Loans
Bank of Smithtown has adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). SFAS 114 applies only to impaired loans, with the exception of groups of smaller-balance homogeneous loans that are collectively evaluated for impairment (generally consumer loans). A loan is defined as impaired by SFAS 114 if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Specifically, SFAS 114 requires that a portion of the overall Allowance for Possible Loan Losses be determined based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the collateral. Prior to the adoption of SFAS 114, Bank of Smithtown's methodology for determining the adequacy of the Allowance for Possible Loan Losses did not incorporate the concept of the time value of money and expected future interest cash flows. In addition, SFAS 114 modifies the accounting for insubstance foreclosures (ISF). A collateralized loan is now considered an ISF and reclassified to Other Assets only when a creditor has taken physical possession of the collateral regardless of whether formal foreclosure proceedings have taken place.

Bank of Smithtown has also adopted SFAS 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure," (SFAS 118) which amends SFAS No.114 to permit a creditor to use existing methods for recognizing interest revenue on impaired loans. Generally, interest revenue received on impaired loans continues either to be applied by Bank against principal or to be realized as interest revenue, according to management's judgment as to the collectibility of principal.

Loans are generally recorded at the principal amount outstanding net of unearned discount and the allowance for possible loan losses. Unearned discounts are generally amortized over the term of the loan using the interest method. Interest on loans is credited to income based on the principal amount outstanding. The accrual of interest on a loan is discontinued when in the opinion of management there is doubt about the ability of the borrower to pay interest or principal. Management may continue to accrue interest when it determines that a loan and related interest are adequately secured and in the process of collection. Loans held for sale are carried at the lower of aggregate cost or estimated fair value. The Bank sells or securitizes certain loans. Such sales are with recourse and no reserve is considered necessary at December 31, 2000 and 1999. Gains are reported in Other Income.

Loan-related fees and cost are recognized as income when received in accordance with generally accepted accounting principles.

Allowance for Possible Loan Losses
The allowance for possible loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for possible loan losses when management believes the collectibility of the principal is unlikely. The allowance for possible loan losses is based on management's evaluation of the loan portfolio. Management believes that the allowance for possible loan losses is adequate. While management uses available information, including appraisals, to estimate potential losses on loans, further additions to the allowance may be necessary based on changes in economic conditions.

Bank Premises and Equipment
Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets as follows:

Bank Premises ..................................................  25-30 years
Leasehold Improvements .........................................   5-40 years
Furniture and Equipment ........................................     10 years

Other Real Estate Owned
Included in other assets is real estate held for sale which is acquired principally through foreclosure or a similar conveyance of title and is carried at the lower of cost or fair value minus estimated costs to sell the property. Any write-downs at the dates of acquisition are charged to the Allowance for Possible Loan Losses. Revenues and expenses associated with holding such assets are recorded through operations when realized.

Other Real Estate Owned Valuation Reserve Account
The valuation reserve account is established through a loss on other real estate owned charged to expense. Properties held in Other Real Estate Owned (OREO) are periodically valued through appraisals, and are written down to estimated fair value based on management's evaluation of these appraisals. Specific reserves are allocated to the properties as necessary, and these reserves may be adjusted based on changes in economic conditions.

Income Taxes
The tax provision as shown in the consolidated statements of income relates to items of income and expense reflected in the statements after appropriate deduction of tax-free income, principally nontaxable interest from obligations of state and political subdivisions. Deferred taxes are provided for timing differences related to depreciation, loan loss provisions, postretirement benefits, and investment securities which are recognized for financial accounting purposes in one period and for tax purposes in another period.

Trust Assets
Assets belonging to trust customers that are held in fiduciary or agency capacity by the Bank are not included in the financial statements since they are not assets of the Bank. Deposits held in fiduciary or agency capacity in the normal course of business are reported in the applicable deposit categories of the consolidated balance sheets.

Earnings Per Share
Earnings per share is computed based on the weighted average number of shares outstanding. There are no shares issuable through stock options or warrants.

Statements of Cash Flows
For the purposes of the Statements of Cash Flows, the Bank considers Cash and Due from Banks as Cash and Cash Equivalents.

Retirement Benefits
The Bank accounts for postretirement benefits other than pensions in accordance with Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106). This statement requires that the estimated costs of postretirement benefits other than pensions be accrued over the period earned rather than expensed as incurred.

In addition, the Bank adopted the provisions of SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", (SFAS No. 132),in 1998. This Statement supersedes the disclosure requirements in SFAS No. 106. It does not address the measurement or recognition issues as prescribed by SFAS No. 106.

Collateralized Securities Transactions
Transactions involving purchases of securities under agreements to resell ("reverse repurchase agreements") or sales of securities under agreements to repurchase ("repurchase agreements") are treated as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. The Bank is required to provide securities to counterparties in order to collateralize repurchase agreements. The Bank's agreements with counterparties generally contain contractual provisions allowing for additional collateral to be obtained, or excess collateral returned, when necessary. It is the Bank's policy to value collateral periodically and to obtain additional collateral, or to retrieve excess collateral from counterparties, when deemed appropriate.

New Accounting Pronouncements
In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), which is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. This statement standardizes the accounting for derivative instruments and hedging activities.

In October 1998, the FASB issued Statement of Financial Accounting Standards No. 134, "Accountant for Mortgage-Backed Securities Retained after the Securitizaiton of Mortgage Loans Held for Sale by Mortgage-Banking Enterprise" (SFAS No. 134) an amendment of SFAS No. 65, which is effective for the first fiscal quarter beginning after December 15, 1998. This Statement establishes standards for the subsequent accounting for securities retained after the securitization of mortgage loans held for sale by mortgage-banking enterprises.

Note B.  Investment Securities
--------------------------------------------------------------------------------

The carrying amounts of investment securities as shown in the consolidated balance sheets and their fair values at December 31 were as follows:

                                                                                      Gross           Gross       Estimated
                                                                       Amortized     Unrealized      Unrealized       Fair
                                                                         Cost           Gains          Losses        Value
---------------------------------------------------------------------------------------------------------------------------------
Securities to be Held to Maturity:
   December 31, 2000
    Mortgage-Backed Securities                                        $  1,280,026  $          0  $      (2,193)    $  1,277,833
    Obligations of State and Political Subdivisions                      4,054,155        67,055         (5,570)       4,115,640
--------------------------------------------------------------------------------------------------------------------------------
         Total                                                           5,334,181        67,055         (7,763)       5,393,473
================================================================================================================================
   December 31, 1999
    Mortgage-Backed Securities                                           2,829,437             0        (39,019)       2,790,418
    Obligations of State and Political Subdivisions                      5,141,551        61,016        (23,231)       5,179,336
--------------------------------------------------------------------------------------------------------------------------------
         Total                                                           7,970,988        61,016        (62,250)       7,969,754
================================================================================================================================
Securities Available for Sale:
   December 31, 2000
   Obligations of U.S. Government Agencies                              17,004,091         3,910       (111,656)      16,896,345
   Mortgage-Backed Securities                                           22,567,352       151,597       (206,247)      22,512,702
   Obligations of State and Political Subdivisions                      12,125,885         5,291       (181,029)      11,950,147
   Other Securities                                                      4,635,700             0              0        4,635,700
--------------------------------------------------------------------------------------------------------------------------------
         Total                                                          56,333,028       160,798       (498,932)      55,994,894
================================================================================================================================
   December 31, 1999
   Obligations of U.S. Government                                        3,008,273         4,297              0        3,012,570
   Obligations of U.S. Government Agencies                              18,008,211             0       (676,965)      17,331,246
   Mortgage-Backed Securities                                           20,207,982             0       (595,076)      19,612,906
   Obligations of State and Political Subdivisions                      11,728,874             0       (576,008)      11,152,866
   Other Securities                                                      3,580,700             0              0        3,580,700
--------------------------------------------------------------------------------------------------------------------------------
         Total                                                         $56,534,040    $    4,297    $(1,848,049)     $54,690,288
================================================================================================================================

The following table presents the amortized costs of and estimated fair values of investment in debt securities by scheduled maturity at respective year-ends.

                                                                              2000                              1999
                                                            ------------------------------------------------------------------------
                                                                  Amortized     Estimated Fair       Amortized     Estimated Fair
Type and Maturity Grouping                                          Costs            Value             Costs            Value
------------------------------------------------------------------------------------------------------------------------------------
Investment Securities Held to Maturity:
   Mortgage-Backed Securities
      Within 1 year                                         $               0      $         0     $  1,233,129      $ 1,223,344
      After 5 years, but within 10 years                            1,280,026        1,277,833        1,596,308        1,567,074
------------------------------------------------------------------------------------------------------------------------------------
         Total Mortgage-Backed Securities                           1,280,026        1,277,833     $  2,829,437        2,790,418
====================================================================================================================================
   Obligations of State and Political Subdivisions
      Within 1 year                                                   422,986          423,207     $  1,078,994        1,075,322
      After 1 year, but within 5 years                              2,799,419        2,835,423        3,230,807        3,261,702
      After 5 years, but within 10 years                              831,750          857,010          831,750          842,312
------------------------------------------------------------------------------------------------------------------------------------
         Total Obligations of State and Political Subdivisions      4,054,155        4,115,640     $  5,141,551        5,179,336
====================================================================================================================================
Investment Securities Available for Sale:
   Obligations of U.S. Government
      Within 1 year                                                         0                0        3,008,273        3,012,570
------------------------------------------------------------------------------------------------------------------------------------
         Total Obligations of U.S. Government                               0                0        3,008,273        3,012,570
====================================================================================================================================
   Obligations of U.S. Government Agencies
      After 1 year, but within 5 years                              5,004,091        4,962,055        6,000,000        5,745,010
      After 5 years, but within 10 years                           10,000,000        9,982,410       10,008,211        9,761,776
      After 10 years                                                2,000,000        1,951,880        2,000,000        1,824,460
------------------------------------------------------------------------------------------------------------------------------------
         Total Obligations of U.S. Government Agencies             17,004,091       16,896,345       18,008,211       17,331,246
====================================================================================================================================
   Mortgage-Backed Securities
      After 5 years, but within 10 years                            1,688,035        1,704,406                0                0
      After 10 years                                               20,879,317       20,808,296       20,207,982       19,612,906
------------------------------------------------------------------------------------------------------------------------------------
         Total Mortgage-Backed Securities                          22,567,352       22,512,702       20,207,982       19,612,906
====================================================================================================================================
   Obligations of State and Political Subdivisions
      After 1 year, but within 5 years                              3,069,741        3,067,654        2,680,761        2,628,999
      After 5 years, but within 10 years                            6,257,848        6,199,726        6,253,021        5,964,453
      After 10 years                                                2,798,296        2,682,767        2,795,092        2,559,414
------------------------------------------------------------------------------------------------------------------------------------
         Total Obligations of State and Political Subdivisions    $12,125,885      $11,950,147     $ 11,728,874      $11,152,866
====================================================================================================================================

Mortgage-Backed Securities are classified in the above schedule by their contractual maturity. Actual maturities can be expected to differ from scheduled maturities due to prepayment or early call privileges of the issuer.

Gross unrealized gains for the above investments amounted to $227,853 and $65,314 in 2000 and 1999, respectively, while gross unrealized losses amounted to $506,695 and $1,910,299 in 2000 and 1999, respectively.

Obligations of the U.S. Government, U.S. Government Agencies, Mortgage-Backed Securities and Obligations of State and Political Subdivisions having an amortized cost of $27,843,470, and an estimated fair value of $27,819,090 were pledged to secure public deposits, treasury tax and loan deposits, repurchase agreements and advances. No municipality maintains deposits exceeding ten percent of stockholders' equity.

Gross realized gains (losses) on sales of Investment Securities Available for Sale for the years ended December 31,

                                                                                          2000            1999           1998
------------------------------------------------------------------------------------------------------------------------------------
Obligations of U.S. Government Agencies                                                  $(50,270)   $        0    $        0
Mortgage-Backed Securities                                                                (28,070)       17,012        40,676
Obligations of State and Political Subdivisions                                            17,400             0             0
Other Securities                                                                           19,676             0             0
------------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                 $(41,264)      $17,012       $40,676
====================================================================================================================================

As a member of the Federal Reserve Bank of New York, the Bank owns Federal Reserve Bank stock with a book value of $127,200. The stock has no maturity and has paid dividends at the rate of 6.00% for 2000 and 1999. The Bank is a member of the Federal Home Loan Bank of New York, and now holds $3,423,500 of its stock. This stock also has no maturity and has paid average dividends of approximately 7.00% and 6.75% for 2000 and 1999, respectively. Stock of both the Federal Reserve Bank and the Federal Home Loan Bank are restricted.

The Bank invested $30,000 in the Nassau-Suffolk Business Development Fund. This consortium of banks provides loans to low income homeowners.

The Bank invested $35,000 in Metro Bankers Title Agency, LLC. This consortium of banks was formed and organized to act as a title insurance agent or agency.

Note C.  Loans and OREO
--------------------------------------------------------------------------------

Loans as of December 31, consisted of the following:
                                                      2000               1999
--------------------------------------------------------------------------------
Real Estate Loans, Construction                 $  23,736,992     $  22,563,456
Real Estate Loans, Other
   Commercial                                     114,200,418        81,336,842
   Residential                                     55,362,167        37,459,938
Commercial and Industrial Loans                    31,605,659        31,997,026
Loans to Individuals for Household, Family
 and Other Personal Expenditures                    3,954,201         3,350,208
All Other Loans (Including Overdrafts)                203,223           112,275
-------------------------------------------------------------------------------
Total Loans, Gross                                229,062,660       176,819,745
Less: Unearned Discount on Loans                      743,125           619,728
-------------------------------------------------------------------------------
   Total (Net of Unearned Discount)              $228,319,535      $176,200,017
================================================================================

Collateralized varies, but generally includes residential and income producing commercial properties, as well as automobiles on personal loans. Estimated fair values of loans at December 31, 2000 and 1999 totaled $228,659,679 and $174,805,445, respectively.

Bank of Smithtown adopted SFAS 114 and SFAS 118 effective January 1, 1995. This did not have any impact on Bank of Smithtown's results of operations nor on its financial position, including the level of the Allowance for Possible Loan Losses. All loans considered impaired under SFAS 115 are included in the Bank's 90-day or more past-due or non-accrual categories. At December 31, 2000, the recorded investment in loans that are considered impaired under SFAS 114 was $1,363,807. No additional SFAS 114 reserve is required for the $1,363,807 of recorded investment in impaired loans, since previously taken charge-offs have reduced the recorded investment values to amounts that are less than the SFAS 114 calculated values. The average recorded investment in impaired loans during the twelve months ended December 31, 2000 was $1,468,000. The total allowance on impaired loans at December 31, 2000 and 1999 totaled $453,822 and $362,972, respectively.

Recognition of interest income on impaired loans, as for all other loans, is discontinued when reasonable doubt exists as to the full collectibility of principal or interest. Bank of Smithtown recognized $40,119, $18,149 and $26,054 in interest revenue in 2000, 1999 and 1998, respectively. Any cash receipts would first be applied to accrued interest on impaired loans, and then to the principal balance outstanding.

At December 31, 2000 and 1999, loans with unpaid principal balances of $917,860 and $1,387,635, respectively, on which the Bank is no longer accruing interest income, are included in the total loans listed above. The Bank expects to recover a portion of the principal balance included in the nonaccrual category at December 31, 2000 through work-out arrangements and the liquidation of collateral. If the Bank had accrued interest income on loans which were in a nonaccrual status at year-end, its interest income would have increased by approximately $90,144 in 2000 and $138,183 in 1999. Loans contractually past-due 90 days or more and still accruing interest at December 31, 2000 and 1999 were $445,839 and $0, respectively.

No loans were transferred to Other Real Estate Owned (OREO) during 2000 or 1999. The estimated fair value at OREO as of December 31, 2000 and 1999 was $750,000 and $1,157,500, respectively.

The composition of OREO at December 31, follows:
                                                          2000             1999
-------------------------------------------------------------------------------
OREO                                                 $1,032,500      $1,157,500
Less: Valuation Reserve                                 302,147         302,147
-------------------------------------------------------------------------------
Net                                                  $  730,353      $  855,353
===============================================================================

Other net OREO costs, which include operating revenue and expense, and gains and losses on the sale or disposition of Other Real Estate Owned, approximately $11,250, $53,000 and $91,000 for the years ended December 31, 2000, 1999, and
1998, respectively.

A summary of information concerning interest income on non accrual loans and OREO at December 31, follows:

                                                                      OREO                   Nonaccrual
                                                           --------------------------------------------------------
(in thousands)                                              2000      1999       1998     2000      1999      1998
-------------------------------------------------------------------------------------------------------------------
Gross interest income which would have been recorded
   during the year under original contract terms            $62       $75       $214      $90      $138        $90
Gross interest income recorded during the year                0         0          0        0        18          0
-------------------------------------------------------------------------------------------------------------------

The Bank has granted loans to officers, directors and principal shareholders of the Bancorp and to their associates. Related party loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. The aggregate dollar amount of these loans was $2,417,507 and $1,674,111 at December 31, 2000 and 1999. During 2000,
$1,888,854 of new loans were made, and repayments totaled $445,457.

During 2000, the Bank retained for its own portfolio all originated residential mortgages. However, during 1999 Bank of Smithtown originated residential mortgages to be sold in the secondary market to various investors. The Bank does not retain servicing rights on these mortgages, but earns fee income from the origination process. At year end 1999, there were no Mortgages Held for Sale outstanding. Fee income earned during the year from these mortgage originations totaled $24,121.

Note D.  Allowance for Possible Loan Losses
--------------------------------------------------------------------------------

Transactions in the allowance for the year ending December 31 were as follows:

                                        2000             1999            1998
--------------------------------------------------------------------------------
Balance, January 1                   $2,251,668      $2,120,371      $1,677,594
Add:
   Recoveries                           105,675          50,852          51,726
   Provision Charged to Current
    Expense                             540,000         450,000         525,000
-------------------------------------------------------------------------------
      Total                           2,897,343       2,621,223       2,254,320
Less:  Charge-Offs                      396,619         369,555         133,949
--------------------------------------------------------------------------------
Balance, December 31                 $2,500,724      $2,251,668      $2,120,371
================================================================================

Note E.  Bank Premises and Equipment
--------------------------------------------------------------------------------

Bank premises and equipment as of December 31 at cost is as follows:

                                                          2000             1999
--------------------------------------------------------------------------------
Land                                                 $   321,044     $   321,044
Bank Premises                                          2,379,633       1,856,352
Leasehold Improvements                                 2,152,332       2,086,159
Furniture and Equipment                                4,084,619       3,887,669
--------------------------------------------------------------------------------
   Total                                               8,937,628       8,151,224
Less:  Accumulated Depreciation and Amortization       5,366,273       4,943,876
--------------------------------------------------------------------------------
   Total                                              $3,571,355      $3,207,348
================================================================================

Note F.  Employee Benefits
--------------------------------------------------------------------------------

A 401(k) Defined Contribution Plan (the "Plan") was established by the Bank during 1986. All employees who have attained age 21 with one continuous year of service may participate in the Plan through voluntary contributions of up to 14% of their compensation. The Plan requires that the Bank match 50% of an employee's contribution up to 3% of the participating employee's compensation. The Bank's 401(k) contribution for 2000, 1999, and 1998, amounted to $69,088, $53,551, and $43,352, respectively.

During 1995, the Bank established an Employee Stock Ownership Plan (ESOP) for substantially all of its employees. The ESOP replaced the Profit Sharing Plan. Eligibility requirements for the ESOP remain the same as for the Defined Contribution Plan and include one year of continuous service, 1,000 hours and attaining an age of 21. Eligible compensation is defined as gross wages less contributions to any qualified plans to the extent that these contributions are not includable in the gross income of the participant. Contributions to the ESOP are in the form of cash and made at the discretion of the Board of Directors. The ESOP uses this contribution to purchase shares of Smithtown Bancorp stock which are then allocated to eligible participants. ESOP benefits are 100% vested after five years of service with the Bank. Forfeitures are reallocated among participating employees, in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service and may be payable in cash or stock. The Bank reported a net expense of $130,000, related to the ESOP for each of the years ended December 31, 2000, 1999, and 1998. During 2000, 1999 and 1998, the ESOP used the Bank's contribution to purchase 2,145, 2,235 and 1,162 shares of common stock at an average cost of $60.25, $58.41 and $43.50 per share, respectively. The 2000 contribution represents 3.77% of eligible compensation. As of December 31, 2000 and 1999 the ESOP held 30,829 and 28,867 allocated shares, respectively. There were no unallocated shares in the ESOP effective December 31, 2000 and 1999. ESOP shares are included in Weighted Average Shares Outstanding in the calculations of earnings per share.

The Bank of Smithtown sponsors postretirement medical and life insurance plans for a closed group of prior employees. The following tables provide a reconciliation of the changes in the Plans' benefit obligations and fair value of assets over the two-year period ending December 31, 2000, and a statement of the funded status as of December 31 of both years:

                                                         Retiree Health Benefits
                                                        ------------------------
                                                           2000          1999
--------------------------------------------------------------------------------
Reconciliation of Benefit Obligation
   Obligation at January 1                                $530,909    $ 567,171
   Interest Cost                                            35,354       35,046
   Actuarial Gain                                           (5,358)     (16,692)
   Benefit Payments                                        (52,612)     (54,616)
--------------------------------------------------------------------------------
   Obligation at December 31                               508,293      530,909
--------------------------------------------------------------------------------
Reconciliation of Fair Value of Plan Assets
   Employer Contributions                                   52,612       54,616
   Benefit Payments                                        (52,612)     (54,616)
--------------------------------------------------------------------------------
   Fair Value of Plan Assets at December 31                      0            0
--------------------------------------------------------------------------------
Funded Status
   Funded Status at December 31                           (508,293)    (530,909)
   Unrecognized Transition (Asset) Obligation              380,800      412,600
   Unrecognized (Gain) Loss                                (13,915)      (8,557)
--------------------------------------------------------------------------------
   Net Amount Recognized, before Additional
     Minimum Liability                                   $(141,408)   $(126,866)
================================================================================

The following table provides the amounts recognized in the statement of financial position as of December 31 of both years:

                                                         Retiree Health Benefits
                                                         -----------------------
                                                           2000          1999
--------------------------------------------------------------------------------
Accrued Benefit Liability, after Additional
  Minimum Liability                                      $(141,408)   $(126,866)
--------------------------------------------------------------------------------
Net Amount Recognized                                    $(141,408)   $(126,866)
================================================================================

Additional year-end information for plans with obligations in excess of plan assets:

Projected Benefit Obligation                              $508,293    $ 530,909
================================================================================

The following table provides the components of net periodic benefit cost for the plans for fiscal years 2000 and 1999:

                                                         Retiree Health Benefits
                                                         -----------------------
                                                            2000          1999
--------------------------------------------------------------------------------
Interest Cost                                              $35,354      $35,046
Amortization of Unrecognized Transition Obligation          31,800       31,800
--------------------------------------------------------------------------------
   Net Periodic Benefit Cost                                67,154       66,846
--------------------------------------------------------------------------------
   Net Periodic Benefit Cost after Curtailments
    and Settlements                                        $67,154      $66,846
================================================================================

The assumptions used in the measurement of the Company's benefit obligation are shown in the following table:

                                                                                                   Retiree Health Benefits
                                                                                                  -------------------------
                                                                                                    2000              1999
---------------------------------------------------------------------------------------------------------------------------
Weighted Average Assumptions as of December 31
   Discount                                                                                         7.00%             7.00%
   Initial Rate for Health Care Costs                                                               9.00%             9.50%
   Ultimate Rate for Health Care Costs                                                              6.00%             6.00%
   Ultimate Year of Health Care Increase                                                            2007              2007

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:

                                                                                                  1% Increase   1% Decrease
---------------------------------------------------------------------------------------------------------------------------
Effect on total of service and interest cost components
   net of periodic postretirement health care benefit cost                                            $   196      $  (185)

Effect on health care component of the accumulated
   postretirement benefit obligation                                                                    2,255       (2,145)

Note G.  Income Taxes
--------------------------------------------------------------------------------

Federal and State Income Taxes payable as of December 31, included in other assets in 2000 and 1999 are as follows:

                                                                                                      2000          1999
---------------------------------------------------------------------------------------------------------------------------
Current                                                                                            $   90,820    $  127,162
Deferred                                                                                            1,136,392     1,603,611
---------------------------------------------------------------------------------------------------------------------------
   Total                                                                                           $1,227,212    $1,730,773
===========================================================================================================================

Provisions for current income taxes for the years ended December 31, are as follows:

                                                                                        2000          1999          1998
---------------------------------------------------------------------------------------------------------------------------
Federal:
   Current                                                                           $1,922,475    $1,683,452    $1,300,500
   Deferred                                                                             128,443        95,991       186,129
---------------------------------------------------------------------------------------------------------------------------
Total Federal                                                                         2,050,918     1,779,443     1,486,629
---------------------------------------------------------------------------------------------------------------------------
New York State:
   Current                                                                              710,820       642,595       496,248
   Deferred                                                                              30,222        22,588        43,793
---------------------------------------------------------------------------------------------------------------------------
Total New York State                                                                    741,042       665,183       540,041
---------------------------------------------------------------------------------------------------------------------------
      Total                                                                          $2,791,960    $2,444,626    $2,026,670
===========================================================================================================================

A reconciliation of the federal statutory tax rate to the required tax rate based on income before income taxes is as follows:

                                                                  2000                   1999                  1998
                                                          -----------------------------------------------------------------
                                                             Tax      Pretax        Tax       Pretax      Tax      Pretax
                                                            Amount    Income(%)    Amount    Income(%)   Amount    Income(%)
---------------------------------------------------------------------------------------------------------------------------
Federal Statutory Rate                                    $2,632,226    34.00    $2,277,415   34.00    $1,879,208     34.00
Increase (Reduction) of Taxes Resulting From:
   Tax Exempt Interest                                      (236,280)   (3.05)     (253,086)  (3.75)     (204,358)    (3.70)
   State Income Taxes Net of Federal Income Tax Benefit      489,088     6.31       439,021    6.55       356,427      6.45
   Other                                                     (93,074)   (1.20)      (18,724)  (0.28)       (4,607)    (0.08)
---------------------------------------------------------------------------------------------------------------------------
      Total                                               $2,791,960    36.06    $2,444,626   36.52    $2,026,670     36.67
===========================================================================================================================

Income tax expense (benefit) on investment securities transactions amounted to approximately $(16,000) in 2000, $7,100 in 1999, and $17,100 in 1998.

Deferred income tax assets and liabilities are calculated based on their estimated effect on future cash flows. The calculations under this method resulted in a net deferred tax asset of $1,136,390 and $1,603,611 as of the end of 2000 and 1999, respectively.

Deferred tax assets and liabilities were recognized as of December 31, 2000 and 1999 for the taxable temporary differences related to loan loss provisions, depreciation, OREO losses, Accounting for Postretirement Benefits Other than Pensions (SFAS 106), and Accounting for Investment Securities (SFAS 115), as presented below:

                                                                                                             Bank
                               Loan Loss                       OREO          SFAS            SFAS         Owned Life
December 31, 2000:             Provision    Depreciation      Losses        No. 106         No. 115       Insurance       Total
----------------------------------------------------------------------------------------------------------------------------------
Federal Deferred Tax
   Asset (Liability)            $575,640       $(18,505)      $128,909       $55,531       $114,964         $28,840     $  885,379
New York State Deferred
   Tax Asset                     135,284         38,495         30,331        13,065         27,051           6,785        251,011
----------------------------------------------------------------------------------------------------------------------------------
Net Deferred Tax
   Asset                        $710,924       $ 19,990       $159,240       $68,596       $142,015         $35,625     $1,136,390
==================================================================================================================================

December 31, 1999:
----------------------------------------------------------------------------------------------------------------------------------
Federal Deferred Tax
   Asset (Liability)            $531,759       $(70,118)      $128,909       $46,176       $626,880         $     0     $1,263,606
New York State Deferred
   Tax Asset                     124,959         26,351         30,331        10,864        147,500               0        340,005
----------------------------------------------------------------------------------------------------------------------------------
Net Deferred Tax
   Asset (Liability)            $656,718       $(43,767)      $159,240       $57,040       $774,380         $     0     $1,603,611
==================================================================================================================================

Note H.  Deposits
--------------------------------------------------------------------------------

Time Deposits in Excess of $100,000
At December 31, 2000 and 1999, time deposits in principal amounts of $100,000 or more were $24,315,657 and $17,208,743, respectively. Interest expense on such deposits for the years ended December 31, 2000, 1999, and 1998 were $906,466, $679,756, and $516,403, respectively.

A schedule of time deposits having a remaining term of more than one year and the aggregate amount of maturities is set forth as follows:

----------------------------------------------------------------------------------------------------------------------------------
2002 .................................................................................................................  $2,671,974
2003 .................................................................................................................           0
2004 .................................................................................................................   1,514,668
----------------------------------------------------------------------------------------------------------------------------------
   Total  ............................................................................................................  $4,186,642
==================================================================================================================================

Deposits of Major Shareholders, Officers, Directors and their Affiliates Deposits due to major shareholders, officers, directors and their affiliates aggregated $4,862,576 and $4,247,977 at December 31, 2000 and 1999,
respectively.

Note I.  Stockholders' Equity
--------------------------------------------------------------------------------

The Banking Law of the State of New York and the Federal Reserve Board regulate the amount of cash dividends that may be paid without prior approval. Retained Earnings available for cash dividends were $11,318,397 and $9,795,039 at December 31, 2000 and 1999, respectively.

During 1998, the Board of Directors approved a Stock Repurchase Plan authorizing the repurchase of up to $4,000,000 worth of Bancorp stock at market prices. Pursuant to the plan, the Bancorp repurchased an adjusted equivalent of 43,771 common shares at a total cost of $2,394,798 during 1998. During 1999 and 2000 the Board authorized additional repurchases of Bancorp stock of up to $800,000 and $1,000,000, respectively. The numbers of shares repurchased in 1999 and 2000 were 16,597 and 22,561, and the total cost for these shares was $947,516 and $1,355,921, respectively.

Note J.  Smithtown Bancorp (parent company only)
--------------------------------------------------------------------------------

Smithtown Bancorp has one wholly-owned subsidiary, Bank of Smithtown.

Balance Sheets

                                                                                                            As of December 31,
                                                                                                           2000           1999
----------------------------------------------------------------------------------------------------------------------------------
Assets
Non-Interest-Bearing Deposits with Subsidiary Bank                                                     $    491,005    $   876,319
Investment in Bank of Smithtown                                                                          22,282,115     19,057,630
----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                                 22,773,120     19,933,949
==================================================================================================================================
Liabilities
Cash Dividends Payable                                                                                  $   188,522        177,357
----------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
Common Stock - $2.50 Par Value:
   (3,000,000 Shares Authorized; 895,910 Shares Issued)                                                 $ 2,239,775      2,239,775
Capital Surplus                                                                                           7,859,918      7,859,918
Retained Earnings                                                                                        17,629,778     13,445,852
Less: Treasury Stock (89,742 and 73,145 Shares at Cost at December 31, 2000 and 1999, respectively)       5,144,873      3,788,953
----------------------------------------------------------------------------------------------------------------------------------
   Total Stockholders' Equity                                                                            22,584,598     19,756,592
----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                                $22,773,120    $19,933,949
==================================================================================================================================

Statements of Income and Retained Earnings

                                                                                                  Year ended December 31,
                                                                                             2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------------
Income
Dividends from Bank of Smithtown                                                         $ 1,766,032    $ 1,509,480    $ 3,874,289
Expenses                                                                                      40,637              0              0
----------------------------------------------------------------------------------------------------------------------------------
Net Income Before Equity in Undistributed Earnings of Subsidiary                           1,725,395      1,509,480      3,874,289
   Equity in Undistributed Earnings of Subsidiary                                          3,224,485      2,744,173       (373,876)
----------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                                 4,949,880      4,253,653      3,500,413
Retained Earnings, Beginning of Year                                                      13,445,852      9,904,478      7,077,336
Dividends Declared                                                                          (765,954)      (712,279)      (673,271)
----------------------------------------------------------------------------------------------------------------------------------
Retained Earnings, End of Year                                                           $17,629,778    $13,445,852    $ 9,904,478
==================================================================================================================================

Statements of Cash Flows

                                                                                                   Year ended December 31,
                                                                                             2000           1999          1998
----------------------------------------------------------------------------------------------------------------------------------
Cash Flow From Operating Activities:
Net Income                                                                               $ 4,949,880    $ 4,253,653    $ 3,500,413
Adjustments to reconcile net income to net cash provided by operating activities:
   Equity in Undistributed Net Earnings of Subsidiary                                     (3,224,485)    (2,741,374)       373,876
----------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                                  1,725,395      1,512,279      3,874,289
----------------------------------------------------------------------------------------------------------------------------------
Cash Flow from Financing Activities:
Dividends Paid                                                                              (754,788)      (700,815)      (659,022)
Purchases of Treasury Stock                                                               (1,355,921)      (947,516)    (2,394,798)
----------------------------------------------------------------------------------------------------------------------------------
Net Cash Used by Financing Activities                                                     (2,110,709)    (1,648,331)    (3,053,820)
----------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Non-Interest-Bearing Deposits with Subsidiary Bank               (385,314)      (136,052)       820,469
Non-Interest Bearing Deposits with Subsidiary Bank, Beginning of Year                        876,319      1,012,371        191,902
----------------------------------------------------------------------------------------------------------------------------------
Non-Interest-Bearing Deposits with Subsidiary Bank, End of Year                          $   491,005    $   876,319    $ 1,012,371
==================================================================================================================================

Note K.  Commitments and Contingent Liabilities
-------------------------------------------------------------------------------

As of December 31, 2000, the minimum rental commitments under non-cancelable operating leases for premises and equipment with initial terms in excess of one year are as follows:

2001..............................................................   $  187,467
2002..............................................................      179,283
2003..............................................................      183,625
2004..............................................................      176,181
2005..............................................................      131,002
Subsequent to 2006 ...............................................      914,091
-------------------------------------------------------------------------------
Total  ...........................................................   $1,771,649
===============================================================================

A number of leases include escalation provisions relating to real estate taxes and expenses.

Rental expenses for all leases on premises and equipment amounted to $383,615 in 2000, $366,217 in 1999 and $391,338 in 1998.

The Bank is required to maintain reserve balances with the Federal Reserve Bank of New York for reserve and clearing purposes. The average amount of these reserve balances for the year ended December 31, 2000 was $1,118,456.

At December 31, 2000, the Bank has a $4,000,000 unsecured overnight line of credit from M & T Bank. The rate of interest is determined at drawdown and is payable the next banking day.

At December 31, 2000, the Bank has a $1,500,000 unsecured overnight line of credit from J.P. Morgan Chase. The rate of interest is determined at drawdown and is payable the next banking day.

Note L.  Estimated Fair Value of Financial Instruments
-------------------------------------------------------------------------------

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumption could significantly affect the estimates.

Fair value estimates do not apply to the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments in accordance with generally accepted accounting principles. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Bank to disclose estimated fair values of its financial instruments. SFAS 107 was amended in October, 1994 by SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments". Financial Instruments are defined as cash, evidence of an ownership in an entity, or a contract that conveys or imposes on an entity the contractual right or obligation to either receive or deliver cash or another financial instrument. Fair value is defined as the amount at which such financial instruments could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted price, or one exists. Fair value estimates, methods and assumptions are set forth below for the Bank's financial instruments.

Cash and Due from Banks, Federal Funds Sold, Dividend Payable and Other Liabilities

Cash, due from banks, Federal funds sold, dividend payable and other liabilities because of their short-term nature, have been valued at their respective carrying values.

Investment Securities

For securities held-to-maturity and available-for-sale, fair values are estimated based on quoted market prices or dealer quotes.

Loans

The fair value of fixed-rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value. The fair value of mortgage loans held for sale approximates cost based on current estimated disposition values.

Deposit Liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable at the reporting date. The fair value of fixed maturity certificates of deposit are estimated using the rates currently offered for deposits of similar remaining maturities.

Securities Sold Under Agreements to Repurchase and Other Borrowings

The fair value of securities sold under agreements to repurchase and other borrowings are estimated based on quoted market prices or dealer quotes.

Note M.  Securities Sold Under Agreements to Repurchase
------------------------------------------------------------------------------

On May 24, 2000, the Bank entered into a $5,000,000 Security Sold Under Agreement to Repurchase (REPO) with Morgan Stanley Dean Witter, Inc. The REPO rate is 7.19% and the maturity date is May 24, 2001. During 2000, the average balance outstanding was $3,032,787. The REPO is secured by a U.S. Government Agency with a stated interest rate of 7.225% and by two mortgage backed securities with a stated interest rate of 8.00% and 5.50%. The estimated fair value for these securities was $6,074,000 and are held at Morgan Stanley Dean Witter, Inc.

At December 31, 1999, the Bank had no outstanding securities sold under agreement to repurchase.

Note N.  Other Borrowings
------------------------------------------------------------------------------

The Bank has available to it, under various lines of credit from the Federal Home Loan Bank of New York a total of $50,498,500 at December 31, 2000. The borrowing limit at the Federal Home Loan Bank of New York (FHLBNY) is calculated on 25% of the Bank's total average assets and is subject to specific collateral requirements.

At December 31, 2000, the outstanding balances on these lines of credit totaled $28,500,000, with remaining available credit of $21,998,500. The outstanding balance consisted of the following advances:

   Repo Convertible Rate Advance dated January 15, 1999 in the amount of $5,000,000, maturity date January 15, 2009, bearing an interest rate of 4.935%. On January 15, 2004 and quarterly thereafter on each payment date, FHLBNY has the option to convert this Convertible Advance with four business days prior notice into replacement funding for the same or lesser principal amount based on any advance then offered by FHLBNY at the current market rates. Advance is not prepayable. Interest payable quarterly on the 15th of April, July, October and January.

   Fixed Rate Advance dated December 6, 2000 in the amount of $10,000,000, maturity date January 8, 2001, bearing an interest rate of 6.64%. Advance is not prepayable and interest is payable at maturity.

   Fixed Rate Advance dated November 8, 1999 in the amount of $7,000,000, maturity date November 14, 2003, bearing an interest rate of 6.40%. Advance is not prepayable. Interest is payable semi-annually on May 15th and November 15th.

   Fixed Rate Advance dated December 3, 1999 in the amount of $3,000,000, maturity date December 3, 2002, bearing an interest rate of 6.56%. Interest payments are due on the 1st of each month. Advance is not prepayable.

   Overnight line of credit dated December 29, 2000 in the amount of $3,000,000, maturity date of January 2, 2001, bearing an interest rate of 6.60%. Advance is not prepayable and interest is payable at maturity.

   Overnight line of credit dated December 29, 2000 in the amount of $500,000, maturity date of January 2, 2001, bearing an interest rate of 6.35%. Advance is not prepayable and interest is payable at maturity.

These borrowings were secured by U.S. Treasury Note, Federal Home Loan Mortgage Corporation (FHLMC), and Federal National Mortgage Association (FNMA) securities. The maturity dates of these securities range from July 2004 to February 2008, with coupon interest rates paying between 6.57% and 6.00%. Total estimated fair value of the securities at December 31, 2000 was $5,440,000. These securities are held in safekeeping at the Federal Home Loan Bank of New York.

These borrowings were also secured by residential mortgages. The average maturity is 30 years. The average interest rate is 10%. Total estimated fair value of these securities at December 31, 2000, was $35,208,927.

The average balance of Other Borrowings for 2000 was $29,481,854 and the maximum outstanding amount at any month end was $38,000,000.

The Bank had available to it, under various lines of credit from the Federal Home Loan Bank of New York a total of $68,080,000 at December 31, 1999. The borrowing limit at the Federal Home Loan Bank of New York (FHLBNY) is calculated on 25% of the Bank's total average assets and is subject to specific collateral requirements.

At December 31, 1999 outstanding balances on these lines of credit were $38,000,000, with remaining available credit of $30,080,000. The outstanding balance consisted of the following advances:

   Repo Convertible Rate Advance dated January 15, 1999 in the amount of $5,000,000, maturity date January 15, 2009 bearing an interest rate of 4.935%. On January 15, 2004 and quarterly thereafter on each Payment Date, FHLBNY has the option to convert this Convertible Advance with four business days prior to notice into replacement funding for the same or lesser principal amount based on any advance then offered by FHLBNY at then current market rates. Advance is not prepayable. Interest payable quarterly on the 15th of April, July, October and January.

   Adjustable Rate Advance dated June 21, 1999 in the amount of $10,000,000, maturity date May 19, 2000. Interest rate index: 3 month USD-BBA LIBOR minus 12 basis points, determined quarterly on the 19th of August, November, February and May. Interest payments are due quarterly on the 19th of August, November, February and May. At December 31, 1999, the interest rate was 5.981%. Advance is not prepayable.

   Adjustable Rate Advance dated August 3, 1999 in the amount of $10,000,000, maturity date August 4, 2000. Interest rate index: 3 month LIBOR minus 10 basis points, determined quarterly on the 4th of November, February, May and August. Interest payments are due quarterly on the 4th of November, February, May and August. At December 31, 1999, the interest rate was 6.059%. Advance is not prepayable.

   Fixed Rate Advance dated November 5, 1999 in the amount of $7,000,000, maturity date November 14, 2003 bearing an interest rate of 6.40%. Advance is not prepayable. Interest is payable semi-annually on May 15th and November 15th.

   Fixed Rate Advance dated November 8, 1999 in the amount of $3,000,000, maturity date March 8, 2000 bearing an interest rate of 5.74%. Interest due at maturity. Advance is not prepayable..

   Fixed Rate Advance date December 3, 1999 in the amount of $3,000,000, maturity date December 3, 2002 bearing an interest rate of 6.56%. Interest payments are due on the 1st of each month. Advance is not prepayable.

These borrowings were secured by U.S. Treasury Note, Federal Home Loan Mortgage Corporation (FHLMC), and Federal National Mortgage Association (FNMA) securities. The maturity dates of these securities range from February 2000 to February 2029, with coupon interest rates paying between 8.50% and 6.00%. Total estimated fair value of the securities at December 31, 1999, was $18,497,601. These securities are held in safekeeping at the Federal Home Loan Bank of New York.

These borrowings were also secured by residential mortgages. The average maturity is 30 years. The average interest rate is 10%. Total estimated fair value of these securities at December 31, 1999, was $23,197,544.

The average balance of Other Borrowings for 1999 was $19,084,028 and the maximum outstanding amount at any month end was $38,000,000.

At December 31, 2000 and 1999, the estimated fair value of Other Borrowings approximated cost.

Note O. Financial Instruments with Off-Balance-Sheet Risk and Concentrations of
------------------------------------------------------------------------------
Credit Risk
-----------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The Bank uses the same credit policies in making these commitments as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments may have fixed expiration dates or other termination clauses. At December 31, 2000 the Bank's total commitments to extend credit were $6,009,750 at fixed rates and $26,584,380 at variable rates. Standby letters of credit are written conditional instruments issued by the Bank to guarantee the financial performance of a customer to a third party. There were 28 performance standby letters of credit totaling $1,800,418 as of December 31, 2000. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but generally includes residential and income-producing properties.

Residential mortgage loans which have been sold in the secondary market may present off-balance sheet-risk to the Bank in the form of first payment buyback obligation. This buyback obligation commences with the date of later of the date of sale of the loan to the investor and/or the first contractually due payment by the mortgage. During the year 2000 no mortgage loans were sold and, therefore, no buyback obligation existed. At December 31, 1999 this obligation totaled $223,200.

Note P.  Regulatory Matters
------------------------------------------------------------------------------

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

                                       2000 Actual%   1999 Actual%    Required%
------------------------------------------------------------------------------
Tier I                                   9.72           10.96           6.00
Tier II                                  1.09            1.25            **
Total Risk-Based Capital                10.81           12.20          10.00
Leverage Ratio                           7.06            7.57           4.00

**Tier II Capital is limited to maximum of 100% of Tier 1 Capital.

Note Q. Disclosure of Summarized Information of Assets, Liabilities, and Results of Operations of STMB Financial Group, LLC., Accounted for on the Equity Method
------------------------------------------------------------------------------

The Bank has a 50% interest in STMB Financial Group, LLC (SMTB), which was formed to sell insurance and investment products. The investment amounted to $2,500 and $0 at December 31, 2000 and 1999, respectively.

The combined results of operations and financial position of the Bank's equity basis investment are summarized below:

                                                               December 31,
Condensed Income Statement Information:                     2000         1999
-------------------------------------------------------------------------------
Commission Revenue                                        $ 81,332        $0
Net Income                                                $ 62,408        $0
Bank's Equity in Net Income of Affiliates                 $ 31,204        $0

Condensed Balance Sheet Information:
   Current Assets                                         $  5,000        $0
-------------------------------------------------------------------------------
   Total Assets                                           $  5,000        $0
===============================================================================
Equity                                                    $  5,000        $0
-------------------------------------------------------------------------------
   Total Liabilities and Equity                           $  5,000        $0
===============================================================================

Note R.  Deferred Incentive Plan for Executive Officers and Directors
-------------------------------------------------------------------------------

The Bank has adopted a non-tax qualified retirement plan for certain executives and directors. While the Plan is to be funded from the general assets of the Company, life insurance policies were acquired for the purpose of serving as the primary funding source. A participating executive and director may receive an annual award based upon the bank's Return on Equity and Earnings for each plan year. The award will be deferred into an account and the award will be credited with interest at a rate based upon the growth rate of the stock for the plan year. The benefit may be paid in 180 equal monthly installments or a lump sum at Normal Retirement. If the participant attains the age of 55 and has completed 20 years of service, he may elect Early Retirement and may receive the balance in the deferral account on the Early Retirement Date. In case of the participant's Early Termination prior to Early Retirement, the Executive is entitled to receive a benefit equal to his or her vested portion of the Deferral Account balance on the Termination Date. In the event of the participant's termination of employment due to disability, the participant may request to receive a disability benefit equal to the Deferral Account Balance at the date of Termination. The Deferred Incentive Plan has five executive and five director participants. Total contributions accrued under the Plan for the year 2000 were $83,354.69. At December 31, 2000, the cash values of these policies were $5,248,600 and the liability accrued for the benefits payable under the Plan was $92,523.71.

The Bank has a similar supplemental life insurance plan for all members of management, funded with similar life insurance policies. The benefit provides post retirement life insurance up to a maximum of two and one half times annual salary.

Independent Auditors Report
================================================================================

To the Board of Directors
  and Stockholders of
Smithtown Bancorp

We have audited the accompanying consolidated balance sheets of Smithtown Bancorp as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of Smithtown Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smithtown Bancorp at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with generally accepted accounting principles.

As discussed in Note A to the consolidated financial statements, Smithtown Bancorp adopted the provisions of Statements of Financial Accounting Standards
(SFAS) No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" in 1998.

/s/ Albrecht, Viggiano, Zureck & Company, P.C.
Albrecht, Viggiano, Zureck & Company, P.C.
Hauppauge, New York
January 19, 2001

Corporate Directory
--------------------------------------------------------------------------------

Smithtown Bancorp and        Bank of Smithtown                        Bank of Smithtown
Bank of Smithtown
                             Officers                                 Corporate Headquarters
Board of Directors           Bradley E. Rock                          SMITHTOWN, NY 11787-2828
Bradley E. Rock, Chairman    Chairman,President                       One East Main Street   (631) 360-9300
Patrick A.Given              & Chief Executive Officer
Edith Hodgkinson                                                      Banking Offices
Augusta Kemper               Anita M. Florek
Sanford C. Scheman           Executive Vice President                 CENTEREACH, NY 11720-3501
Robert W.Scherdel            & Chief Financial Officer                1919 Middle Country Road   (631) 585-6644
Manny Schwartz
Barry M.Seigerman            Robert J.Anrig
Patricia C.Delaney           Executive Vice President
                             & Chief Lending Officer                  COMMACK, NY   11725-3097
Attmore Robinson, Jr.,                                                2020 Jericho Turnpike   (631) 543-7400
Director Emeritus            Thomas J. Stevens
                             Executive Vice President                 HAUPPAUGE, NY 11788-4346
Smithtown  Bancorp           & Chief Commercial Lending Officer       548 Route 11 (631) 265-7922

Officers                     John A.Romano                            KINGS PARK, NY 11754-3811
Bradley E.Rock               Executive Vice President                 14 Park Drive (631) 269-4900
Chairman, President          Retail Banking
& Chief Executive Officer                                             LAKE GROVE,NY 11755-2107
                             Patricia Guidi                           2921 Middle Country Road (631) 588-0700
Anita M. Florek              Senior Vice President, Operations
Executive Vice President                                              NORTHPORT, NY 11768-3151
& Treasurer                  Ellen M. Drinkwine                       836 Fort Salonga Road (631) 262-1353
                             Vice President, Marketing & Training
Rosanna Dill                                                          Shareholder Information
Vice President               Rosanna Dill
                             Vice President, Human Resources          Registrar and Transfer Agent
Judith Barber                                                         Bank of Smithtown
Corporate Secretary          Edward Benedetto                         One East Main Street, Smithtown NY 11787-2828
                             Vice President & Comptroller
Independent Auditors                                                  Dividend Reinvestment Plan
                             Susan Ladone                             Smithtown Bancorp's Dividend Reinvestment
Albrecht, Viggiano, Zureck   Vice President, Consumer Lending         Plan extends to shareholders an inexpensive and
& Company, P.C.                                                       convenient method of acquiring additional shares of
25 Suffolk Court             Maria G. Nowotny                         stock through reinvesting dividends and/or making
Hauppauge, NY 11788          Vice President & Trust Officer           optional cash payments without brokerage commission or
                                                                      service charges.  For enrollment information,
General Counsel              Carol Schofield                          please contact Rosanna Dill at: (631) 360-9398.
                             Assistant Trust Officer
Patricia C. Delaney, Esq.                                             Direct Deposit of Dividends
                             Judith Barber
                             Corporate Secretary & Cashier            Direct deposit of dividends provides a convenient and
                                                                      safe way for shareholders to receive their
                             Assistant Vice Presidents                dividends. Shareholders can automatically have their
                             Helene Caspar                            dividends deposited to a Bank of Smithtown checking,
                             Robert Staron                            savings or money market account, or to any other
                                                                      financial institution that provides Automated Clearing House
                             Managers                                 Services.
                             Ann Marie Bove                           For enrollment information, please contact Rosanna Dill
                             Nancy Bradley                            at: (631) 360-9398.
                             Carol Ann Brennan
                             Ronald Florek                            Investor Relations
                             Constance Lynch                          Shareholders seeking information about the
                             Lisa McCulloch                           company or the annual report may contact the Corporate
                             Karen Neale                              Secretary, Smithtown Bancorp, One East Main Street, Smithtown
                             Jeanne Quortrup                          NY 11787-2828, (631) 360-9300.  Further information
                             Sylvia Scheick                           can also be found by visiting our web site at
                                                                      www.bankofsmithtown.com.  The company's
                                                                      shares are traded on the OTC Bulletin Board under
                                                                      the symbol SMTB.

Design: Brady & Honaski Associates, Inc.

[LOGO OF SMITHTOWN BANCORP]

One East Main Street
Smithtown, New York 11787-2828

                               SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2828

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                            TUESDAY, APRIL 17, 2001

To the Shareholders:

     The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Main Office of the Bank of Smithtown located at One East Main Street, Smithtown, New York 11787, on April 17, 2001, at 10:00 a.m., for the following purposes:

     1.   The election of three (3) directors to serve a term of three years.

     2. To consider and vote upon a proposal to amend the Bancorp's Certificate of Incorporation in order to change the number of authorized Common Shares from 3,000,000 shares, par value $2.50, to 7,000,000 shares, par value $1.25, in order to effect a two-for-one split.

     3. To ratify the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as independent auditors for the year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting for any adjournment thereof.

     Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 23, 2001, only shareholders of record at the close of business on February 27, 2001 shall be entitled to notice of and to vote at this meeting.

Dated:  March 9, 2001
Smithtown, New York
                                  BY ORDER OF THE BOARD OF DIRECTORS

                                       Bradley E. Rock
                                       Chairman of the Board, President
                                       & Chief Executive Officer

                               SMITHTOWN BANCORP

                             ONE EAST MAIN STREET
                        SMITHTOWN, NEW YORK 11787-2828

                                PROXY STATEMENT

                           GENERAL PROXY INFORMATION

      This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp (the "Bancorp") of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Main Office of the Bank of Smithtown (the "Bank") located at One East Main Street, Smithtown, New York, on April 17, 2001, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. The Bank is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 9, 2001, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

      Only shareholders of record as of the close of business on February 27, 2001 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 781,479 share of common stock ("Common Shares") issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one (1) vote on each of the proposals presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy

      All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

      If the accompanying form of proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. But if it is not revoked, the shares represented thereby will be voted by the persons designated in each such proxy.

Financial Statements

      A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2000, has been previously mailed to the shareholders.

Matters To Be Voted On At The Meeting

      There are three matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors, (2) an amendment to the Bancorp's Certificate of Incorporation changing the number of authorized common shares from 3,000,000 shares, par value $2.50, to 7,000,000 shares, par value $1.25, and (3) the ratification of Albrecht, Viggiano, Zureck & Co., P.C., as the Bancorp's independent auditors for the year ending December 31, 2001.

      Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

      With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality, with respect to proposal (1), or the majority, with respect to proposals (2) and (3), was obtained.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

     The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine (9) members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

     All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year are proposed for re-election for terms expiring in 2004:
Patrick A. Given, Edith Hodgkinson and Robert W. Scherdel. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may be voted for such substitute nominee as the Board of Directors may designate. Patricia C. Delaney was elected to the Board on October 24, 2000, pursuant to
Article 2, Section 1, of the Bancorp's By-Laws to fill the unexpired term of Charles E. Rockwell, who retired from his position on the Board effective October 24, 2000.

                                    TABLE I

                                   Date                      Experience and                             Shares of Stock
                               Directorship    Director      Principal Occupation                 Beneficially Owned (2)
Name and Age                   Term Expires    Since (1)     During Past 5 Years                     #           %
-------------------------------------------------------------------------------------------------------------------------
NOMINEES

Patrick A. Given, 56              2004          1989         Real Estate Appraiser and
                                                             Consultant; Given Associates,
                                                             located at 550 Route 111,
                                                             Hauppauge, New York.                  4,326           .55

Edith Hodgkinson, 78              2004          1979         Retired Restaurateur.                49,400          6.32

Robert W. Scherdel, 46            2004          1996         President & CEO
                                                             Sunrest Health Facilities, Inc.      16,322          2.08

                                   Date                      Experience and                              Shares of Stock
                               Directorship    Director      Principal Occupation                     Beneficially Owned (2)
Name and Age                   Term Expires    Since (1)     During Past 5 Years                         #           %
------------------------------------------------------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE

Manny M. Schwartz, 58              2002          1998        President, Quality Enclosures,
                                                             Inc., located Central Islip, N.Y.
                                                             President, Sarasota Shower Door
                                                             Company, Inc., Quality Powder
                                                             Coating Company, Inc., and MSS
                                                             Properties, located in Sarasota, Fla.       2,350      .30

Barry M. Seigerman, 60             2002          1993        Chairman & Chief Executive Officer
                                                             Seigerman-Mulvey Co., Inc.,
                                                             Insurance Brokers, located at
                                                             45 Research Way, East Setauket,
                                                             New York.  Active in business and
                                                             community non-profit organizations.         2,798      .35

Augusta Kemper, 78                 2002          1992        Horticulturist and Owner of Kemper
                                                             Nurseries until retirement in 1985.        49,866     6.38

Bradley E. Rock, 48                2003          1988        Chairman of the Board, President
                                                             & Chief Executive Officer of the
                                                             Bancorp and the Bank.                       7,138      .91

Patricia C. Delaney, 42            2003          2000        Attorney in private practice.
                                                             General Counsel to the Bank
                                                             since 1994.                                 1,075      .13

Sanford C. Scheman, 64             2003          2000        Principal, North Shore Orthopedic
                                                             Surgery & Sports Medicine, PC;
                                                             Chairman of the Board & Executive
                                                             Director of St. James Plaza Nursing
                                                             Facility; President, Copesetic Ventures,
                                                             Inc.; Founding member, National
                                                             Osteoporosis Institute, LLC.                2,226      .28

1) Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director of the Bank.
2) These figures include Common Shares owned by family members of directors as to which each of the directors disclaims any beneficial ownership. Mrs. Hodgkinson's shares include shares held by the Bank as Trustee under the Last Will and Testament of Carlyle Hodgkinson. The amount of Common Shares beneficially owned and listed in the table above is provided as of February 27, 2001.

Board of Directors

  The Board of Directors holds regular monthly meetings. The Board held twelve meetings and two special meetings during 2000. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2000.

  The Board of Directors does not have a standing nominating committee.

  The Compensation Committee consists of five members. Current members of the Committee are: Patrick A. Given (Chairman), Edith Hodgkinson, Augusta Kemper, Robert W. Scherdel and Barry M. Seigerman. The Committee did not meet during the last year. Instead, the entire Board considered and acted upon matters with respect to the compensation of elected officers.

Audit Committee

  The Audit Committee, consisting of eight directors, had four meetings in 2000. The Audit Committee reviews the Bank's financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department and the laws of the State of New York. The members of the Audit Committee are: Barry M. Seigerman (Chairman), Edith Hodgkinson, Augusta Kemper, Patrick A. Given, Robert W. Scherdel, Manny M. Schwartz, Sanford C. Scheman and Patricia C. Delaney.

Audit Committee Report

  With respect to the audited financial statements of the Bank as of December 31, 2000 and for the year then ended, the Audit Committee:

  1. Has reviewed and discussed with the Bank's management the audited financial statements;

  2. Discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Bank's consolidated financial statements;

  3. Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Bank) and has discussed with the auditors the auditors' independence from the Bank;

  4. Based on the review and discussions of the Bank's audited financial statements with the Bank's management and the independent auditors of the Bank, referred to in (1) - (3) above, recommend to the Board of Directors that the Bank's audited financial statements be included in the Bank's Annual Report on SEC Form 10-KSB for filing with the Securities and Exchange Commission; and

  5. Has considered whether the provision of non-audit services by the Bank's independent auditors is compatible with maintaining auditor independence.

     The Board of Directors has not adopted a written charter for the Audit Committee.

     The Bancorp believes that all members of the Audit Committee are independent, as such term is defined in Rule 4200 (a)(14) of the NASD's listing standards.


  Barry M. Seigerman  Augusta Kemper    Robert W. Scherdel  Sanford C. Scheman
  Edith Hodgkinson    Patrick A. Given  Manny M. Schwartz   Patricia C. Delaney

Director Compensation

  Directors received an annual retainer of $10,000 paid on a monthly basis at a rate of $833.33 per month, together with an attendance fee of $200 for each Board meeting attended. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee prior to May 1, 1996, also received a monthly fee of $300 for committee membership.

  The following five Directors were paid deferred compensation in the following amounts funded by a Bank owned life insurance plan:

  Patrick A. Given      $2,695.83
  Bradley E. Rock       $2,395.83
  Robert W. Scherdel    $2,745.83
  Manny M. Schwartz     $2,645.83
  Barry M. Seigerman    $2,745.83

  The total amount of directors' fees and other compensation paid during 2000 was $135,657.39.

   The Board of Directors recommends a vote FOR the election of all Nominees
   -------------------------------------------------------------------------
                         (Proposal No. 1 on the Proxy)
                        ------------------------------

            AMENDMENT TO THE BANCORP'S CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                               (PROPOSAL NO. 2)

  The Board of Directors recommends that Article FOURTH of the Bancorp's Certificate of Incorporation be amended to change the number of shares of authorized capital stock from 3,000,000 shares (the "Old Common Shares"), par value $2.50, to 7,000,000 shares (the "New Common Shares"), par value $1.25. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to Article FOURTH of the Bancorp's Certificate of Incorporation, set forth below.

  At its regularly held meeting on February 15, 2001, the Board of Directors adopted a resolution recommending to the shareholders an amendment to the Bancorp's Certificate of Incorporation to increase the number of shares of authorized capital stock from 3,000,000 shares, par value $2.50, to 7,000,000 shares, par value $1.25, in order to effect the stock split.

  As of February 15, 2001, the Bancorp's authorized capital stock consisted of 3,000,000 Old Common Shares, of which 781,479 Old Common Shares were issued and outstanding on February 15, 2001, and 100,000 Preferred Shares, par value $0.01 per share, none of which were issued and outstanding on February 15, 2001.

  The Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes. Adoption of the Stock Split following the Amendment will have the effect of increasing the current amount of outstanding shares of capital stock as indicated in the table below.

  In connection with the Stock Split, Old Common Shareholders would receive one New Common Share for each Old Common Share held by them.

           Before Amendment and Split            After Amendment and Split
           --------------------------            -------------------------
Class of
Stock    Authorized   Par Value  Outstanding  Authorized  Par Value  Outstanding
-----    ----------   ---------  -----------  ----------  ---------  -----------
Common   3,000,000      $2.50       781,479    7,000,000    $1.25     1,562,958

  The number of issued shares after the Stock Split is approximate. Except for changes resulting from the Stock Split, the rights and privileges of holders of Old Common Shares will remain the same, both before and after the filing of the Stock Split Amendment.

Reasons for the Amendment

  The primary reason the Bancorp is seeking approval from its shareholders for the amendment is to facilitate the proposed Stock Split. The Board of Directors believes that the current per share price level of the Old Common Shares has reduced the effective marketability of the shares. Many investors prefer to purchase shares in "round-lot" transactions of 100 shares or multiples thereof. A high per share price level discourages such type of transactions, thus discouraging investment in the Bancorp.

  The increase in the number of common shares outstanding as a consequence of the Stock Split should decrease the per share price of the common shares, which may encourage greater interest in the New Common Shares and possibly promote greater liquidity for the Bancorp's shareholders. However, the decrease in the per share price of the Common Shares as a consequence of the Stock Split may be proportionately less than the increase in the number of shares outstanding. In addition, any increased liquidity due to any decreased per share price could be partially or entirely off-set by the increased number of shares outstanding after the Stock Split. Nevertheless, the Stock Split could result in per share prices that adequately compensate for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described about will occur, or that any decrease in per share price of the New Common Shares resulting from the Stock Split will be maintained for any period of time.

  At the present time, the Bancorp has a sufficient number of authorized shares to effect the Stock Split. The Board of Directors believes, however, that it is desirable to increase the authorized capital stock of the Bancorp in order to have such stock available for future use in connection with acquisitions, financing, employee benefit plans, stock dividends or other corporate purposes including the possible issuance in reaction to an unsolicited acquisition proposal (as set forth more fully below).

  Although the Bancorp has no current plans, has made no arrangements and has not entered into any understandings whereby it would be required to issue any of the New Common Shares created by the Amendment for any specific purpose, the Board of Directors believes that it is in the best interests of the Bancorp to effect the increase in the capital stock as stated above in order to meet possible contingencies and opportunities for which the issuance of shares may be deemed advisable. From time to time the Bancorp has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives through the public sale of equity securities. Because questions of timing are always central to whether or on what basis public financing is to be undertaken, the Bancorp wishes to obtain maximum flexibility in this regard by increasing its authorized capital stock at this time, thereby avoiding the need for, and the expense and delay occasioned by, a special shareholders' meeting to take similar actions at a later time. Other purposes for which such additional shares could be issued include: (a) the acquisition of the shares or assets of other corporations; (b) share distributions to shareholders of the Bancorp; (c) employee benefit plans; and
(d) in reaction to unsolicited acquisition proposals. In the Board of Directors' view, the New Common Shares will provide greater flexibility in achieving these purposes. It is intended that the additional shares of capital stock created by the Amendment would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders, except as may be required by law or regulation or by the rules of any stock exchange on which the Bancorp's securities may then be listed (or by the by-laws of the National Association of Securities Dealers, Inc., if applicable at such time).

  Although the Board of Directors is not aware of any effort by any person to acquire control of the Bancorp and effect a change of control of the Bancorp, the authorized but unissued shares of capital stock of the Bancorp could be used to make it more difficult to effect a change in control of the Bancorp and thereby make it more difficult for shareholders to obtain an acquisition premium for their shares. Such shares could be used to create impediments for persons seeking to gain control of the Bancorp by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors in opposing such an attempt by a third party to gain control of the Bancorp. The issuance of new shares of the Bancorp could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Bancorp.

  The Bancorp's Certificate of Incorporation currently contains several provisions that may be deemed to have the effect of discouraging and defeating certain forms of acquisition proposals. Article SEVENTH of the Certificate of Incorporation provides for a classified board of directors comprised of three classes, each of which is elected to a three-year term. Article EIGHTH provides that certain business combinations involving the Bancorp and holders of more than 5% of the Bancorp's outstanding shares must be approved by the affirmative vote of 80% of the outstanding shares unless the Board of Directors approves the transaction prior to the time the acquirer became a 5% owner or the Board of Directors unanimously approves the transaction. Each of these provisions has previously been adopted by the shareholders. In addition, in 1997, the Bancorp adopted a shareholder rights plan, which could have the effect of discouraging unsolicited acquisition proposals.

  The affirmative vote of the holders of a majority of the outstanding Common Shares is required to adopt the proposed amendment to the Certificate of Incorporation. If the amendment to Article FOURTH of the Bancorp's Certificate of Incorporation is authorized, the first sentence of Article FOURTH will read as follows:

          "FOURTH:  Number of Shares.  The aggregate number of shares which the
                    -----------------
      corporation shall have authority to issue shall be 7,100,000, of which 7,000,000 shall be designated as Common Shares with a par value of $1.25 each and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each.

           The Board of Directors recommends a vote FOR the proposal
           ---------------------------------------------------------
              To amend the Bancorp's Certificate of Incorporation
              ---------------------------------------------------
               To change the number of authorized Common Shares
               ------------------------------------------------
                    from 3,000,000 shares, par value $2.50,
                    ---------------------------------------
                     to 7,000,000 shares, par value $1.25
                     ------------------------------------
                        (Proposal No. 2 on the proxy).
                        ------------------------------

                        APPROVAL OF INDEPENDENT AUDITORS
                                (PROPOSAL NO.3)

  The Board of Directors has selected Albrecht, Viggiano, Zureck & Co., P.C. ("AVZ"), Certified Public Accountants, to continue as the independent auditors for the Bank and the Bancorp for 2001. AVZ has served as the independent auditors for the Bank and the Bancorp since 1992. Representatives of AVZ will be present at the annual meeting to answer questions and are free to make statements during the course of the meeting.

Relationship with Independent Auditors

  AVZ has served as Smithtown Bancorp's independent auditors since 1992 and was our independent auditor for the year ended December 31, 2000. Audit services performed by AVZ for fiscal 2000 consisted of the examination of the Bancorp's consolidated financial statements and services related to filings with the Securities and Exchange Commission (SEC). All fees paid to AVZ were reviewed and considered for independence by the Audit Committee.

Audit Fees

  The Bancorp has been billed a total of approximately $60,000 by AVZ, the Bancorp's independent auditors, for professional services rendered for the audit of the Bancorp's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of interim financial statements included in the Bancorp's Forms 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

  There were no fees billed by AVZ for professional services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

  The Company has been billed a total of $34,500 for all other services rendered by AVZ that are not set forth above.

           The Board of Directors recommends a vote FOR the proposal
           ---------------------------------------------------------
             to ratify the appointment of the independent auditors
             ----------------------------------------------------
                         (Proposal No. 3 on the Proxy)
                         -----------------------------

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 27, 2001.

        Name and Address                     Common Shares           Percent
        of Beneficial Owner                  Beneficially Owned      of Class
        -------------------                  ------------------      --------

        Elizabeth Radau                           50,592               6.47%
        43 Edgewood Avenue
        Smithtown, New York 11787

        Edith Hodgkinson                          49,400               6.32%
        81 Governors Road
        Sea Pines Plantation
        Hilton Head, South Carolina  29928

        Augusta Kemper                            49,866               6.38%
        51 Mills Pond Road
        St. James, New York 11780

Security Ownership of Management

The following table shows stock ownership as of February 27, 2001, of all directors and officers of the Bancorp and the Bank as a group:

TABLE II
===========================================================================================================
                                                  Common Shares                      Percent of Class
                                            Beneficially Owned (Note 1)
-----------------------------------------------------------------------------------------------------------
Patrick A. Given                                   4,326/a/                                .55
Anita M. Florek                                    1,798/b/                                .23
Edith Hodgkinson                                  49,400                                  6.32
Robert W. Scherdel                                16,322                                  2.08
Manny M. Schwartz                                  2,350/c/                                .30
Barry M. Seigerman                                 2,798/d/                                .35
Augusta Kemper                                    49,866                                  6.38
Sanford C. Scheman                                 2,226                                   .28
Bradley E. Rock                                    7,138                                   .91
Patricia C. Delaney                                1,075                                   .13
Thomas J. Stevens                                  2,009                                   .25
Robert J. Anrig                                    1,850                                   .23
John A. Romano                                       226/e/                                .02
Rosanna Dill                                       1,049/f/                                .13

Fourteen directors and executive officers        142,388                                 18.22
of the Bancorp and the Bank as a group
===========================================================================================================

Note 1 - Includes Common Shares owned by family members of directors as to which the directors disclaim any beneficial. interest.

___________________________
/a/ Includes 2,744 shares for which Mr. Given has shared voting power and shared investment power with his spouse.
/b/ Includes 323 shares for which Mrs. Florek has shared voting power and shared investment power with her spouse.
/c/ Includes 1,450 shares for which Mr. Schwartz has shared voting power and shared investment power with his spouse.
/d/ Includes 2,723 shares for which Mr. Seigerman has shared voting power and shared investment power with his spouse.
/e/ Includes 226 shares for which Mr. Romano has shared voting power and shared investment power with his spouse.
/f/ Includes 322 shares for which Mrs. Dill has shared voting power and shared investment power with her spouse.

Material Proceedings

     There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

                               EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of February, 2001.

                                   TABLE III

================================================================================
         Name                   Age                 Position
--------------------------------------------------------------------------------

   Bradley E. Rock              48     Chairman of the Board, President & Chief
                                       Executive Officer of Bancorp since
                                       January 1992. President of Bancorp and
                                       the Bank October 1990 to January 1992.
                                       Director of Bancorp and the Bank since
                                       1988.
--------------------------------------------------------------------------------

   Anita M. Florek              50     Executive Vice President & Chief
                                       Financial Officer of the Bank since
                                       January 1993. Executive Vice President &
                                       Treasurer of the Bancorp since January
                                       1993. Senior Vice President & Comptroller
                                       of the Bank March 1989 to January 1993.
                                       Treasurer of Bancorp January 1991 to
                                       January 1992.
--------------------------------------------------------------------------------

   Robert J. Anrig              52     Executive Vice President & Chief Lending
                                       Officer of the Bank since April 1998.
                                       First Vice President Lending of Home
                                       Federal Savings Bank from May 1992 to
                                       April 1998.
--------------------------------------------------------------------------------

   Thomas J. Stevens            42     Executive Vice President & Chief
                                       Commercial Officer of the Bank since July
                                       1997. Senior Vice President & Commercial
                                       Loan Officer of the Bank February 1997 to
                                       July 1997. Vice President & Commercial
                                       Loan Officer May 1994 to February 1997.
--------------------------------------------------------------------------------

   John A. Romano               44     Executive Vice President, Retail Division
                                       since February 2000. Senior Vice
                                       President, Retail Division since June
                                       1999. Vice President, Operations Manager
                                       of Teacher's Federal Credit Union from
                                       April 1999 to June 1999. Vice President,
                                       Director of Consumer Products of Astoria
                                       Federal Savings and Loan Assoc. from
                                       January 1987 to April 1999
================================================================================

Executive Compensation

     The table appearing below sets forth all compensation paid in 2000 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                                TABLE IV
                                        Summary Compensation Table
==================================================================================================
Name and Principal Position        Year          Salary          Incentive       Other Compensation
                                                                Compensation            (1) (2)
---------------------------------------------------------------------------------------------------
Bradley E. Rock                    2000        $251,076.74       $164,292.20            $53,780.04
Chairman, President & CEO          1999        $238,824.62       $120,065.00            $26,889.19
of the Bancorp and the Bank        1998        $223,741.38       $105,665.52            $28,523.15
---------------------------------------------------------------------------------------------------
Anita M. Florek                    2000        $137,307.68       $ 41,073.05            $27,391.00
Executive Vice President           1999        $130,769.28       $ 30,016.28            $15,142.40
of the Bancorp and the Bank        1998        $121,702.70       $ 26,416.38            $14,087.42
---------------------------------------------------------------------------------------------------
Robert J. Anrig                    2000        $137,307.68       $ 65,497.08            $29,219.00
Executive Vice President           1999        $130,769.30       $ 31,474.42            $12,443.83
of the Bank                        1998        $ 91,826.88             - 0 -                 - 0 -
---------------------------------------------------------------------------------------------------
Thomas J. Stevens                  2000        $116,436.74       $ 57,519.58            $26,360.50
Executive Vice President           1999        $110,892.32       $ 40,594.16            $13,785.21
of the Bank                        1998        $105,538.38       $ 35,723.19            $12,483.48
---------------------------------------------------------------------------------------------------
John A. Romano                     2000        $ 99,230.66       $ 11,289.99            $15,140.06
Executive Vice President           1999        $ 41,192.21             - 0 -                 - 0 -
of the Bank                        1998              - 0 -             - 0 -                 - 0 -

==================================================================================================

(1) Mr. Rock received an annual retainer of $10,000 paid on a monthly basis at a rate of $833.33 per month, as Chairman of the Board of Directors. Mr. Rock does not receive any additional fees or any additional compensation for participation on any of the board's committees. These amounts also include employer matching contributions paid in connection with the Bank's 401(k) plan, amounts accrued during 2000 under the ESOP, amounts of deferred compensation funded by a Bank owned life insurance plan, and premiums paid on behalf of the officers for a group term life insurance policy.

(2) Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in the aggregate for any of such persons.

Change of Control Agreements

     The Bank has Agreements (the "Agreements") with Bradley E. Rock, Anita M. Florek, Robert J. Anrig, John A. Romano, Thomas J. Stevens and certain other executives (collectively, the "Executives") which would become effective in the event of a change in control of the Bancorp's stock. The Agreements provide generally that the Executives would continue to be employed for a period of five years from the date of the change in control in a position with duties and authority commensurate with the duties being performed and the authority being exercised by the Executives immediately prior to the change in control. The Agreements provide that the Executives' compensation and benefits would be commensurate with those of other executives in similar positions at the Bank or in a similar positions with the organization which has acquired control of the Bancorp. In any event, the Executives compensation and benefits would not be less than what the Executives were entitled to receive immediately prior to the change in control.

     The Agreements further provide that if the Executive's employment were terminated by the Bank subsequent to a change in control of the Bancorp for any reason other than cause, disability or death, or if the Executive elects to terminate his or her employment following a change in control of the Bancorp because of a diminution of the Executive's compensation or responsibilities or following a breach by the Bank of the Agreement, the Executive would continue to receive the same compensation and benefits he would have received had he remained employed for a period ending five years after the date of a change in control. The Agreement between the Bank and Mr. Rock also provides that if at any time within one year after a change in control of the Bancorp Mr. Rock elects to terminate his employment with the Bank for any reason, he will receive, in lieu of (and not in addition to) the five year compensation referred to in the previous sentence, a lump sum severance allowance equivalent to three years compensation and benefits at the rate payable to him immediately prior to the change in control.

Certain Transactions

     Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

     No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 2000, through December 31, 2000.

     Outside of normal customer relationships, described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and certain stockholders owning more than 10% of any class of the Company's equity securities ("10% Stockholders") to file reports with the SEC ("Reports") indicating their ownership of securities of the Company and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, "Reporting Persons") are required to provide copies of Reports filed by them to the Company. Based solely on a review of copies of all such Reports and amendments thereto filed during or with respect to the Company's most recent fiscal year and furnished to the Company, as well as certain written representations provided to the Company by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year, except that the following Reporting Persons filed Forms 3 and/or Forms 4 during the Company's most recent fiscal year in order to comply with Section 16(a) and to report prior transactions in the Company's equity securities that were inadvertently not currently reported: Sanford C. Scheman, Barry M. Seigerman, Manny M. Schwartz, Robert J. Anrig, Robert W. Scherdel, Anita M. Florek, John A. Romano and Thomas J. Stevens filed Forms 3 and 4, and Bradley E. Rock, Charles E. Rockwell, Patrick A. Given, Edith Hodgkinson, and Attmore Robinson, Jr. filed Forms 4.

                                 PENSION PLAN

     The Employee Stock Ownership Plan ( the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

     Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant's allocation is the total employer contribution multiplied by the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 2002 Annual Meeting must be received by the Secretary of the Board of Directors by November 2, 2001, to be included in the proxy statement.

                                OTHER BUSINESS

     So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.

Dated:  March 9, 2001
                                             SMITHTOWN BANCORP

                                             Bradley E. Rock
                                             Chairman of the Board, President
                                             & Chief Executive Officer