Form 10-K, Exhibit 13
period 2001-12-31
SMITHTOWN BANCORP INC
filed 2002-03-28
CIK 747345

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                SMITHTOWN BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2828

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             TUESDAY, APRIL 16, 2002

To the Shareholders:

         The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Main Office of the Bank of Smithtown located at One East Main Street, Smithtown, New York 11787, on April 16, 2002, at 10:00 a.m., for the following purposes:

         1.  The election of three (3) directors to serve a term of three years.

         2. To ratify the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as independent auditors for the year ending December 31, 2002.

         3. To transact such other business as may properly come before the meeting for any adjournment thereof.

         Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 29, 2002, only shareholders of record at the close of business on February 26, 2002 shall be entitled to notice of and to vote at this meeting.

Dated: March 11, 2002
Smithtown, New York

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                        Bradley E. Rock
                                        Chairman of the Board, President
                                        & Chief Executive Officer

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2828

                                 PROXY STATEMENT

                            GENERAL PROXY INFORMATION

           This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp (the "Bancorp") of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Main Office of the Bank of Smithtown (the "Bank") located at One East Main Street, Smithtown, New York, on April 16, 2002, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. The Bank is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 11, 2002, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

           Only shareholders of record as of the close of business on February 26, 2002 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 1,538,217 shares of common stock ("Common Shares") issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one (1) vote on each of the proposals presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

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

Financial Statements

           A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2001, has been previously mailed to the shareholders.

Matters To Be Voted On At The Meeting

           There are two matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors, and (2) the ratification of Albrecht, Viggiano, Zureck & Co., P.C., as the Bancorp's independent auditors for the year ending December 31, 2002.


           Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

             With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality, with respect to proposal (1), or the majority, with respect to proposal (2) was obtained.

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

Nominees for Election of Directors

           All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year are proposed for re-election for terms expiring in 2005: Manny Schwartz, Barry M. Seigerman and Augusta Kemper. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may be voted for such substitute nominee as the Board of Directors may designate.

                                     TABLE I

                           Date                                      Experience and                             Shares of Stock
                       Directorship        Director               Principal Occupation                       Beneficially Owned (2)
Name and Age           Term Expires        Since (1)              During Past 5 Years                          #            %

------------------------------------------------------------------------------------------------------------------------------------
NOMINEES

Manny Schwartz, 59         2005                1998          President, Quality Enclosures, Inc.,
                                                             located Central Islip, N.Y.President,
                                                             Sarasota Shower Door Company, Inc.,
                                                             Quality Powder Coating Company, Inc.,
                                                             and MSS Properties, located in
                                                             Sarasota, Fla.                                 5,201           .33

Barry M. Seigerman, 61     2005                1993          Chairman & Chief Executive Officer
                                                             Seigerman-Mulvey Co., Inc., Insurance
                                                             Brokers, located in East Setauket, New
                                                             York. Active in business and community
                                                             non-profit organizations.                      6,179           .40

Augusta Kemper, 79         2005                1992          Horticulturist and Owner of Kemper
                                                             Nurseries until retirement in 1985.           92,608          6.02

                           Date                                      Experience and                             Shares of Stock
                       Directorship        Director               Principal Occupation                       Beneficially Owned (2)
Name and Age           Term Expires        Since (1)              During Past 5 Years                          #              %

------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE

Bradley E. Rock, 49        2003                1988          Chairman of the Board,
                                                             President & Chief Executive
                                                             Officer of the Bancorp and
                                                             the Bank.                                      14,296            .92

Patricia C. Delaney, 43    2003                2000          Attorney in private practice.
                                                             General Counsel to the Bank
                                                             since 1994.                                     3,450            .22

Sanford C. Scheman, 65     2003                2000          Principal, North Shore
                                                             Orthopedic Surgery & Sports
                                                             Medicine, PC; Chairman of the
                                                             Board & Executive Director of St.
                                                             James Plaza Nursing Facility;
                                                             President, Copesetic Ventures, Inc.;
                                                             Founding member, National Osteoporosis
                                                             Institute, LLC.                                 6,136            .39

Patrick A. Given, 57       2004                1989          Real Estate Appraiser & Consultant;
                                                             Given Associates, located in
                                                             Hauppauge, New York.                            8,744            .56

Edith Hodgkinson, 79       2004                1979          Retired Restaurateur.                          98,640           6.41


Robert W. Scherdel, 47     2004                1996          President & CEO Sunrest
                                                             Health Inc. Facilities, located
                                                             in Port Jefferson, New York Vice
                                                             President of Arden Food Corp.,
                                                             d/b/a Printer's Devil Restaurant,
                                                             located in Port Jefferson, New
                                                             York. President of GAT Realty Corp.,
                                                             a real estate investment firm.                 32,479           2.11


1) Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director of the Bank.
2) These figures include Common Shares owned by family members of directors as to which each of the directors disclaims any beneficial ownership. Mrs. Hodgkinson's shares include shares held by the Bank as Trustee under the Last Will and Testament of Carlyle Hodgkinson. The amount of Common Shares beneficially owned and listed in the table above is provided as of February 26, 2002.


Board of Directors

     The Board of Directors holds regular monthly meetings. The Board held twelve meetings and one special meeting during 2001. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2001 except for Dr. Sanford Scheman who had surgery during 2001 and attended 9 of 13 meetings.

         The Board of Directors does not have a standing nominating committee.

         The Compensation Committee consists of five members. Current members of the Committee are: Patrick A. Given (Chairman), Edith Hodgkinson, Augusta Kemper, Robert W. Scherdel and Barry M. Seigerman. The Committee did not meet during last year. Instead, the entire Board considered and acted upon matters with respect to the compensation of elected officers.

Audit Committee

     The Audit Committee, consisting of eight directors, had four meetings in 2001. The Audit Committee reviews the Bank's financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department and the laws of the State of New York. The members of the Audit Committee are: Barry M. Seigerman (Chairman), Edith Hodgkinson, Augusta Kemper, Patrick A. Given, Robert W. Scherdel, Manny Schwartz, Sanford C. Scheman and Patricia C. Delaney.

Audit Committee Report

     With respect to the audited financial statements of the Bank as of December 31, 2001 and for the year then ended, the Audit Committee:

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

          The duties and the scope of powers of the Audit Committee are set forth in Article IV, Section 5(a) of the By-Laws of the Bank.

            The Bancorp believes that all members of the Audit Committee are independent, as such term is defined in Rule 4200 (a)(14) of the NASD's listing standards.

          Barry M. Seigerman    Augusta Kemper        Robert W. Scherdel    Sanford C. Scheman
          Edith Hodgkinson      Patrick A. Given      Manny Schwartz        Patricia C. Delaney

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

     The following five Directors were paid deferred compensation in the following amounts funded by a Bank owned life insurance plan:

Patrick A. Given                   $2,999.99
Bradley E. Rock                    $2,499.99
Robert W. Scherdel                 $2,999.99
Manny Schwartz                     $2,999.99
Barry M. Seigerman                 $3,099.99

The total amount of directors' fees and other compensation paid during 2001 was $119,049.64.

     The Board of Directors recommends a vote FOR the election of all Nominees
     -------------------------------------------------------------------------
                         (Proposal No. 1 on the Proxy)
                         -----------------------------

                        APPROVAL OF INDEPENDENT AUDITORS
                                 (PROPOSAL NO.2)

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

Relationship with Independent Auditors

     AVZ has served as Smithtown Bancorp's independent auditors since 1992 and was our independent auditor for the year ended December 31, 2001. Audit services performed by AVZ for fiscal 2001 consisted of the examination of the Bancorp's consolidated financial statements and services related to filings with the Securities and Exchange Commission (SEC). All fees paid to AVZ were reviewed and considered for independence by the Audit Committee.

Audit Fees

     The Bancorp has been billed a total of approximately $60,000 by AVZ, the Bancorp's independent auditors, for professional services rendered for the audit of the Bancorp's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of interim financial statements included in the Bancorp's Forms 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by AVZ for professional services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

     The Company has been billed a total of $41,050 for all other services rendered by AVZ that are not set forth above.

            The Board of Directors recommends a vote FOR the proposal
            ---------------------------------------------------------
              to ratify the appointment of the independent auditors
              -----------------------------------------------------
                          (Proposal No. 2 on the Proxy)
                           ----------------------------

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 26, 2002.

          Name and Address                          Common Shares               Percent
          of Beneficial Owner                       Beneficially Owned          of Class
          -------------------                       ------------------          --------
          Elizabeth Radau                               95,398                   6.20%
          43 Edgewood Avenue
          Smithtown, New York 11787

          Edith Hodgkinson                              98,640                   6.41%
          81 Governors Road
          Sea Pines Plantation
          Hilton Head, South Carolina 29928

          Augusta Kemper                                92,608                   6.02%
          51 Mills Pond Road
          St. James, New York 11780

Security Ownership of Management

The following table shows stock ownership as of February 26, 2002, of all directors and officers of the Bancorp and the Bank as a group:

TABLE II

======================================================================================================
                                                        Common Shares             Percent of Class
                                                   Beneficially Owned (Note 1)
-------------------------------------------------------------------------------------------------------
Patrick A. Given                                           8,744/1/                     .56
Anita M. Florek                                            4,037/1/                     .26
Edith Hodgkinson                                          98,640                       6.41
Robert W. Scherdel                                        32,479                       2.11
Manny Schwartz                                             5,201/1/                     .33
Barry M. Seigerman                                         6,179/1/                     .40
Augusta Kemper                                            92,608                       6.02
Sanford C. Scheman                                         6,136                        .39
Bradley E. Rock                                           14,296                        .92
Patricia C. Delaney                                        3,450                        .22
Thomas J. Stevens                                          4,174                        .27
Robert J. Anrig                                            4,410                        .28
John A. Romano                                             1,386/1/                     .09

Thirteen directors and executive officers
of the Bancorp and the Bank as a group                   281,740                      18.31

======================================================================================================

Note 1 - Includes Common Shares owned by family members of directors as to which the directors disclaim any beneficial interest.

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

_______________________
/1/ Includes shares for which the named person has shared voting power and shared investment power with spouse.

                               EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of February, 2002.

                                    TABLE III

===================================================================================================================================
                Name                      Age                                  Position
-----------------------------------------------------------------------------------------------------------------------------------
          Bradley E. Rock                 49     Chairman of the Board, President & Chief Executive Officer of Bancorp since
                                                 January 1992.  President of Bancorp and the Bank October 1990 to January 1992.
                                                 Director of  Bancorp and the Bank since 1988.

          Anita M. Florek                 51     Executive Vice President & Chief Financial Officer of the Bank since January
                                                 1993.  Executive Vice President & Treasurer of the Bancorp since January 1993.
                                                 Senior Vice President & Comptroller of the Bank March 1989 to January 1993.
                                                 Treasurer of Bancorp January 1991 to January 1992.

          Robert J. Anrig                 53     Executive Vice President & Chief Lending Officer of the Bank since April 1998.
                                                 First Vice President Lending of Home Federal Savings Bank from May 1992 to
                                                 April 1998.

         Thomas J. Stevens                43     Executive Vice President & Chief Commercial Officer of the Bank since July
                                                 1997.  Senior Vice President & Commercial Loan Officer of the Bank February
                                                 1997 to July 1997.  Vice President & Commercial Loan Officer May 1994 to
                                                 February 1997.

                                                 Executive Vice President & Chief Retail Officer since February 2000.  Senior
           John A. Romano                 45     Vice President, Retail Division, since June 1999.  Vice President, Operations
                                                 Manager of Teacher's Federal Credit Union from April 1999 to June 1999.  Vice
                                                 President, Director of Consumer Products of Astoria Federal Savings and Loan
                                                 Assoc. from January 1987 to April 1999
===================================================================================================================================

Executive Compensation

         The table appearing below sets forth all compensation paid in 2001 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                    TABLE IV
                           Summary Compensation Table
==================================================================================================
Name and Principal Position      Year        Salary        Incentive         Other Compensation
           (a)                   (b)          (c)         Compensation (d)          (e)

Bradley E. Rock                  2001     $272,000.00     $187,213.93        See Footnote /1/
Chairman, President & CEO        2000     $251,076.74     $164,292.20
of the Bancorp and the Bank      1999     $238,824.62     $120,065.00
--------------------------------------------------------------------------------------------------
Anita M. Florek                  2001     $144,703.12     $ 46,998.00        See Footnote /1/
Executive Vice President         2000     $137,307.68     $ 41,073.05
of the Bancorp and the Bank      1999     $130,769.28     $ 30,016.28
--------------------------------------------------------------------------------------------------
Robert J. Anrig                  2001     $144,703.12     $ 74,738.00        See Footnote /1/
Executive Vice President         2000     $137,307.68     $ 65,497.08
of the Bank                      1999     $130,769.30     $ 31,474.42
--------------------------------------------------------------------------------------------------
Thomas J. Stevens                2001     $122,708.25     $ 65,488.00        See Footnote /1/
Executive Vice President         2000     $116,436.74     $ 57,519.58
of the Bank                      1999     $110,892.32     $ 40,594.16
--------------------------------------------------------------------------------------------------
John A. Romano                   2001     $110,000.00     $ 34,409.00        See Footnote /1/
Executive Vice President         2000     $ 99,230.66     $ 11,289.99
of the Bank                      1999     $ 41,192.21     $   - 0 -
==================================================================================================

Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in aggregate for any of such persons.


___________________
/1/ The aggregate amount of other annual compensation for the named executive officers does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported in columns (c) and (d).

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

Certain Transactions

         Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectablity or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

         No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 2001, through December 31, 2001.

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

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and certain stockholders owning more than 10% of any class of the Company's equity securities ("10% Stockholders") to file reports with the SEC ("Reports") indicating their ownership of securities of the Company and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, "Reporting Persons") are required to provide copies of Reports filed by them to the Company. Based solely on a review of copies of all such Reports and amendments thereto filed during or with respect to the Company's most recent fiscal year and furnished to the Company, as well as certain written representations provided to the Company by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year.

                                  PENSION PLAN

         The Employee Stock Ownership Plan (the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

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

                              SHAREHOLDER PROPOSALS

         Shareholder proposals to be presented at the 2002 Annual Meeting must be received by the Secretary of the Board of Directors by November 12, 2002, to be included in the proxy statement.

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

Dated:   March 11, 2002

                                              SMITHTOWN BANCORP

                                              Bradley E. Rock
                                              Chairman of the Board, President
                                              & Chief Executive Officer

                           THIS PROXY IS SOLICITED BY
                  BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             Tuesday, April 16, 2002

              The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Doris Masters and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on February 26, 2002, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Main Office of the Bank located at One East Main Street, Smithtown, NY, on April 16, 2002, at 10:00 a.m., or any adjournment thereof.

      1. ELECTION OF Manny Schwartz, Barry M. Seigerman and August Kemper, as Directors

           [_]      For ALL NOMINEES.            The Board recommends a vote FOR
           [_]      Against ALL NOMINEES.        All Nominees
           [_]      For ALL NOMINEES EXCEPT      _______________________________
                    (i.e. authority is withheld  _______________________________
                    from)
      2.   RATIFICATION OF INDEPENDENT AUDITORS

           [_]      For proposal                 The Board recommends a vote FOR
           [_]      Against Proposal             Proposal No 2
           [_]      Abstain

      3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

      Unless otherwise specified, this Proxy will be voted for the election of the nominated directors, in favor of the other proposals and in the discretion of the persons in whose favor this proxy is granted upon matters that may properly come before the meeting.

      Dated: ______________________, 2002
              (Please insert date)
                                          __________________________  L.S.
                                           Signature of Shareholder


                                          __________________________  L.S.
                                           Signature if Held Jointly

                                 ---------------------------------------------

                                 Number of persons attending meeting _________

                                 ---------------------------------------------

             This Proxy should be returned in the enclosed envelope.