Form 10-K, Exhibit 13
period 2002-12-31
SMITHTOWN BANCORP INC
filed 2003-03-27
CIK 747345

SMITHTOWN

[PHOTO HERE]

BANCORP

Smithtown Bancorp (NASDAQ/OTC Bulletin Board: SMTB), headquartered in Smithtown, New York, is the holding company for Bank of Smithtown, a New York State chartered FDIC-insured bank.

At Bank of Smithtown our first priority is you. So with each and every interaction you can be sure we strive to surpass your expectations by providing financial products and services for the way you live.

Founded in 1910, Bank of Smithtown is in its 94th year of operation as an independent commercial bank. Bank of Smithtown operates nine full-service banking offices and

An introduction.

offers a complete range of commercial and consumer banking services. These services are delivered through the Bank’s convenient and unique retail store (branch) network,and also through alternative delivery channels. Additionally, Bank of Smithtown offers a full array of financial services in the form of investments, trust and estate administration, and insurance.

The foundation of the Banks’success has always been its people and their dedication to customers. Shareholders and customers have come to recognize the financial benefit of this single-minded focus. It is the cornerstone of everything we do.

FINANCIAL HIGHLIGHTS

	2002	2001	2000	1999	1998

At Year End
Assets	$451,803,237	$380,220,901	$314,580,743	$266,081,443	$205,825,657
Loans	358,050,021	281,739,238	228,319,535	176,200,017	117,575,281
Deposit	377,919,675	311,942,044	257,159,322	207,806,261	168,875,462
Stockholders’ equity	33,944,286	26,998,783	22,391,280	18,690,015	17,412,189
For The Year
Net income	$8,041,747	$6,072,263	$4,949,880	$4,253,653	$3,500,413
Return on average equity (%)	26.31	24.59	23.56	23.66	20.45
Return on average assets (%)	1.89	1.74	1.66	1.80	1.73
Efficiency (%)	44.8	47.1	50.3	51.7	52.7
Per Share
Net Income	$5.24	$3.92	$3.10	$2.63	$2.08
Cash dividends declared	0.60	0.52	0.48	0.44	0.40
Stockholders’ equity	22.28	17.54	14.29	11.59	10.58

[PHOTO OF BRADLEY E. ROCK]

BRADLEY E. ROCK
Chairman of the Board
President & Chief Executive Officer

LOOKING BACK ON THE ACCOMPLISHMENTS OF A GREAT YEAR.

2002 was a year when Bank of Smithtown solidified and improved upon its place as the leading community bank in the nation. We continued to take the strong foundation of our 93-year history and build upon it with innovations designed to meet the needs of today’s customers in a rapidly changing financial marketplace. The result was the kind of ever-increasing value for our shareholders that has become the hallmark of our company.

Net income reached the $8 million mark, the seventh consecutive year that the company has achieved record levels of earnings.

Return on equity was 26.31%, one of the highest rates of return among all publicly traded community banking companies in the United States. This achievement marked the sixth consecutive year that the company has posted returns on equity in excess of 20%.

LOOKING BACK ON THE ACCOMPLISHMENTS OF A GREAT YEAR.

[PHOTO HERE]

TOTALLY FREE CHECKING

Return on assets was equally strong at 1.89%. The company continued its impressive record for expense management with an efficiency ratio of 44.80%. Asset quality ratios also remained better than all peer group averages with non-performing loans comprising 0.53% of total loans at year-end.

Despite an economic environment showing little growth, deposits grew to $378.6 million, an increase of more than 21%. Loans grew to $358.1, a remarkable increase of more than 27%. This growth in our customer base fueled our growth in earnings, with EPS rising to $5.24, an increase of 33.67% over last year. And in a year when virtually all other stock indices were down, our sustained earnings growth caused the market price of our shares to rise from $38.50 to $53.75, an increase of 39.61%. In fact, over the last 10 years, the market value of our shares has increased by 835%.

[PHOTO HERE]

LEADING THE INDUSTRY IN A WHOLE NEW DIRECTION

[PHOTO HERE]	[PHOTO HERE]	[PHOTO HERE]

We made great strides this year to revolutionize the way  we do business, adapting, improving, modernizing, and continually staying ahead of the industry curve. Case in point–the opening of our two new branches in East Setauket and Rocky Point. Far from ordinary banks, they are shining examples of how we are leading the industry in a whole new direction. We did away with teller counters and teller lines,creating a more customer–friendly atmosphere. We employed new techniques like our quad and plasma screens to provide our customers with up-to-date information on our products and services so they can be sure they’re getting the most out of their banking experience. We introduced Bank ProsSM, trained individuals who work one-on-one with customers from the moment they walk in the door.

More than just a courtesy, these Bank ProsSM enable us to engage in better customer dialogues, educate them to our “best of brand” philosophy, and then deliver more effectively the products and services best suited to their individual needs.

How do we know our customers will respond to our innovations? Unlike most banks, quite simply, we take the time to ask. We talked to our customers and paid attention to their needs and traffic patterns in each of our branches, and then modified and expanded the banking hours in all of our offices to match up with what they wanted at each location. It’s all part of the “dedicated to you” philosophy that helps us continue to grow deposits rapidly. We plan to open at least two more of these innovative branches during the coming year.

LEADING THE INDUSTRY IN A WHOLE NEW DIRECTION

“More Bank for the Buck”
Newsday, April 1, 2002

“Magazine Ranks Bank #1 in the Nation”
The SmithTown News, October 18, 2001.

“Bank of Smithtown Rolling Out Retail Designs”
Long Island Business News, December 14-20, 2001

“Why is this Banker Quacking?”
ABA Banking Journal, June 2002

“Cashing on Big Bank Mergers”
Long Island Business News, June 22-28, 2001

During the year ahead,we must invest in our future,even if doing so means more moderate earnings growth today. We must continue to open new branches to expand our presence in existing markets and to reach new customers with our special brand of community banking. We must renovate existing facilities to accommodate our rapid growth and keep pace with 21st century innovations for our customers. We must continue to broaden and to grow our sources of non-interest income to turn the small successes we have had with sales of insurance and investment products into a core segment of our business that will counterbalance the interest rate pressures and fluctuations associated with our deposit collection and small business lending lines of business. Most of all, we must attract, retain, and train more of the very best people to serve our customers and thereby build the long-term shareholder value for which our company has become so widely recognized.

With your support,all of our people will continue to give their best efforts to build a valuable investment, not for next month or next quarter, but for the years and decades to come.

Bradley E. Rock
Chairman of the Board
President & Chief Executive Officer

2002 FINANCIAL DATA

Selected Financial Data
Consolidated Average Balance Sheet Data

	As of December 31,

(in thousands)	2002	2001	2000	1999	1998

Assets
Cash and Due from Banks	$8,775	$8,428	$9,731	$9,695	$8,162
Investment Securities:
Obligations of U.S. Government and Agencies	11,941	9,748	19,499	23,040	20,875
Mortgage-Backed Securities	21,651	28,233	23,094	26,667	34,339
Obligations of State and Political Subdivisions	23,937	19,431	16,735	17,361	12,686
Other Securities	4,719	1,802	757	0	0

Total Investment Securities	62,248	59,214	60,085	67,068	67,900

Federal Funds Sold	7,321	7,312	8,100	8,177	12,943

Loans (Net of Unearned Discount)	324,247	255,254	205,089	144,443	104,848
Less: Allowance for Possible Loan Losses	3,520	2,912	2,410	2,227	1,934

Loans, Net	320,727	252,342	202,679	142,216	102,914

Bank Premises and Equipment	7,258	4,077	3,198	3,153	2,900

Other Assets
Other Real Estate Owned	720	730	796	908	2,891
Other	18,132	16,981	12,954	5,453	4,288

Total Assets	$425,181	$349,084	$297,543	$236,670	$201,998

Liabilities
Deposits:
Demand (Non-Interest Bearing)	$70,342	$59,247	$53,556	$50,682	$45,014
Money Market	116,773	90,394	65,418	49,519	40,211
Savings (including NOW)	64,905	54,974	52,035	53,776	54,265
Time	92,457	85,564	71,304	42,184	35,965

Total Deposits	344,477	290,179	242,313	196,161	175,455
Securities Sold Under Agreements to Repurchase	3,156	2,781	3,033	0	1,174
Other Borrowings	45,673	30,231	29,488	21,129	6,965
Other Liabilities	1,309	1,308	1,704	1,399	1,290

Total Liabilities	394,615	324,499	276,538	218,689	184,884

Stockholders’ Equity
Common Stock $1.25 Par Value	2,240	2,240	2,240	2,240	2,240
Additional Paid In Capital	1,993	1,993	1,993	1,993	1,993
Accumulated Other Comprehensive Income (Loss)	345	181	(693)	(270)	279
Retained Earnings	32,398	25,884	21,776	17,504	14,296

Subtotal	36,976	30,298	25,316	21,467	18,808
Less: Treasury Stock	6,410	5,713	4,311	3,486	1,694

Total Stockholders’ Equity	30,566	24,585	21,005	17,981	17,114

Total Liabilities and Stockholders’ Equity	$425,181	$349,084	$297,543	$236,670	$201,998

Selected Financial Data
Consolidated Balance Sheets

	As of December 31,

(in thousands)	2002	2001	2000	1999	1998

Assets
Cash and Due from Banks	$8,170	$10,912	$8,954	$10,195	$7,124
Investment Securities Held to Maturity:
Mortgage-Backed Securities	580	923	1,280	2,829	4,582
Obligations of State and Political Subdivisions	2,382	3,668	4,054	5,142	6,293

Subtotal	2,962	4,591	5,334	7,971	10,875

Investment Securities Available for Sale:
Obligations of U.S. Government	0	0	0	3,012	6,152
Obligations of U.S. Government Agencies	11,226	12,258	16,896	17,331	14,213
Mortgage-Backed Securities	15,906	26,054	22,513	19,613	19,129
Obligations of State and Political Subdivisions	20,893	20,400	11,950	11,153	11,819
Other Securities	7,223	4,007	1,000	0	0

Subtotal	55,248	62,719	52,359	51,109	51,313

Total Investment Securities	58,210	67,310	57,693	59,080	62,188

Federal Funds Sold	2,522	40	0	10,350	12,500

Loans	358,171	282,090	229,063	176,820	118,101
Less: Unearned Discount	121	351	743	620	526
Allowance for Possible Loan Losses	3,946	3,091	2,501	2,252	2,120

Loans, Net	354,104	278,648	225,819	173,948	115,455

Equity Investment in SMTB Financial Group, LLC.	3	35	3	0	0

Bank Premises and Equipment	8,780	5,001	3,571	3,207	3,259

Other Assets
Other Real Estate Owned	0	730	730	856	1,073
Other	20,014	17,545	17,811	8,445	4,227

Total Assets	$451,803	$380,221	$314,581	$266,081	$205,826

Liabilities
Deposits:
Demand (Non-Interest Bearing)	$72,417	$67,011	$56,352	$50,008	$49,752
Money Market	126,708	100,499	71,880	53,668	42,807
Savings (including NOW)	71,369	60,057	51,427	51,563	55,057
Time	107,426	84,375	77,500	52,567	36,259

Total Deposits	377,920	311,942	257,159	207,806	183,875
Dividend Payable	229	200	188	177	166
Securities Sold Under Agreements to Repurchase	0	4,000	5,000	0	0
Other Borrowings	38,000	35,750	28,500	38,000	3,175
Other Liabilities	1,710	1,330	1,342	1,408	1,198

Total Liabilities	417,859	353,222	292,189	247,391	188,414

Stockholders’ Equity
Common Stock $1.25 Par Value	2,240	2,240	2,240	2,240	2,240
Additional Paid In Capital	1,994	1,994	1,994	1,994	1,994
Accumulated Other Comprehensive Income (Loss)	733	95	(196)	(1,069)	249
Retained Earnings	35,887	28,766	23,499	19,314	15,770

Subtotal	40,854	33,095	27,537	22,479	20,253
Less:Treasury Stock	6,910	6,096	5,145	3,789	2,841

Total Stockholders’ Equity	33,944	26,999	22,392	18,690	17,412

Total Liabilities and Stockholders’ Equity	$451,803	$380,221	$314,581	$266,081	$205,826

Selected Financial Data
Consolidated Income Statements

	As of December 31,

(in thousands)	2002	2001	2000	1999	1998

Interest Income
Interest and Fees on Loans	$23,821,593	$21,212,834	$18,409,086	$12,673,580	$9,996,927
Interest on Balance due from Banks	1,597	3,271	13,877	45,609	7,631
Interest on Federal Funds Sold	113,914	293,713	484,185	411,031	707,252
Interest and Dividends on Investment Securities:
Taxable:
Obligations of U.S. Government	0	0	23,602	339,877	414,782
Obligations of U.S. Government Agencies	526,784	658,926	1,461,265	1,166,148	920,343
Mortgage-Backed Securities	1,198,596	1,770,809	1,483,068	1,659,362	1,979,480
Other Securities	359,649	140,768	80,580	0	0

Subtotal	2,085,029	2,570,503	3,048,515	3,165,387	3,314,605
Exempt from Federal Income Taxes:
Obligations of State and Political Subdivisions	1,064,763	887,555	801,175	821,512	656,858
Other Interest Income	120,295	215,461	248,496	102,946	57,932

Total Interest Income	27,207,191	25,183,337	23,005,334	17,220,065	14,741,205

Interest Expense
Money Market Account (Including Savings)	2,105,547	3,101,553	2,855,500	1,587,735	1,418,621
Certificates of Deposit of $100,000 and over	1,313,528	1,767,403	906,466	697,356	516,403
Other Time Deposits	2,236,698	2,696,114	3,665,202	1,827,508	2,060,082
Interest on Securities Sold Under Agreements to Repurchase	78,228	161,417	221,692	0	72,826
Interest on Other Borrowings	1,675,771	1,662,475	1,795,308	1,145,234	375,057

Total Interest Expense	7,409,772	9,388,962	9,444,168	5,257,833	4,442,989

Net Interest Income	19,797,419	15,794,375	13,561,166	11,962,232	10,298,216
Provision for Possible Loan Losses	1,020,000	990,000	540,000	450,000	525,000

Net Interest Income After Provision for Possible Loan Losses	18,777,419	14,804,375	13,021,166	11,512,232	9,773,216

Other Non-Interest Income
Trust Department Income	457,393	491,376	443,169	461,383	400,569
Service Charges on Deposit Accounts	1,922,029	1,769,932	1,589,901	1,501,740	1,479,577
Other Income	2,963,748	2,278,701	1,408,225	1,201,272	952,721
Net Gain (Loss) on Sales of Investment Securities	76,865	(4,636)	(41,264)	17,012	40,676
Net Income from Equity Investment	45,415	32,707	31,204	0	0

Total Other Non-Interest Income	5,465,450	4,568,080	3,431,235	3,181,407	2,873,543

Other Operating Expenses
Salaries	5,441,189	4,582,160	4,069,205	3,626,284	3,252,761
Pensions and Other Employee Benefits	1,087,387	889,289	890,976	704,559	682,397
Net Occupancy Expense	1,190,168	988,549	906,088	864,844	835,787
Furniture and Equipment Expense	999,911	877,952	818,633	807,080	621,808
Other Expenses	3,155,519	2,586,611	2,025,659	1,992,593	1,726,923

Total Other Operating Expenses	11,874,174	9,924,561	8,710,561	7,995,360	7,119,676

Income Before Income Taxes	12,368,695	9,447,894	7,741,840	6,698,279	5,527,083
Provision for Income Taxes	4,326,948	3,375,631	2,791,960	2,444,626	2,026,670

Net Income	$8,041,747	$6,072,263	$4,949,880	$4,253,653	$3,500,413

Selected Financial Data
Supplementary Information

	2002	2001	2000	1999	1998

Per Share Data
Net Income	$5.24	$3.92	$3.10	$2.63	$2.08
Stockholders’ Equity	22.28	17.54	14.29	11.59	10.58
Dividends Declared
Cash Dividends Per Share	0.60	0.52	0.48	0.44	0.40
Cash Dividends Declared	920,563	805,480	765,954	712,279	673,271
Year-End Data
Total Assets	451,803,237	380,220,901	314,580,743	266,081,443	205,825,657
Total Deposits	377,919,675	311,942,044	257,159,322	207,806,261	183,875,462
Total Stockholders’ Equity	33,944,286	26,998,783	22,391,280	18,690,015	17,412,189
Total Trust Assets	74,160,521	80,708,621	90,646,248	90,386,444	83,966,013
Number of Shares Outstanding	1,523,749	1,539,257	1,567,214	1,612,336	1,645,530

Selected Ratios	%	%	%	%	%

Net Income To:
Total Income	24.61	20.41	18.72	20.85	19.87
Average Total Assets	1.89	1.74	1.66	1.80	1.73
Average Stockholders’ Equity	26.31	24.59	23.56	23.66	20.45
Average Stockholders’ Equity to Average Assets	7.19	7.07	7.06	7.60	8.47
Dividend Payout Ratio	11.45	13.26	15.47	16.75	19.23

Management is not necessarily aware of the price for every transaction of Bancorp stock. The following charts show the prices for the transactions of which management is aware. All per-share data has been adjusted to reflect the May 2001 two-for-one stock split.

	Per Share

	High	Low	Cash Dividend Declared

2002
First Quarter	$44.00	$38.00	$0.15
Second Quarter	50.50	43.50	0.15
Third Quarter	58.00	47.15	0.15
Fourth Quarter	57.50	53.50	0.15

Total Cash Dividends Declared			$0.60

2001
First Quarter	$33.50	$30.88	$0.13
Second Quarter	40.00	32.65	0.13
Third Quarter	37.00	35.00	0.13
Fourth Quarter	41.00	36.29	0.13

Total Cash Dividends Declared			$0.52

2000
First Quarter	$31.00	$29.44	$0.12
Second Quarter	29.50	28.38	0.12
Third Quarter	31.00	28.38	0.12
Fourth Quarter	32.50	31.00	0.12

Total Cash Dividends Declared			$0.48

The Bancorp has 721 shareholders at December 31, 2002. The Bancorp stock is traded on the OTC Bulletin Board.

Management’s Discussion and Analysis of Financial
Condition and Results of Operations

Special Note Regarding Forward-Looking Statements and Analyst Reports

This report may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, but actual results may differ materially from anticipated future results. Forward–looking statements may be identified by use of the words “believe,” “expect,” “anticipate,” “project,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” or similar expressions. The Company’s ability to predict results or the actual effect of future strategic plans is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: general economic conditions, interest rates, deposit flows, loan demand, competition, accounting principles and guidelines, and governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services. The factors included here are not exhaustive. Other sections of this report may include additional factors that could adversely impact the Company’s performance.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities Exchange Commission.

Summary

Smithtown Bancorp is a holding company formed in 1984. Its income is derived primarily from the operations of its largest subsidiary, Bank of Smithtown. The Bank operates nine full-service banking offices in the north central region of Suffolk County and offers a full line of consumer and commercial products, including a Trust and Investment Management Division. Bank of Smithtown is committed to providing increased shareholder value through superior customer service, efficiency of operations, and financial products geared toward the community we serve. The year 2002 was another record-breaking year for Bank of Smithtown. Once again, the Bank was able to achieve record earnings, large balance sheet growth, and a high return on equity. Efficiency, the ratio used to define the level of non-interest expense required to generate one dollar of net income, reached a record 44.80%. Earnings per share of $5.24 attained an unprecedented level in the Bank’s history.

Strength in our local economy continued throughout the year 2002 as evidenced by the demand for real estate financing, both construction and permanent, as well as home equity lines. Four consecutive years of loan growth greater than 20%, including 2002 growth of 27.09% is noteworthy. This asset growth has demanded corresponding growth on the liability side of the balance sheet for funding purposes. The balance sheet was managed so as to maintain a steady growth in deposits to keep pace with loan demand, thus reducing the need for alternative funding. For the third year in a row, deposit growth nearly matched loan growth. This years’ numbers were $65,977,631 growth in deposits and $76,310,783 growth in loans. During 2002, Bank of Smithtown continued to further diversify its revenue streams. Bank of Smithtown Insurance Agency, a wholly owned subsidiary of Bank of Smithtown, began operations in August of 2001. The Agency was formed to sell various non-bank investment vehicles including equities, mutual funds, annuities, and insurance. Net income from Agency operations for 2002 was $171,420 and for 2001 was $53,521. SMTB Financial Group, formed during the year 2000 for the purpose of insurance sales, generated net income of $45,415 and $32,707 for the years 2002 and 2001. Fee income from products and services has continued to generate significant income. As well as providing additional revenue streams, the Bank continued to provide choices to customers as to how they conduct their banking business. A Bank of Smithtown credit card, debit card, an ATM at every branch, and online banking now allow our customers to choose their preferred delivery channel. Adding to the existing branch system increased the customer base and allowed customers to bank closer to where they live. East Setauket and Rocky Point branches, designed with one-on-one customer service as a priority, Bank ProsSM to handle every type of transaction, and video screens and personal computers in a comfortable, relaxed atmosphere were very successful and well accepted by new and existing customers. Providing the customers with a choice of high touch or high tech, allowing them to find the right balance for themselves, remains an important goal. Bank of Smithtown has continued to invest in technology. New software and hardware enhance our ability and efficiency in providing accurate information to management and customers. For the sixth year in a row, we attained all of the goals with which we set out. Our expectations for 2003 are continued success and designation as the strongest community bank in the nation.

Bank of Smithtown’s balance sheet grew even stronger during 2002. Total assets increased by 18.84% from $380,220,901 at year-end 2001 to $451,803,237 at December 31, 2002. As in the past three years, the area of largest growth was the loan portfolio, which grew from $281,739,238 to $358,050,021 from December 31, 2001 to December 31, 2002, and represents 27.09% growth. Loans now comprise 79.25% of total assets compared to 74.10% at year-end 2001. Composition of credits within the portfolio remained stable with the highest percentage of loans in the commercial real estate segment. These loans represent 50.00% of total loans. The next largest category of loans remains residential real estate loans, which comprise 23.73% of the portfolio. Total real estate loans represent 91.54% of the loan portfolio. However, high credit quality and low loan-to-value ratios mitigate this concentration. The Bank’s loan-to-deposit ratio, a measure of the internally generated funding for loans, increased from 2001 to 2002 from 90.32% to 94.74%. The investment securities portfolio decreased during 2002 due to the high volume of prepayments and the reinvestment of these funds into higher-yielding loans. The Available for Sale portfolio comprises 94.91% of total securities and is predominantly made up of mortgage-backed securities and obligations of state and political subdivisions. During the year 2002, the Bank sold securities in order to take advantage of investments in higher-yielding loans. The net gain on the sales of these securities was $76,865. During 2000, the Bank of Smithtown entered into a limited liability company, SMTB Financial Group, LLC. The Bank’s equity investment in this Company at year-end 2002 was $2,623. Bank premises and equipment increased from $5,001,407 to $8,780,182, representing a 75.55% increase. This was primarily due to the addition of two new branches during 2002.Total other assets increased from $18,274,997 to $20,014,176 from December 31, 2001 to December 31, 2002, representing a 9.52 % increase, primarily the result of the increase in cash value of various Bank owned life insurance policies. The liability side of the balance sheet also underwent changes in allocations. Total deposits increased from year-end 2001 to year-end 2002 from $311,942,044 to $377,919,674, a 21.15% increase. Money market accounts represent the largest category of deposits, currently at 33.52% of the total. The next largest category was time deposits, which represent 28.43% of total deposits. These time deposits were the largest growing segment of deposits this year, with an increase of 27.32%. Deposits as a percentage of total liabilities declined slightly from an 88.31% level in 2001 as compared to 83.65% at year-end 2002. Although the year 2002 was one of record low interest rates, net interest margin actually increased from 5.05% for the year 2001 to 5.14% for the year 2002. The increase of 8.07% in demand deposits in combination with reduced interest rates paid on interest bearing deposits contributed to this increase. Other borrowings decreased by $1,750,000 or 4.40% during 2002. Stockholders’ equity increased by 25.73%, a result of $8,041,747 of net income, $920,443 of dividends declared, the purchase of 15,508 shares of treasury stock at $813,795, and an increase in the unrealized gain on investment securities available for sale of $637,995. At year-end 2002 the Bancorp retained 268,071 shares of Treasury Stock at cost with a value of $6,909,711.

The Bank’s income statement reflects a continued upward trend in earnings, with net income of $8,041,747 and $6,072,263 for the years ended December 31, 2002 and 2001. This represents an increase in earnings of 32.43% and is the highest level ever achieved by the Bank in its 93 years of operation. The difference between the interest earned on interest earning assets and the interest paid on interest bearing liabilities, net interest income, reached $19,797,419 for the year ended December 31, 2002, an increase of $4,003,044 or 25.34% over 2001. Interest on loans was the largest contributor to this increased margin and represents a 12.29% increase over 2001 income. Total interest expense decreased by $1,979,190 or 21.08% over the comparable period in 2001. This was the result of the significantly lower cost of funds during 2002 as well as the benefit achieved from the 8.07% increase in demand deposits. The reduction in interest costs for 2002 was the combination of the 2.06% reduced interest expense on deposit accounts and the lowered costs of borrowings totaling 3.59%. The Bank’s yield on interest earning assets for the years 2002 and 2001 was 7.02% and 7.97% respectively, a 1.78% increase. The downward pressure on margin, resulting from reduced interest rates was significantly mitigated by the increased volume of earning assets. Non-interest income, the Bank’s source of fee income on its trust and investment management accounts, deposit accounts, delivery channel services, and loan originations increased from $4,568,080 for the year ending December 31, 2001 to $5,465,450 for the year ended December 31, 2002. This increase was partially the result of the increased collection of service charge income during the year 2002. Also included in this category of non-interest income are fees associated with debit and credit cards. The largest contributors to the growth in non-interest income were loan origination fees. The ratio of the Bank’s non-interest income to total income for the periods ended December 31, 2002 and 2001 was 16.72% and 15.35%, respectively. Other operating expenses increased by $1,949,613 or 19.64% over the period ended December 31, 2001. These expenses represent the Bank’s cost of salaries and benefits, overhead costs, and miscellaneous legal, accounting and computer expenses. The increase during 2002 was primarily due to increased salary and benefit expense resulting from the addition of staff at two new branches. Also responsible for increased non-interest expense during 2002 were the costs of the construction of the East Setauket branch and renovation of the Rocky Point branch. Other operating expenses as a percentage of total expenses increased from 41.91% for the year 2001 to 48.21% for the year 2002. Earnings per share for the year 2002 was $5.24 compared to $3.92 for the year 2001, with weighted average shares outstanding of 1,534,610 compared to 1,550,776. This 33.67% increase in EPS is the result of a superior level of earnings.

Interest Income

Interest income for the three years ended December 31, 2002, 2001, and 2000 was $27,207,191, $25,183,337, $23,005,334, respectively. The largest contributor to interest income was interest on loans and it represents 87.56%, 84.23%, and 80.02% of the total. This increased income during 2002 is the result of the 27.09% increase in loan volume.Yield on the loan portfolio decreased from 8.31% during 2001 to 7.35% during 2002. This yield reduction is a result of the lower interest rate environment during 2002. The next largest contributor to interest income is the investment portfolio, which decreased in volume during 2002 and now comprises 12.88% of total assets. Yield on the portfolio declined, once again, a result of the current rate environment. The yield was 6.98% during 2001 as compared to 5.94% during 2002. New securities that were added during 2002 carried lower yields than maturing securities,and mortgage backed securities experienced large paydowns. Interest on federal funds sold contributed a lower percentage of interest income during 2002 than 2001 as a result of lower rates. Average yield on federal funds sold during 2001 was 4.02% compared to 1.56% during 2002.

Interest Expense

Interest expense for the three years ended December 31, 2002, 2001, and 2000 was $7,409,772, $9,388,962, and $9,444,168, a decrease of 21.54% over the three-year period from December 31, 2000 to December 31, 2002. During 2002 and 2001, interest cost to the Bank was made up of the cost for its deposits, which was 2.06% and 3.28%, and the cost of other borrowings, which was 3.59% and 5.52%. Interest expense on deposit accounts remains the largest percentage of total interest expense and at year-end 2002 and 2001 represents 76.33% and 80.57% of this total. The Bank’s comparatively low interest cost on deposit accounts is due to the composition of its deposit base, with lower yielding savings and NOW accounts comprising 18.88% of this base. Competitive and higher yielding money market and certificate of deposit rates are offered to customers in return for higher balances and more extensive banking relationships. Customers who conduct a majority of their banking business with the Bank and customers maintaining high balances in single accounts receive rates that are the among the highest paid on Long Island. Overall, the Bank’s deposit pricing strategy provides our customers many different types of accounts, terms and delivery channels to suit their needs while rewarding them for maintaining balances with us. Other borrowings have been an alternative source of funding for the Bank as the need for loan funding at times outpaces the growth in deposits. Two additional branch locations opened this year, which eased the need for alternative funding sources. The use of other borrowings as both a temporary and long-term source of funding is common and cost effective at financial institutions as long as they are part of a carefully planned and executed asset liability management program.

Net Interest Income

Net interest income was the largest contributor to net income and represents 60.59% of total income for 2002 compared to 53.08% for 2001. Net interest income increased from $15,794,375 during 2001 to $19,797,419 during 2002. The average volume of non-interest earning assets decreased from 8.56% at year-end 2001 to 7.37% at year-end 2002, while the volume of non-interest bearing liabilities decreased slightly from 17.35% to 16.85% for the same period. The result of these changes in the balance sheet was an interest margin of 5.14%, an increase from the 5.05% margin achieved during 2001. This interest margin remains very high compared to the Banks’ peers. In spite of the lower rate environment characteristic of 2002, which placed downward pressure on margins, to date, the Bank’s margin has only been positively affected. This result has been achieved through the addition of $68,839,055 of interest earning assets as well as $5,406,030 of non-interest bearing deposits.

Average Balance Sheet and Yield Analysis

The tables below show a comparative analysis of the major areas of interest income, interest expense and resultant changes in net interest income. Variances in the rate volume relationship have been allocated to the rate.

	2002			2001

(in thousands) Tax Equivalent Basis	Average Balance	Average Interest	Average Rate(%)	Average Balance	Average Interest	Average Rate(%)

Assets
Interest-Earning Assets:
Investment Securities:
Taxable	$38,287	$2,085	5.45	$39,783	$2,786	7.00
Non-taxable	23,937	1,613	6.74	19,431	1,345	6.92

Total Investment Securities	62,224	3,698	5.94	59,214	4,131	6.98

Balances Due from Banks	46	2	4.35	75	3	4.00
Total Loans	324,247	23,822	7.35	255,254	21,213	8.31
Federal Funds Sold	7,321	114	1.56	7,312	294	4.02

Total Interest-Earning Assets	393,838	27,636	7.02	321,855	25,641	7.97
Non-Interest-Earning Assets	31,343	0	0.00	30,141	0	0.00

Total Assets	$425,181	$27,636	6.50	$351,996	$25,641	7.28

Liabilities
Interest-Bearing Liabilities:
Savings Deposits (including NOW)	$64,905	$309	0.48	$54,974	$425	0.77
Money Market Accounts	116,773	1,796	1.54	90,394	2,677	2.96
Certificates of Deposit	92,457	3,550	3.84	85,564	4,464	5.22

Total Interest-Bearing Deposits	274,135	5,655	2.06	230,932	7,566	3.28
Securities Sold Under Agreements to Repurchase	3,156	78	2.47	2,840	161	5.67
Other Borrowings	45,673	1,676	3.67	30,172	1,662	5.51

Total Interest-Bearing Liabilities	322,964	7,409	2.29	263,944	9,389	3.56
Non-Interest Bearing Liabilities:
Demand Deposits	70,342	0	0.00	59,247	0	0.00
Other Liabilities	1,309	0	0.00	1,308	0	0.00

Total Liabilities	394,615	7,409	1.88	324,499	9,389	2.89
Stockholders’ Equity	30,566	0	0.00	24,585	0	0.00

Total Liabilities and Stockholders’ Equity	$425,181	$7,409	1.74	$349,084	$9,389	2.69

Interest Margin		$20,227			$16,252

Interest Spread on:
Average Total Assets			4.76%			4.62%
Average Total Interest Earning Assets			5.14%			5.05%

Rate Volume Relationships of Interest Margin on Earning Assets

	2002/2001			2001/2000

	Increase (Decrease) Due to Change in			Increase (Decrease) Due to Change in

(in thousands)	Volume	Rate	Net Change	Volume	Rate	Net Change

Interest Income:
Investment Securities:
Taxable	$(105)	$(619)	$(724)	$(507)	$(4)	$(511)
Non-taxable	312	(36)	276	196	(56)	140

Total Investment Securities	207	(655)	(448)	(311)	(60)	(371)
Total Loans	5,734	(2,460)	3,274	4,775	(1,372)	3,403
Federal Funds Sold	0	(180)	(180)	(47)	(154)	(201)
Balances Due from Banks	(1)	0	(1)	(12)	11	(1)

Total Interest-Earning Assets	5,940	(3,295)	2,645	4,405	(1,575)	2,830

Interest Expense:
Savings Deposits	772	(1,656)	(884)	289	(1,065)	(776)
Money Market Accounts	781	(1,286)	(505)	1,090	(919)	171
Certificates of Deposits	360	(1,179)	(819)	812	(341)	471

Total Interest-Bearing Deposits	1,913	(4,121)	(2,208)	2,191	(2,325)	(134)
Securities Sold Under Agreements to Repurchase	18	(91)	(73)	(14)	(50)	(64)
Other Borrowings	854	(555)	299	42	(171)	(129)

Total Interest-Bearing Liabilities	2,785	(4,767)	(1,982)	2,219	(2,546)	(327)

Changes in Interest Margin	$3,155	$1,472	$4,627	$2,186	$971	$3,157

Other Operating Income

The schedule below details items of non-interest income for the years ended December 31, 2002, 2001 and 2000.

	2002	2001	2000

Other Operating Income
Trust Department Income	$457,393	$491,376	$443,169
Service Charges on Deposit Accounts	1,922,029	1,769,932	1,589,901
Other Income	2,963,748	2,278,701	1,408,225
Net Gain (Loss) on the Sales of Investment Securities	76,865	(4,636)	(41,264)
Net Income From Equity Investment	45,415	32,707	31,204

Total	$5,465,450	$4,568,080	$3,431,235

Other operating income represents fee income collected by the Bank on non-rate sensitive transactions. As margins tighten due to the low interest rate environment, the generation of fee income plays a larger role in the level of net income. Other operating income increased by 19.64% and 33.13% over 2001 and 2000, respectively. Service charges on deposit accounts are the single largest contributor to other non-interest income and increased from $1,769,932 to $1,922,029 or 8.59% from 2001 to 2002. This increase is due to the large number of demand accounts and their associated fees. Income from trust services decreased by 6.92% from the 2001 level due to reduced market values of managed assets. Other income rose by 30.06% and 61.81% over 2001 and 2000 levels. This increase is attributable to the gain in cash value of life insurance investments as well as significantly increased fee income based on a higher volume of ATM and debit card transactions. Loan fees are also a large part of other income and they increased by 43.69% due to the large increase in the portfolio. During 2002, the Bank recognized a net gain of $76,865 on the sale of investments securities held in the available for sale portfolio. During 2001, a net loss of $4,636 was recognized on the sale of investment securities also held in the available for the sale portfolio.

Other Operating Expenses

Detailed below are the components of the other operating expenses for the years ended December 31, 2002, 2001 and 2000.

	2002	2001	2000

Other Operating Expenses
Salaries	$5,441,189	$4,582,160	$4,069,205
Pensions and Other Employee Benefits	1,087,387	889,289	890,976
Net Occupancy Expense	1,190,168	988,549	906,088
Furniture and Equipment Expense	999,911	877,952	818,633
Other Expenses	3,155,519	2,586,611	2,025,659

Total Other Operating Expenses	$11,874,174	$9,924,561	$8,710,561

Other operating expenses represent various categories of non-interest expense. These expenses increased by 19.64% over 2001 levels and 13.94% over 2000 levels. Salary and benefit expense increased by 19.32% during 2002 due to additions to staff resulting from two branch openings as well as the increasing costs of health insurance. Net occupancy expense increased from $988,549 during 2001 to $1,190,168 during 2002, a 20.40% increase. This resulted from increased lease payments on branch properties and depreciation expenses attributed to construction costs of new branches as well as leasehold and building improvements. A smaller increase of 9.10% in occupancy expense occurred from the year 2000 to 2001, also related to the increased costs of maintaining the Bank’s buildings. Expenses for Other Real Estate Owned decreased during 2000, 2001 and again in 2002. This single OREO property owned by the Bank was sold prior to year-end 2002. Furniture and equipment expense rose by 13.89% and 7.25% over 2001 and 2000. This was due to the purchase and resultant depreciation of new computer hardware and software as well as expenses related to the completion of two new branches. Other expenses increased by 21.99% and 27.69%, reflective of increased overhead and operating expenses for an increased asset and deposit base.

Investment Securities

Investment securities at December 31, 2002 totaled $58,209,577 as compared to $67,309,548 at year-end 2001, a decrease of 13.52%. As the interest rates decreased during 2002, principal payment reductions on mortgage-backed securities increased. Proceeds from maturities of investment securities were primarily re-channeled into new loan originations. The majority of investment securities are held in the available for sale portfolio, which represents 94.91% of the total portfolio. This provides maximum liquidity for the Bank, as these securities may be sold, if necessary. However, it remains management’s intent to hold most securities to maturity. The composition of the portfolio has changed during 2002. Obligations of the U.S. Government Agencies remained stable at 19.29% of the portfolio at December 31, 2002 vs. 18.21% at December 31, 2001. Obligations of State and Political Subdivisions represented 39.98% of the portfolio at December 31, 2002 vs. 35.76% at December 31, 2001. Mortgage backed securities represented 28.32% of the portfolio at December 31, 2002 and 40.08% at December 31, 2001. Other securities is comprised of corporate bonds. As set forth on the accompanying Weighted Average Maturity Schedule, the entire portfolio has shortened in term and has moved from 17 years, 2 months in average term to 14 years, 9 months. This change in the overall weighted average maturity of the investment portfolio is attributable to the reduction of longer term mortgage backed securities. The Weighted Average Yield Table and the Average Balance Sheet and Yield Analysis both indicate the decreased yield on the investment portfolio. During 2002 the yield decreased from 6.98% to 5.94% .

The following schedule presents the amortized cost for Investment Securities Held to Maturity and estimated fair value for Investment Securities Available for Sale as detailed in the Bank’s balance sheet as of December 31, 2002 and 2001.

	2002	2001

Investment Securities Held to Maturity
Mortgage-Backed Securities	$579,622	$922,879
Obligations of State and Political Subdivisions	2,381,890	3,667,584

Total Investment Securities Held To Maturity	$2,961,512	$4,590,463

Investment Securities Available for Sale
Obligations of U.S. Government Agencies	$11,226,328	$12,258,139
Mortgage-Backed Securities	15,905,791	26,053,874
Obligations of State and Political Subdivisions	20,893,082	20,399,572
Other Securities	7,222,864	4,007,500

Total Investment Securities Available For Sale	$55,248,065	$62,719,085

The tables below set forth the investment securities by portfolio, weighted average maturity, and weighted average yield as of December 31,  2002 and 2001.

Weighted Average Maturity

	2002		2001

Investment Securities Held to Maturity
Mortgage-Backed Securities	5 yrs.	4 mos.	6 yrs.	4 mos.
Obligations of State and Political Subdivisions	2 yrs.	1 mos.	2 yrs.	2 mos.

Weighted Average Maturity Investment Securities Held To Maturity	2 yrs.	8 mos.	3 yrs.	0 mos.

Investment Securities Available for Sale

Obligations of U.S. Government Agencies	15 yrs.	1 mos.	15 yrs.	3 mos.
Mortgage-Backed Securities	26 yrs.	10 mos.	27 yrs.	8 mos.
Obligation of State and Political Subdivisions	10 yrs.	4 mos.	9 yrs.	2 mos.
Other Securities	12 yrs.	6 mos.	18 yrs.	2 mos.

Weighted Average Maturity Investment Securities Available For Sale	15 yrs.	5 mos.	18 yrs.	0 mos.

Weighted Average Maturity Investment Securities	14 yrs.	9 mos.	17 yrs.	2 mos.

Weighted Average Yield

The tables below set forth the investment securities by portfolio, weighted average maturity, and weighted average yield as of December 31, 2002.

	Amortized Cost	Estimate Fair Value	Weighted Average Yield (%)

Investment Securities Held to Maturity
Mortgage-Backed Securities:	$579,622	$615,833	6.50
After 5 years, but within 10 years
Obligations of State and Political Subdivisions:
Within 1 year	871,320	887,019	4.90
After 1 year, but within 5 years	1,465,320	1,567,228	5.17
After 5 years, but within 10 years	45,250	48,564	5.94

Total Investment Securities Held To Maturity	$2,961,512	$3,118,644	5.36

Investment Securities Available for Sale

Obligations of U.S. Government Agencies:
After 5 years, but within 10 years	$3,014,836	$3,023,724	6.00
After 10 years	8,161,677	8,202,604	6.89
Mortgage-Backed Securities:
After 1 years, but within 5 years	203,454	210,235	8.00
After 10 years	15,162,819	15,695,556	6.18
Obligation of State and Political Subdivisions
Within 1 year	454,184	457,481	4.00
After 1 year, within 5 years	5,363,077	5,557,581	4.64
After 5 years, but within 10 years	7,389,954	7,640,721	4.42
After 10 years	7,185,857	7,237,299	4.52

Total Investment Securities Available For Sale	$46,935,858	$48,025,201

Loans

The Bank’s loan portfolio at December 31, 2002 and 2001 was $358,171,477 and $282,090,123, respectively, an increase of 26.97%. The classification of the portfolio is as follows:

	2002	%	2001	%

Real Estate Loans, Construction	$63,773,877	17.81	$35,187,562	12.47
Real Estate Loans, Other:
Commercial	179,090,184	50.00	145,255,133	51.49
Residential	85,000,952	23.73	73,902,211	26.20
Commercial and Industrial Loans	26,830,222	7.49	24,650,724	8.74
Loans to Individuals for Household Family and Other Personal Expenditures	2,975,945	0.83	2,821,630	1.00
All Other Loans (including Overdrafts)	500,297	0.14	272,863	0.10

Total Loans	$358,171,477	100.00	$282,090,123	100.00

The area of largest growth in the portfolio is in real estate construction loans. The increase from 2001 to 2002 was 44.82%. Commercial and residential real estate loans, including home equity products, also increased in total by 38.31%. Average yield on the portfolio decreased from 8.31% to 7.35% due to the continued low rate environment. Real estate loans comprise 91.54% of the portfolio, but credit and industry concentration risk in this segment have been minimized through low loan-to-value ratios, high credit quality of borrowers and multiple industry lending. A high percentage of loans made by Bank of Smithtown are to residents and businesses located in the Bank’s primary lending area and credit is extended to a wide spectrum of borrowers, including individuals, not-for-profit organizations and small-to-middle market businesses.

The following table shows the maturities of loans (excluding real estate mortgages and installment loans) outstanding as of December 31,2002:

	Within One Year	After One Year but Within Five Years	After Five Years	Total

Commercial (and all other loans including overdrafts)	14,081,001	2,476,316	170,915	16,728,232
Real Estate – Construction	849,136	0	0	849,136

Total	14,930,137	2,476,316	170,915	17,577,368

Deposits

Average deposits for 2002 increased by 18.71% over 2001. Year-end deposits increased by 21.15% over the same period in 2001. The largest areas of growth in average deposits for 2002 were money market and demand accounts. The increase resulting from these two deposit categories was 47.91% of the total. Due to the downward trend in rates during 2002, the Bank experienced a 31.32% decrease in interest expense on this increased deposit base. The average cost of deposits during 2002 and 2001 were 2.06% and 3.28%, respectively.

Average Balance

(in thousands)	2002	2001

Demand (Non-Interest Bearing)	$70,342	$59,247
Money Market	116,773	90,394
Savings (Including NOW)	64,905	54,974
Time	92,457	85,564

Total Deposits	$344,477	$290,179

At December 31, 2002, the remaining maturities of the Bank’s Certificates of Deposit in amounts of $100,000 or greater were as follows:

(in thousands)

3 months or less	$9,017
Over 3 through 6 months	3,578
Over 6 through 12 months	634
Over 12 months	24,825

Total	$38,054

Other Borrowings

During 2002 borrowings decreased from $39,750,000 to $38,000,000. These borrowings are in the form of eight advances from the Federal Home Loan Bank of New York. A description of the advances is detailed below:

Description	Rate(%)	Type	Maturity	Amount

Federal Home Loan Bank of New York
Advance	6.400	Fixed	11/14/2003	$7,000,000
Advance	1.710	Adjustable	1/8/2004	9,000,000
Advance	4.935	Fixed	1/15/2004	5,000,000
Advance	4.690	Fixed	3/13/2004	5,000,000
Advance	2.480	Fixed	9/16/2004	2,000,000
Advance	2.880	Fixed	9/6/2005	4,000,000
Advance	2.950	Fixed	9/16/2005	1,000,000
Advance	3.670	Fixed	9/17/2007	5,000,000

Total				$38,000,000

The weighted average interest rate for these borrowings is 3.85%. The underlying collateral for the borrowings is comprised of various U.S. government agency securities and mortgage-backed securities. These borrowings were also secured by residential mortgages. The average maturity is approximately 20 years. The average interest rate is approximately 6.55%. Total estimated fair value of these residential mortgages at December 31, 2002, was approximately $80,492,000.

Quantitative and Qualitative Disclosures About Market Risk

Liquidity provides the source of funds for anticipated and unanticipated deposit outflow and loan growth. The Bank’s primary sources of liquidity include deposits, repayments of loan principal, maturities of investment securities, principal reductions on mortgage-backed securities, “unpledged” securities available for sale, overnight federal funds sold, and borrowing potential from correspondent banks. The primary factor affecting these sources of liquidity is their immediate availability if necessary, and their market rate of interest, which can cause fluctuations in levels of deposits and prepayments on loans and securities. The method by which the Bank controls its liquidity and interest rate sensitivity is through asset liability management. The goal of asset liability management is the combination of maintaining adequate liquidity levels without sacrificing earnings. The Bank matches the maturity of its assets and liabilities in a way that takes advantage of the current and anticipated rate environment. Asset liability management is of great concern to management and is reviewed on an ongoing basis. The Chief Executive Officer, Chief Financial Officer, Chief Lending Officer, Chief Commercial Lending Officer, and the Chief Retail Officer of the Bank serve on the asset liability management committee. Reports detailing current liquidity position and projected liquidity as well as projected funding requirements are reviewed monthly, or as often as deemed necessary. Semiannually, the Bank collects the necessary information to perform an income simulation model, which tests the Bank’s sensitivity to fluctuations in interest rates. These rate fluctuations are large and immediate, and actually reflect the Bank’s earnings under these simulations. These income simulations are reviewed by the Board of Directors. Both simulations performed during 2002 and 2001 reflected minimal sensitivity to upward or downward rate fluctuations. Interest income, margins and net income remain stable regardless of changes in market interest rates. These models then lead to investment, loan, and deposit strategies and decisions for earnings maximization within acceptable risk levels.

The Bank’s market risk is primarily its exposure to interest rate risk. Interest rate risk is the effect that changes in interest rates have on future earnings. The principle objective in managing interest rate risk is to maximize net interest income within acceptable levels of risk that have been previously established by policy.

The following tables sets forth the amounts of estimated cash flows for the various interest earning assets and interest bearing liabilities that are sensitive to interest rates at December 31, 2002 and December 31,2001. Adjustable rate assets are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due. Money market deposit accounts are assumed to decline over a two year period. Savings and NOW accounts are assumed to decline over a five year-period.

As of December 31, 2002	Expected Maturity Between:

	1/1/ 03 – 12/31/03		1/1/04 – 12/31/04

(in thousands)	Balance	Weighted Average Rate (%)	Balance	Weighted Average Rate (%)

Other Financial Instruments
Interest Earning Assets
Investments
Available for Sale (Fair Value)	$8,196	4.99	$2,042	4.85
Held to Maturity (Book Value)	871	4.89	252	5.10
Federal Funds Sold	2,523	1.00	0
Loans:
Fixed Rate
Real Estate Loans, Construction	0		175	9.50
Real Estate Loans, Other
Commercial	38	11.02	117	8.75
Residential	17	11.54	227	8.54
Commercial and Industrial Loans	2,469	7.30	430	8.82
Loans to Individuals for Household,
Household, Family and Other
Personal Expenditures	1,491	6.32	379	11.09
Variable Rate:
Real Estate Loans, Construction	63,599	5.93	0
Real Estate Loans, Other
Commercial	13,499	7.50	21,488	7.62
Residential	19,751	4.45	2,262	7.77
Commercial and Industrial Loans	17,863	5.67	1,066	6.48
Loans to Individuals for
Household, Family and Other
Personal Expenditures	0		33	5.25

Total Interest Earning Assets	$130,317		$28,471

Interest Bearing Liabilities
Deposits
Savings	$9,170	0.58	$9,170	0.58
Money Market	63,354	1.26	63,354	1.26
NOW	5,103	0.15	5,103	0.15
Time Deposits of 100,000 or more	12,660	1.75	8,694	4.03
Other Time Deposits	21,346	2.32	26,055	3.66
Other Borrowings	7,000	6.40	21,000	3.26

Total Interest Bearing Liabilities	$118,633		$133,376

As of December 31, 2002	Expected Maturity Between:

	1/1/05 – 12/31/05		1/1/06 – 12/31/06

(in thousands)	Balance	Weighted Average Rate (%)	Balance	Weighted Average Rate (%)

Other Financial Instruments
Interest Earning Assets
Investments
Available for Sale (Fair Value)	$3,147	4.81	$579	4.33
Held to Maturity (Book Value)	427	5.09	661	5.19
Federal Funds Sold	0		0
Loans:
Fixed Rate
Real Estate Loans, Construction	0		0
Real Estate Loans, Other
Commercial	2,740	7.99	58	9.50
Residential	266	8.74	234	7.76
Commercial and Industrial Loans	930	9.99	884	9.10
Loans to Individuals for Household,
Household, Family and Other
Personal Expenditures	303	11.94	247	11.30
Variable Rate:
Real Estate Loans, Construction	0		0
Real Estate Loans, Other
Commercial	16,116	8.22	36,361	8.09
Residential	1,824	8.36	2,629	7.76
Commercial and Industrial Loans	739	5.78	300	6.06
Loans to Individuals for
Household, Family and Other
Personal Expenditures	0

Total Interest Earning Assets	$26,492		$41,953

Interest Bearing Liabilities
Deposits
Savings	$9,170	0.58	$9,171	0.58
Money Market	0		0
NOW	5,103	0.15	5,103	0.15
Time Deposits of 100,000 or more	5,888	6.59	1,009	4.96
Other Time Deposits	10,992	6.34	2,335	4.95
Other Borrowings	5,000	2.89	0

Total Interest Bearing Liabilities	$36,153		$17,618

As of December 31, 2002	Expected Maturity Between:

	1/1/07 – 12/31/07		Thereafter

(in thousands)	Balance	Weighted Average Rate (%)	Balance	Weighted Average Rate (%)	Fair Value

Other Financial Instruments
Interest Earning Assets
Investments
Available for Sale (Fair Value)	$0		$41,284	5.88	$55,248
Held to Maturity (Book Value)	126	5.50	625	6.46	3,119
Federal Funds Sold	0		0		2,523
Loans:
Fixed Rate
Real Estate Loans, Construction	0		0		175
Real Estate Loans, Other
Commercial	168	7.00	20,769	7.50	24,333
Residential	67	8.08	36,219	7.18	37,762
Commercial and Industrial Loans	1,163	6.93	894	8.37	6,817
Loans to Individuals for Household,
Household, Family and Other
Personal Expenditures	293	11.35	198	17.46	2,923
Variable Rate:
Real Estate Loans, Construction	0		0		63,599
Real Estate Loans, Other
Commercial	59,883	7.59	13,346	9.06	162,599
Residential	10,798	7.26	5,206	6.58	42,730
Commercial and Industrial Loans	0		92	6.25	20,044
Loans to Individuals for
Household, Family and Other
Personal Expenditures	0		39	8.25	72

Total Interest Earning Assets	$72,498		$118,672		$421,944

Interest Bearing Liabilities
Deposits
Savings	$9,171	0.58	$0		$45,852
Money Market	0		0		126,708
NOW	5,104	0.15	0		25,516
Time Deposits of 100,000 or more	7,322	4.64	0		35,573
Other Time Deposits	11,120	4.47	5	4.72	71,853
Other Borrowings	5,000	3.67	0		38,000

Total Interest Bearing Liabilities	$37,717		$5		$343,502

As of December 31, 2001	Expected Maturity Between:

	1/1/ 02 – 12/31/02		1/1/ 03 – 12/31/03

(in thousands)	Balance	Weighted Average Rate (%)	Balance	Weighted Average Rate (%)

Other Financial Instruments
Interest Earning Assets
Investments
Available for Sale (Fair Value)	$12,008	5.37	$463	4.00
Held to Maturity (Book Value)	1,421	5.67	736	5.40
Federal Funds Sold	40	1.65	0
Loans:
Fixed Rate
Real Estate Loans, Construction	0		0
Real Estate Loans, Other
Commercial	16	10.50	467	9.37
Residential	53	9.99	39	11.54
Commercial and Industrial Loans	4,224	8.76	525	9.08
Loans to Individuals for
Household, Family and
Other Personal Expenditures	291	9.68	1,115	7.67
All Other Loans (Including Overdrafts)	273	0.00	0
Variable Rate
Real Estate Loans, Construction	34,974	6.13	0
Real Estate Loans, Other
Commercial	13,761	8.18	13,095	7.97
Residential	13,805	5.25	1,347	7.99
Commercial and Industrial Loans	10,973	6.04	243	9.00

Total Interest Earning Assets	$91,839		$18,030

Interest Bearing Liabilities
Deposits
Savings	$7,393	0.62	$7,393	0.62
Money Market	50,250	1.65	50,249	1.65
NOW	4,618	0.30	4,618	0.30
Time Deposits of 100,000 or more	28,494	2.96	1,304	1.72
Other Time Deposits	30,107	3.91	3,035	3.16
Other Borrowings	22,750	4.28	7,000	6.40

Total Interest Bearing Liabilities	$143,612		$73,599

As of December 31, 2001	Expected Maturity Between:

	1/1/04 – 12/31/04		1/1/05 – 12/31/05

(in thousands)	Balance	Weighted Average Rate (%)	Balance	Weighted Average Rate (%)

Other Financial Instruments
Interest Earning Assets
Investments
Available for Sale (Fair Value)	$1,677	4.62	$3,496	5.31
Held to Maturity (Book Value)	252	5.11	427	5.09
Federal Funds Sold	0		0
Loans:
Fixed Rate
Real Estate Loans, Construction	175	9.50	0
Real Estate Loans, Other
Commercial	54	13.25	9,471	8.82
Residential	303	8.49	388	8.38
Commercial and Industrial Loans	1,645	9.25	1,360	10.19
Loans to Individuals for
Household, Family and
Other Personal Expenditures	587	10.89	372	11.54
All Other Loans (Including Overdrafts)	0		0
Variable Rate
Real Estate Loans, Construction	0		0
Real Estate Loans, Other
Commercial	21,618	7.95	19,365	8.91
Residential	4,565	7.99	1,422	8.55
Commercial and Industrial Loans	721	7.24	626	7.92

Total Interest Earning Assets	$31,597		$36,927

Interest Bearing Liabilities
Deposits
Savings	$7,393	0.62	$7,393	0.62
Money Market	0		0
NOW	4,618	0.30	4,618	0.30
Time Deposits of 100,000 or more	1,775	6.55	5,317	6.81
Other Time Deposits	2,043	5.80	8,848	6.80
Other Borrowings	10,000	4.81	0

Total Interest Bearing Liabilities	$25,829		$26,176

As of December 31, 2001	Expected Maturity Between:

	1/1/06 – 12/31/06		Thereafter

(in thousands)	Balance	Weighted Average Rate (%)	Balance	Weighted Average Rate (%)	Fair Value

Other Financial Instruments
Interest Earning Assets
Investments
Available for Sale (Fair Value)	$475	4.40	$44,600	5.59	$62,719
Held to Maturity (Book Value)	661	5.19	1,093	6.36	4,738
Federal Funds Sold	0		0		40
Loans:
Fixed Rate
Real Estate Loans, Construction	0		38	8.75	213
Real Estate Loans, Other
Commercial	304	11.71	11,681	8.15	22,425
Residential	3,457	7.63	42,035	7.65	46,396
Commercial and Industrial Loans	1,424	9.34	598	10.63	9,807
Loans to Individuals for
Household, Family and
Other Personal Expenditures	240	11.37	217	17.07	2,821
All Other Loans (Including Overdrafts)	0		0		273
Variable Rate
Real Estate Loans, Construction	0		0		34,974
Real Estate Loans, Other
Commercial	35,525	8.12	19,898	8.16	124,376
Residential	6,488	8.22	0		27,831
Commercial and Industrial Loans	467	7.88	1,845	8.13	14,877

Total Interest Earning Assets	$49,041		$122,005

Interest Bearing Liabilities

Deposits
Savings	$7,394	0.62	0		36,966
Money Market	0		0		100,499
NOW	4,619	0.30	0		23,091
Time Deposits of 100,000 or more	969	5.17	0		37,859
Other Time Deposits	2,483	4.77	0		46,576
Other Borrowings	0		0		39,750

Total Interest Bearing Liabilities	$15,465		$0

Stockholders’ Equity

Shown below are the components of Stockholders’ Equity as of December 31, 2002 and 2001.

		2002	2001

Common Stock $1.25 Par Value (7,000,000 Shares Authorized;1,791,820 Shares Issued)		$2,239,775	$2,239,775
Additional Paid in Capital		1,993,574	1,993,574
Retained Earnings		35,887,008	28,765,704
Accumulated Other Comprehensive Income (Loss)		733,640	95,645

	Sub Total	40,853,997	33,094,698
Less:	Treasury Stock (268,071 and 252,563 Shares at Cost at December 31, 2002 and 2001, respectively)	6,909,711	6,095,915

	Total Stockholders’ Equity	$33,944,286	$26,998,783

Stockholders’ equity increased by 25.73% from year-end 2001 to year-end 2002. This increase was a result of net income of $8,041,747, dividends declared of $920,443 and an increase in other comprehensive income of $637,995. Effective May 4, 2001 the Board of Directors approved a two-for-one stock split which increased the number of authorized shares from 3,000,000 to 7,000,000 and reduced the par value of the stock from $2.50 per share to $1.25 per share. The split has been given retroactive effect for all financial statements presented and has been reflected in earning per share calculation. During 1998, the Board approved a Stock Repurchase Plan authorizing the repurchase of Bancorp stock at market prices. Pursuant to this Plan, the Bancorp has repurchased an adjusted equivalent of 45,122, 27,954, and 15,508 shares during 2000, 2001 and 2002 at a cost of $1,355,921, $951,039 and $813,795 respectively.

Capital ratios are regarded as one of the most important indicators of a banking institution’s strength. There are two capital ratios that are most significant: leverage ratio and risk based capital. Leverage capital is defined as the ratio of capital to assets and at year-end 2002 and 2001 was 7.98% and 7.73% respectively. The minimum regulatory leverage ratio is 4.00%. Risk based capital, which became effective in 1989, is a measurement of the amount of capital the Bank carries in relation to the credit risk of its assets. Total risk based capital at year-end 2002 and 2001 was 10.64% and 10.46%. The minimum regulatory total risk based capital ratio is 10%. Bank of Smithtown is considered well capitalized by all guidelines.

Analysis of the Allowance for Possible Loan Losses

The allowance for possible loan loss account at year-end 2002 was $3,945,593 compared to $3,091,585 at year-end 2001. The change in the allowance account is the result of net charge-offs of $165,993 and a provision for possible loan losses of $1,020,000. Based on the high quality of the loan portfolio and the low level of non-performing assets, management feels the allowance for possible loan losses provides adequate coverage.

The following tables describe the activity in the allowance for possible loan losses account for the years ended December 31, 2002 and 2001.

(in thousands)	2002	2001

Allowance for Possible Loan Losses at Beginning of Period	$3,092	$2,501

Loans Charged-Off:
Commercial	200	455
Real Estate	0	0
Consumer	18	28

Total Loans Charged-Off	218	483

Recoveries on Amounts Previously Charged-Off:
Commercial	19	30
Real Estate	26	27
Consumer	7	27

Total Recoveries	52	84

Net Charge-Offs	166	399

Current Year’s Provision for Possible Loan Losses	1,020	990

Allowance for Possible Loan Losses at End of Period	$3,946	$3,092

Total Loans:
Average (Net of Unearned Discount and Allowance for Possible Loan Loss)	$320,727	$252,342
End of Period (Net of Unearned Discount)	358,050	281,739

Ratios: (%)	2002	2001

Net Loans Charged-Off to:
Average Loans	0.05%	0.16%
Loans at End of Period	0.05	0.14
Allowance for Possible Loan Losses	4.21	12.91
Provision for Possible Loan Losses	16.27	40.32
Last Year’s Charge-Off to this Year’s Recovery	928.85	471.43
Allowance for Possible Loan Losses at Year-End To:
Average Loans (Net of Unearned Discount)	1.22	1.21
End of Period Loans (Net of Unearned Discount)	1.10	1.10

The following table shows the Bank’s non-accrual and contractually past due loans:

	As of December 31,

(in thousands)	2002	2001	2000	1999	1998

Accruing Loans Past Due 90 Days or More	$187	$0	$446	$0	$0
Non-Accrual Loans	1,712	631	918	1,388	1,749

Total	$1,899	$631	$1,364	$1,388	$1,749

For 2002 and 2001 the difference between interest income on non-accrual loans and income that would have been recognized at original contractual rates and terms was $133,018 and $57,545, respectively.

The composition of Other Real Estate Owned at December 31 is as follows:

	2002	2001

Commercial Land	$0	$730,354

The value of Other Real Estate Owned shown above is net of the Valuation Reserve.

Recent Accounting Pronouncements

Refer to financial statements for a discussion of recent accounting pronouncements.

Consolidated Balance Sheets

	Smithtown Bancorp

	As of December 31,

	2002	2001

Assets
Cash and Due from Banks	$8,169,673	$10,911,762
Investment Securities:
Investment Securities Held to Maturity:
Mortgage-Backed Securities	579,622	922,879
Obligations of State and Political Subdivisions	2,381,890	3,667,584

Total Investment Securities Held To Maturity (Estimated Fair Value $3,118,644 in 2002 and $4,738,416 in 2001)	2,961,512	4,590,463

Investment Securities Available for Sale:
Obligations of U.S. Government Agencies	11,226,328	12,258,138
Mortgage-Backed Securities	15,905,791	26,053,874
Obligations of State and Political Subdivisions	20,893,082	20,399,573
Other Securities	7,222,864	4,007,500

Total Investment Securities Available for Sale (At Estimated Fair Value)	55,248,065	62,719,085

Total Investment Securities	58,209,577	67,309,548

Federal Funds Sold	2,522,578	40,327

Loans	358,171,477	282,090,123
Less: Unearned Discount	121,456	350,885
Allowance for Possible Loan Losses	3,945,593	3,091,585

Loans, Net	354,104,428	278,647,653

Equity Investment on SMTB Financial Group, LLC.	2,623	35,207

Bank Premises and Equipment	8,780,182	5,001,407

Other Assets
Other Real Estate Owned	0	730,353
Other	20,014,176	17,544,644

Total Other Assets	20,014,176	18,274,997

Total Assets	$451,803,237	$380,220,901

Liabilities
Deposits:
Demand (Non-Interest Bearing)	$72,417,182	$67,011,152
Money Market	126,707,767	100,499,126
NOW	25,516,385	23,091,022
Savings	45,852,116	36,965,936
Time	107,426,224	84,374,808

Total Deposits (Estimated Fair Value $377,919,674 in 2002 and $311,942,044 in 2001)	377,919,674	311,942,044
Dividend Payable	229,251	200,103
Other Borrowings	38,000,000	39,750,000
Other Liabilities	1,710,026	1,329,971

Total Liabilities	417,858,951	353,222,118

Commitments and Contingent Liabilities
Stockholders’ Equity
Common Stock $1.25 Par Value:
(7,000,000 Shares Authorized; 1,791,820 Shares Issued)	2,239,775	2,239,775
Retained Earnings	35,887,008	28,765,704
Additional Paid In Capital	1,993,574	1,993,574
Accumulated Other Comprehensive Income	733,640	95,645

Total	40,853,997	33,094,698
Less: Treasury Stock (268,071 and 252,563 Shares at Cost At December 31, 2002 and 2001, respectively)	6,909,711	6,095,915

Total Stockholders’ Equity	33,944,286	26,998,783

Total Liabilities and Stockholders’ Equity	$451,803,237	$380,220,901

See notes to consolidated financial statements

Consolidated Statements of Income

	Smithtown Bancorp

	Year-ended December 31,

	2002	2001	2000

Interest Income
Interest and Fees on Loans	$23,821,593	$21,212,834	$18,409,086
Interest on Balances Due from Banks	1,597	3,271	13,877
Interest on Federal Funds Sold	113,914	293,713	484,185
Interest and Dividends on Investment Securities:
Taxable:
Obligations of U.S. Government	0	0	23,602
Obligations of U.S. Government Agencies	526,784	658,926	1,461,265
Mortgage-Backed Securities	1,198,596	1,770,809	1,483,068
Other Securities	359,649	140,768	80,580

Sub Total	2,085,029	2,570,503	3,048,515
Exempt from Federal Income Taxes:
Obligations of State and Political Subdivisions	1,064,763	887,555	801,175
Other Interest Income	120,295	215,461	248,496

Total Interest Income	27,207,191	25,183,337	23,005,334

Interest Expense
Money Market Accounts	1,795,416	2,676,699	2,855,500
Savings	310,131	424,854	510,807
Certificates of Deposit of $100,000 and Over	1,313,528	1,767,403	906,466
Other Time Deposits	2,236,698	2,696,114	3,154,395
Securities Sold Under Agreements To Repurchase	78,228	161,417	221,692
Other Borrowings	1,675,771	1,662,475	1,795,308

Total Interest Expense	7,409,772	9,388,962	9,444,168

Net Interest Income	19,797,419	15,794,375	13,561,166
Provision for Possible Loan Losses	1,020,000	990,000	540,000

Net Interest Income After Provision for Possible Loan Losses	18,777,419	14,804,375	13,021,166

Other Non-Interest Income
Trust Department Income	457,393	491,376	443,169
Service Charges on Deposit Accounts	1,922,029	1,769,932	1,589,901
Other Income	2,963,748	2,278,701	1,408,225
Net Gain (Loss) on Sales of Investment Securities	76,865	(4,636)	(41,264)
Net Income from Equity Investment	45,415	32,707	31,204

Total Other Non-Interest Income	5,465,450	4,568,080	3,431,235

Other Operating Expenses
Salaries	5,441,189	4,582,160	4,069,205
Pensions and Other Employee Benefits	1,087,387	889,289	890,976
Net Occupancy Expense of Bank Premises	1,190,168	988,549	906,088
Furniture and Equipment Expense	999,911	877,952	818,633
Other Expense	3,155,519	2,586,611	2,025,659

Total Other Operating Expenses	11,874,174	9,924,561	8,710,561

Income Before Income Taxes	12,368,695	9,447,894	7,741,840
Provision for Income Taxes	4,326,948	3,375,631	2,791,960

Net Income	$8,041,747	$6,072,263	$4,949,880

Earnings Per Share
Net Income	$5.24	$3.92	$3.10
Weighted Average Shares Outstanding	1,534,610	1,550,766	1,600,156

See notes to consolidated financial statements

Consolidated Statements of Comprehensive Income

	Smithtown Bancorp

	Year-ended December 31,

	2002	2001	2000

Net Income	$8,041,747	$6,702,263	$4,949,880
Other Comprehensive Income (Loss), Before Tax:
Unrealized Holding Gain (Loss) Arising During the Year	1,023,126	507,674	1,546,883
Less: Reclassification Adjustment for Gains Included in Net Income	76,865	(4,636)	(41,264)

	1,099,991	503,038	1,505,619
Income Tax Related to Other Comprehensive Income	461,996	211,276	632,360

Other Comprehensive Income, Net of Tax	637,995	291,762	873,259

Total Comprehensive Income	$8,679,742	$6,994,025	$5,823,139

See notes to consolidated financial statements

Consolidated Statements of Changes in Stockholders’ Equity

	Smithtown Bancorp

	Common Stock		Additional Paid In Capital	Retained Earnings	Cost of Common Stock in Treasury	Accumulated Other Comprehensive Income (Loss)	Total stockholders’ Equity

	Shares Outstanding	Amount

Balance at December 31, 1999	1,612,336	$2,239,775	$1,993,574	$19,314,995	$(3,788,953)	$(1,069,376)	$18,690,015
Comprehensive Income:
Net Income				4,949,880			4,949,880
Other Comprehensive Income,
Net of Tax						873,259	873,259

Total Comprehensive Income							5,823,139
Cash Dividends Declared				(765,954)			(765,954)
Treasury Stock Purchases	(45,122)				(1,355,920)		(1,355,920)

Balance at December 31, 2000	1,567,214	2,239,775	1,993,574	23,498,921	(5,144,873)	(196,117)	22,391,280
Comprehensive Income:
Net Income				6,072,263			6,072,263
Other Comprehensive Income,
Net of Tax						291,762	291,762

Total Comprehensive Income							6,364,025
Cash Dividends Declared				(805,480)			(805,480)
Treasury Stock Purchases	(27,957)				(951,042)		(951,042)

Balance at December 31, 2001	1,539,257	2,239,775	1,993,574	28,765,704	(6,095,915)	95,645	26,998,783
Comprehensive Income:
Net Income				8,041,747			8,041,747
Other Comprehensive Income,
Net of Tax						637,995	637,995

Total Comprehensive Income							8,679,742
Cash Dividends Declared				(920,443)			(920,443)
Treasury Stock Purchases	(15,508)				(813,796)		(813,796)

Balance at December 31, 2002	1,523,749	$2,239,775	$1,993,574	$35,887,008	$(6,909,711)	$733,640	$33,944,286

Cash dividends declared per share were $0.60 in 2002, $0.52 in 2001, and $0.48 in 2000.

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

	Smithtown Bancorp

	Year-ended December 31,

	2002	2001	2000

Cash Flows from Operating Activities
Net Income	$8,041,747	$6,072,263	$4,949,880
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation on Premises and Equipment	639,794	536,129	476,283
Provision for Possible Loan Losses	1,020,000	990,000	540,000
Net (Gain) Loss on Sale of Investment Securities	(76,865)	4,636	41,264
Gain on Disposition of Fixed Assets	0	0	(12,690)
Amortization of Transition Obligation	(28,124)	22,146	78,222
Gain on Sale of Other Real Estate Owned	66,228	0	(10,106)
Increase (Decrease) in Interest Payable	52,802	(99,873)	30,250
Increase (Decrease) in Miscellaneous Payables and Accrued Expenses	434,887	136,210	(89,154)
(Increase) Decrease in Fees and Commissions Receivables	(29,605)	(80,226)	40,178
(Increase) Decrease in Interest Receivable	(393,813)	44,683	(319,476)
Increase in Prepaid Expenses	(320,268)	(324,020)	(294,039)
(Increase) Decrease in Miscellaneous Receivables	(614,968)	1,194,921	(41,262)
Decrease in Income Taxes Receivable	(249,800)	21,993	36,342
Increase in Deferred Taxes	(289,678)	(364,053)	(165,142)
Decrease in Accumulated Post Retirement Benefit Obligation	(45,560)	(32,972)	(37,019)
Amortization of Investment Security Premiums and Accretion of Discounts	(198,032)	(445,359)	(360,609)
Net Gain on Investment in SMTB Financial Group, LLC	(45,415)	(32,707)	0

Cash Provided by Operating Activities	7,963,330	7,643,771	4,862,922

Cash Flows from Investing Activities
Proceeds from Disposition of Mortgage-Backed Securities:
Held to Maturity	343,257	357,146	2,004,922
Available for Sale	10,275,313	11,019,951	4,197,803
Proceeds from Disposition of Other Investment Securities:
Held to Maturity	1,444,695	424,002	1,077,501
Available for Sale	15,989,472	24,667,387	14,601,851
Purchase of Mortgage-Backed Securities:
Available for Sale	0	(14,212,104)	(6,985,891)
Purchase of Other Investment Securities:
Held to Maturity	(140,000)	(44,000)	0
Available for Sale	(17,437,878)	(30,849,796)	(11,739,026)
Purchase of Officer’s Life Insurance Policies	0	0	(9,000,000)
Federal Funds Sold, Net	(2,482,250)	(40,327)	10,350,000
Loans Made to Customers, Net	(76,476,777)	(53,818,841)	(52,410,460)
Investment in SMTB Financial Group, LLC	0	0	(2,500)
Proceeds from Sale of Other Real Estate Owned	758,476	0	135,106
Distribution from SMTB Financial Group, LLC	78,000	0	0
Purchase of Premises and Equipment	(4,418,569)	(1,966,182)	(847,743)
Increase in Cash Surrender Value of Officer’s Life Insurance Policies	(1,131,436)	(510,786)	(248,600)
Proceeds from Disposition of Fixed Assets	0	0	20,142

Cash Used in Investing Activities	(73,197,697)	(64,973,550)	(48,846,895)

Cash Flows from Financing Activities
Net Increase in Demand Deposits, NOW and Savings Accounts	42,926,215	47,907,727	24,420,150
Net Increase in Time Accounts	23,051,416	6,874,993	24,932,916
Cash Dividends Paid	(921,558)	(793,898)	(754,789)
Securities Sold Under Agreements to Repurchase and Other Borrowings, Net	(1,750,000)	6,250,000	(4,500,000)
Purchase of Treasury Stock	(813,795)	(951,042)	(1,355,921)

Cash Provided by Financing Activities	62,492,278	59,287,780	42,742,356

Net Increase (Decrease) in Cash and Due from Banks	(2,742,089)	1,958,001	(1,241,617)
Cash and Due from Banks, Beginning of Year	10,911,762	8,953,761	10,195,378

Cash and Due from Banks, End of Year	$8,169,673	$10,911,762	$8,953,761

Consolidated Statements of Cash Flows (Continued)

	Smithtown Bancorp

	Year-ended December 31,

	2002	2001	2000

Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for:
Interest	$1,002,784	$1,882,543	$2,155,377
Income Taxes	2,542,450	3,701,272	2,920,760
Schedule of Non-Cash Investing Activities
Unrealized (Gain) Loss on Securities Available for Sale	637,995	291,762	(873,259)

See notes to consolidated financial statements

Notes to Consolidated Financial Statements

Note A. Summary of Significant Accounting Policies

The accounting and reporting policies of Smithtown Bancorp (the “Bancorp”) and its subsidiary, Bank of Smithtown (the “Bank”), reflect banking industry practices and conform to generally accepted accounting principles. A summary of the significant accounting policies followed by the Bancorp in the preparation of the accompanying consolidated financial statements is set forth below.

Basis of Presentation

The consolidated financial statements include the accounts of Smithtown Bancorp, its wholly-owned subsidiary, Bank of Smithtown, and its wholly-owned subsidiary, Bank of Smithtown Insurance Agency, Inc. All material inter-company transactions have been eliminated.

On May 4, 2001, the Bank effected a two-for-one split of common stock. All references in the accompanying consolidated financial statements and notes thereto relating to common stock, additional paid in capital, earnings per share, and share of data have been retroactively adjusted to reflect the two-for-one stock split.

Nature of Operations

Smithtown Bancorp operates under a state bank charter and provides full banking services, including trust and investment management services. As a state bank, the Bank is subject to regulation by the State of New York Banking Department and the Federal Reserve Board. The area served by Smithtown Bancorp is the north central region of Suffolk County, New York and services are provided at seven branch offices.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that the Allowance for Possible Loan Losses and the Valuation Reserve for Other Real Estate Owned (OREO) could differ from actual results.

Investment Securities

The Bank evaluates its investment policies consistent with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities” (SFAS 115). Accordingly, the Bank’s investments in securities are classified in two categories and accounted for as follows:

•

Securities to be Held to Maturity: Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

•	Securities Available for Sale: Bonds, notes, debentures, and certain equity securities are carried at estimated fair value.

Unrealized holding gains and losses, net of tax, arising on securities available for sale are reported as a component of accumulated other comprehensive income, in accordance with SFAS No. 130,”Reporting Comprehensive Income.” Bank of Smithtown has adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 (SFAS 130), “Reporting Comprehensive Income.” This statement establishes requirements for disclosure of comprehensive income. Comprehensive income generally represents all changes in stockholders’ equity except those resulting from investments by and distributions to stockholders.

Gains and losses on the sale of securities are determined using the specific-identification method.

Equity Method of Accounting

The equity method of accounting is used when the Bank has a 20% to 50% interest in other entities. Under the equity method, original investments are recorded at cost and adjusted by the Bank’s share of undistributed earnings or losses of these entities. Non-marketable investments in which the Bank has less than 20% interest and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment. Refer to Note Q for further discussion.

Loans

Bank of Smithtown has adopted Statement of Financial Accounting Standards No. 114,”Accounting by Creditors for Impairment of a Loan” (SFAS 114). SFAS 114 applies only to impaired loans, with the exception of groups of smaller-balance homogeneous loans that are collectively evaluated for impairment (generally consumer loans). A loan is defined as impaired by SFAS 114 if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Specifically, SFAS 114 requires that a portion of the overall Allowance for Possible Loan Losses be determined based on the present value of expected cash flows discounted at the loan’s effective interest rate or, as a practical expedient, the loan’s observable market price or the fair value of the collateral. Prior to the adoption of SFAS 114, Bank of Smithtown’s methodology for determining the adequacy of the Allowance for Possible Loan Losses did not incorporate the concept of the time value of money and expected future interest cash flows. In addition, SFAS 114 modifies the accounting for insubstance foreclosures (ISF). A collateralized loan is now considered an ISF and reclassified to Other Assets only when a creditor has taken physical possession of the collateral regardless of whether formal foreclosure proceedings have taken place.

Bank of Smithtown has also adopted SFAS No. 118,”Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure” (SFAS 118), which amends SFAS 114 to permit a creditor to use existing methods for recognizing interest revenue on impaired loans. Generally, interest revenue received on impaired loans continues either to be applied by the Bank against principal or to be realized as interest revenue, according to management’s judgment as to the collectibility of principal.

Loans are generally recorded at the principal amount outstanding net of unearned discount and the allowance for possible loan losses. Unearned discounts are generally amortized over the term of the loan using the interest method. Interest on loans is credited to income based on the principal amount outstanding. The accrual of interest on a loan is discontinued when in the opinion of management there is doubt about the ability of the borrower to pay interest or principal. Management may continue to accrue interest when it determines that a loan and related interest are adequately secured and in the process of collection. Loans held for sale are carried at the lower of aggregate cost or estimated fair value. The Bank sells or securitizes certain loans. Such sales are with recourse and no reserve is considered necessary at December 31, 2002 and 2001. Gains are reported in Other Income.

Loan-related fees and cost are recognized as income when received in accordance with generally accepted accounting principles.

Allowance for Possible Loan Losses

The allowance for possible loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for possible loan losses when management believes the collectibility of the principal is unlikely. The allowance for possible loan losses is based on management’s evaluation of the loan portfolio. Management believes that the allowance for possible loan losses is adequate. While management uses available information, including appraisals, to estimate potential losses on loans, further additions to the allowance may be necessary based on changes in economic conditions.

In July 2001, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 102 (SAB 102) “Selected Loan Loss Allowance Methodology and Documentation Issues.” SAB 102 expresses certain of the Staff’s views on the development, documentation, and application of a systematic methodology in determining allowance for loan and lease losses in accordance with generally accepted principles. Management’s consideration of the guidance in SAB 102 did not require any significant changes to its existing allowance for loan losses methodology.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets as follows:

Bank Premises	25-30 years
Leasehold Improvements	5-40 years
Furniture and Equipment	3-10 years

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

Other Real Estate Owned Valuation Reserve Account

The valuation reserve account is established through a loss on other real estate owned charged to expense. Properties held in OREO are periodically valued through appraisals,and are written down to estimated fair value based on management’s evaluation of these appraisals. Specific reserves are allocated to the properties as necessary, and these reserves may be adjusted based on changes in economic conditions.

Income Taxes

The tax provision as shown in the consolidated statements of income relates to items of income and expense reflected in the statements after appropriate deduction of tax-free income, principally non-taxable interest from obligations of state and political subdivisions. Deferred taxes are provided for timing differences related to depreciation, loan loss provisions, postretirement benefits, and investment securities which are recognized for financial accounting purposes in one period and for tax purposes in another period.

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

Retirement Benefits

The Bank accounts for post-retirement benefits other than pensions in accordance with Statement of Financial Accounting Standards No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (SFAS 106). This statement requires that the estimated costs of postretirement benefits other than pensions be accrued over the period earned rather than expensed as incurred.

In addition, the Bank adopted the provisions of SFAS No. 132,”Employers’ Disclosures about Pensions and Other Postretirement Benefits,” (SFAS 132), in 1998. This Statement supersedes the disclosure requirements in SFAS No. 106. It does not address the measurement or recognition issues as prescribed by SFAS No. 106.

Collateralized Securities Transactions

Transactions involving purchases of securities under agreements to resell (“reverse repurchase agreements”) or sales of securities under agreements to repurchase (“repurchase agreements”) are treated as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. The Bank is required to provide securities to counterparties in order to collateralize repurchase agreements. The Bank’s agreements with counterparties generally contain contractual provisions allowing for additional collateral to be obtained, or excess collateral returned, when necessary. It is the Bank’s policy to value collateral periodically and to obtain additional collateral, or to retrieve excess collateral from counterparties, when deemed appropriate.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143,” Accounting for Asset Retirement Obligations” (SFAS 143). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and is effective for fiscal years beginning after June 15,2002. The Bank adopted SFAS 143 on January 1,2002. There was no material impact on the Bank’s financial position or the results of operations.

In August 2001, the FASB issued SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and resolves accounting and implementation issues related to previous pronouncements. More specifically it eliminates the allocation of goodwill to long-lived assets to be tested for impairment and details both probability-weighted and primary asset approach to estimate cash flows in testing for impairment of a long-lived asset. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Bank adopted SFAS 144 on January 1, 2002. There was no material impact on the Bank’s financial position or the results of operations.

In May 2002, the FASB issued SFAS No. 145, “Recission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002”, (SFAS 145) that, among other things, rescinded SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt.” With the recission of SFAS No. 4, companies generally will no longer classify early extinguishments of debt as an extrordinary item. The provision related to the resission is effective for fiscal years beginning after May 15, 2002, and early application is encouraged. The Bank does not believe the adoption of SFAS 145 will have a material impact on the Bank’s financial positions or the results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146). SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002 and requires that a liability a cost associated with an exit or disposal activity be recognized when the liability is incurred,rather than at the date of commitment to an exit plan. The Bank does not believe the adoption of SFAS 146 will have a material impact on the Bank’s financial positions or the results of operations.

In October 2002, the FASB issued SFAS No. 147, “Accounting for Acquisitions of Certain Financial Institutions”–an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9 (SFAS 147). SFAS 147 amends SFAS No. 72 and no longer requires financial institutions to recognize, and subsequently amortize, any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. In addition, SFAS 147 amends SFAS 144 to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. The Bank does not anticipate that the adoption of SFAS 147 will have any material impact on the financial statements.

Note B. Investment Securities

The carrying amounts of investment securities as shown in the Consolidated Balance Sheets and their fair values at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Securities to be Held to Maturity:
December 31, 2002
Mortgage-Backed Securities	$579,622	$36,211	$0	$615,833
Obligations of State and Political Subdivisions	2,381,890	120,921	0	2,502,811

Total	2,961,512	157,132	0	3,118,644

December 31, 2001
Mortgage-Backed Securities	922,879	21,810	0	944,689
Obligations of State and Political Subdivisions	3,667,584	126,143	0	3,793,727

Total	4,590,463	147,953	0	4,738,416

Securities Available for Sale:
December 31, 2002
Obligations of U.S. Government Agencies	11,176,513	49,815	0	11,226,328
Mortgage-Backed Securities	15,366,273	539,518	0	15,905,791
Obligations of State and Political Subdivisions	20,393,709	541,238	(41,865)	20,893,082
Other Securities	7,046,673	177,259	(1,068)	7,222,864

Total	53,983,168	1,307,830	(42,933)	55,248,065

December 31, 2001
Obligations of U.S. Government Agencies	20,430,442	144,449	(175,318)	20,399,573
Mortgage-Backed Securities	25,734,668	346,927	(27,721)	26,053,874
Obligations of State and Political Subdivisions	12,389,069	33,341	(164,272)	12,258,138
Other Securities	4,000,000	20,000	(12,500)	4,007,500

Total	$62,554,179	$544,717	$(379,811)	$62,719,085

The following table presents the amortized costs of and estimated fair values of investment in debt securities by scheduled maturity at respective year-ends.

	2002		2001

Type and Maturity Grouping

	Amortized Costs	Estimate Fair Value	Amortized Costs	Estimated Fair Value

Investment Securities Held to Maturity:
Mortgage-Backed Securities
After 5 years, but within 10 years	$579,622	$615,833	$922,879	$944,689

Total Mortgage-Backed Securities	579,622	615,833	922,879	944,689

Obligations of State and Political Subdivisions
Within 1 year	871,320	887,019	1,420,618	1,448,555
After 1 year, but within 5 years	1,465,320	1,567,228	2,075,966	2,164,794
After 5 years, but within 10 years	45,250	48,564	171,000	180,378

Total Obligations of State and Political Subdivisions	2,381,890	2,502,811	3,667,584	3,793,727

Investment Securities Available for Sale:
Obligations of U.S. Government Agencies
After 5 years, but within 10 years	3,014,836	3,023,724	4,133,534	4,166,875
After 10 years	8,161,677	8,202,604	8,255,535	8,091,263

Total Obligations of U.S. Government Agencies	11,176,513	11,226,328	12,389,069	12,258,138

Mortgage-Backed Securities
After 1 year, but within 5 years	203,454	210,234	514,986	521,319
After 10 years	15,162,819	15,695,557	25,219,681	25,532,555

Total Mortgage-Backed Securities	15,366,273	15,905,791	25,734,667	26,053,874

Obligations of State and Political Subdivisions
Within 1 year	454,184	457,481	1,058,756	1,066,215
After 1 year, but within 5 years	5,363,077	5,557,581	5,513,847	5,589,537
After 5 years, but within 10 years	7,389,954	7,640,721	7,088,776	7,128,357
After 10 years	7,186,494	7,237,299	6,769,063	6,615,463

Total Obligations of State and Political Subdivisions	$20,393,709	$20,893,082	$20,430,442	$20,399,572

Mortgage-Backed Securities are classified in the above schedule by their contractual maturity. Actual maturities can be expected to differ from scheduled maturities due to prepayment or early call privileges of the issuer.

Gross unrealized gains for the above investments amounted to $1,464,962 and $692,670 in 2002 and 2001 respectively, while gross unrealized losses amounted to $42,933 and $379,811 in 2002 and 2001 respectively.

Obligations of the U.S. Government, U.S. Government Agencies, Mortgage-Backed Securities and Obligations of State and Political Subdivisions having an amortized cost of $36,375,880 and an estimated fair value of $37,552,982 were pledged to secure public deposits, treasury tax and loan deposits, repurchase agreements and advances. No municipality maintains deposits exceeding ten percent of stockholders’ equity.

Net realized gains (losses) on sales of Investment Securities Available for Sale for the years ended December 31, 2002, 2001 and 2000.

	2002	2001	2000

Obligations of U.S. Government Agencies	$20,000	$6,851	$(50,270)
Mortgage-Backed Securities	0	33,679	(28,070)
Obligations of State and Political Subdivisions	56,865	0	17,400
Other Securities	0	(45,166)	19,676

Total Net Realized Gains (Losses) On Sales of Investment Securities Available for Sale	$76,865	$(4,636)	$(41,264)

As a member of the Federal Reserve Bank of New York, the Bank owns Federal Reserve Bank stock with a book value of $127,200. The stock has no maturity and has paid dividends at the rate of 6.00% for 2002 and 2001. The Bank is a member of the Federal Home Loan Bank of New York and now holds $2,300,000 of its stock. This stock also has no maturity and has paid average dividends of approximately 4.81% and 5.55% for 2002 and 2001 respectively. Stock of both the Federal Reserve Bank and the Federal Home Loan Bank is restricted.

The Bank invested $30,000 in the Nassau-Suffolk Business Development Fund. This consortium of banks provides loans to low income homeowners.

Note C. Loans and OREO

Loans as of December 31, consisted of the following:

	2002	2001

Real Estate Loans, Construction	$63,773,877	$35,187,562
Real Estate Loans, Other
Commercial	179,090,184	145,255,133
Residential	85,000,952	73,902,211
Commercial and Industrial Loans	26,830,222	24,650,724
Loans to Individuals for Household, Family and Other Personal Expenditures	2,975,945	2,821,630
All Other Loans (Including Overdrafts)	500,297	272,863

Total Loans, Gross	358,171,477	282,090,123
Less: Unearned Discount on Loans	121,456	350,885

Total Loans (Net of Unearned Discount)	$358,050,021	$281,739,238

Collateral varies, but generally includes residential and income producing commercial properties, as well as automobiles on personal loans. Estimated fair values of loans at December 31, 2002 and 2001 totaled approximately $360,864,000 and $283,993,000 respectively.

All loans considered impaired under SFAS 115 are included in the Bank’s 90-day or more past-due or non-accrual categories. At December 31, 2002, the recorded investment in loans that are considered impaired under SFAS 114 was $1,898,569. No additional SFAS 114 reserve is required for the $1,898,569 of recorded investment in impaired loans,since previously taken charge-offs have reduced the recorded investment values to amounts that are less than the SFAS 114 calculated values. The average recorded investment in impaired loans during the twelve months ended December 31, 2002 was $1,837,427. The total allowance on impaired loans at December 31, 2002 and 2001 totaled $209,964 and $137,447, respectively.

Recognition of interest income on impaired loans, as for all other loans, is discontinued when reasonable doubt exists as to the full collectibility of principal or interest. Bank of Smithtown recognized $0, $705, and $40,119 in interest revenue in 2002, 2001, and 2000, respectively on these impaired loans. Any cash receipts would first be applied to accrued interest on impaired loans, and then to the principal balance outstanding.

At December 31, 2002 and 2001, loans with unpaid principal balances of $1,711,860 and $631,318, respectively, on which the Bank is no longer accruing interest income, are included in the total loans listed above. The Bank expects to recover a portion of the principal balance included in the non-accrual category at December 31, 2002 through work-out arrangements and the liquidation of collateral. If the Bank had accrued interest income on loans which were in a non-accrual status at year-end, its interest income would have increased by approximately $133,018 in 2002 and $58,250 in 2001. At December 31, 2002, $186,709 in loans were past due ninety days or more and still accruing. At December 31, 2001 there were no loans contractually past-due 90 days or more and still accruing interest.

No loans were transferred to OREO during 2002 and 2001. The estimated fair value at OREO as of December 31, 2002 and 2001 was $0 and $750,000.

The composition of OREO at December 31, follows:

	2002	2001

OREO	$0	$1,032,500
Less:Valuation Reserve	0	302,147

Net OREO	$0	$730,353

Other net OREO costs, which include operating revenue and expense, and gains and losses on the sale or disposition of OREO, was approximately $14,800, $19,700, and $11,250 for the years ended December 31, 2002, 2001, and 2000, respectively.

A summary of information concerning interest income on non-accrual loans and OREO at December 31, follows:

	OREO			Non-accrual

(in thousands)	2002	2001	2000	2002	2001	2000

Gross interest income which would have been recorded during the year under original contract terms	$61	$62	$62	$133	$58	$90
Gross interest income recorded during the year	0	0	0	0	0	0

The Bank has granted loans to officers, directors and principal shareholders of the Bancorp and to their associates. Related party loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. The aggregate dollar amount of these loans was $4,788,384 and $2,159,141 at December 31, 2002 and 2001. During 2002, $3,763,979 of new loans were made, repayments totaled $636,578.

During December 2001, the Bank sold one residential mortgage in the amount of $153,962 to the Federal National Mortgage Association. The Bank retained servicing on this mortgage and has earned $3,275 in servicing fee income during 2002. This one sale resulted in a premium in the amount of $1,176. It is the intent of management to continue to originate residential mortgages during 2003 for its own portfolio as well as for sale to investors. There was one mortgage sold during the year 2002 for $85,522.

Note D. Allowance for Possible Loan Losses

Transactions in the allowance for the year ending December 31, 2002, 2001 and 2000 were as follows:

	2002	2001	2000

Balance, January 1	$3,091,585	$2,500,724	$2,251,668
Add:
Recoveries	51,864	84,279	105,675
Provision Charged to Current Expense	1,020,000	990,000	540,000

Total	4,163,449	3,575,003	2,897,343
Less: Charge-Offs	217,857	483,418	396,619

Balance, December 31	$3,945,592	$3,091,585	$2,500,724

Note E. Bank Premises and Equipment

Bank premises and equipment at cost as of December 31, 2002, and 2001 is as follows:

	2002	2001

Land	$321,044	$321,044
Bank Premises	6,056,091	4,006,375
Leasehold Improvements	3,272,691	2,169,414
Furniture and Equipment	5,672,552	4,406,977

Sub Total	15,322,378	10,903,810
Less:Accumulated Depreciation and Amortization	6,542,196	5,902,403

Total Bank Premises and Equipment	$8,780,182	5,001,407

Note F. Employee Benefits

The Bank established a 401(k) Defined Contribution Plan (the “Plan”). All employees who have attained age 21 with one continuous year of service may participate in the Plan through voluntary contributions of up to 14% of their compensation. The Plan requires that the Bank match 50% of an employee’s contribution up to 3% of the participating employee’s compensation. The Bank’s 401(k) contribution for 2002, 2001 and 2000, amounted to $85,925, $78,862 and $69,088, respectively.

The Bank has established an Employee Stock Ownership Plan (ESOP) for substantially all of its employees. The ESOP replaced the Profit Sharing Plan. Eligibility requirements for the ESOP remain the same as for the Defined Contribution Plan and include one year of continuous service, 1,000 hours and attaining an age of 21. Eligible compensation is defined as gross wages less contributions to any qualified plans to the extent that these contributions are not includable in the gross income of the participant. Contributions to the ESOP are in the form of cash and made at the discretion of the Board of Directors. The ESOP uses this contribution to purchase shares of Smithtown Bancorp stock which are then allocated to eligible participants. ESOP benefits are 100% vested after five years of service with the Bank. Forfeitures are reallocated among participating employees, in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service and may be payable in cash or stock. The Bank reported a net expense of $135,000 and $130,000, related to the ESOP for each of the years ended December 31, 2002 and 2001. During 2002, 2001, and 2000, the ESOP used the Bank’s contribution to purchase 2,256, 4,080, and 4,290 shares of common stock at an average cost of $40.00, $31.85 and $31.13 per share, respectively. The 2002 contribution represents 3% of eligible compensation. As of December 31, 2002 and 2001 the ESOP held 67,629 and 65,738 allocated shares, respectively. There were no unallocated shares in the ESOP effective December 31, 2002 and 2001. ESOP shares are included in Weighted Average Shares Outstanding in the calculations of earnings per share.

The Bank of Smithtown sponsors post-retirement medical and life insurance plans for a closed group of prior employees. The following tables provide a reconciliation of the changes in the Plans’ benefit obligations and fair value of assets over the two-year period ending December 31, 2002, and a statement of the funded status as of December 31 of both years:

	Retiree Health Benefits

	2002	2001

Reconciliation of Benefit Obligation
Obligation at January 1	$434,499	$508,293
Interest Cost	27,796	33,794
Actuarial Gain	(23,877)	(68,614)
Benefit Payments	(43,725)	(38,974)

Obligation at December 31	394,693	434,499

Reconciliation of Fair Value of Plan Assets
Employer Contributions	43,725	38,974
Benefit Payments	(43,725)	(38,974)

Fair Value of Plan Assets at December 31	0	0

Funded Status
Funded Status at December 31	(394,693)	(434,499)
Unrecognized Transition (Asset) Obligation	317,200	349,000
Unrecognized (Gain) Loss	(104,130)	(82,529)

Net Amount Recognized, before Additional Minimum Liability	$(181,623)	$(168,028)

The following table provides the amounts recognized in the statement of financial position as of December 31 of both years:

	Retiree Health Benefits

	2002	2001

Accrued Benefit Liability, after Additional Minimum Liability	$(181,623)	$(168,028)

Net Amount Recognized	$(181,623)	$(168,028)

Additional year-end information for plans with obligations in excess of plan assets:

Projected Benefit Obligation

The following table provides the components of net periodic benefit cost for the plans for years 2002 and 2001:

	Retiree Health Benefits

	2002	2001

Interest Cost	$27,796	$33,794
Amortization of Unrecognized Transition Obligation	31,800	31,800
Amortization of net (gain) loss	(2,276)	0

Net Periodic Benefit Cost	57,320	65,594

Net Periodic Benefit Cost after Curtailments and Settlements	$57,320	$65,594

The assumption used in the measurement of the Company’s benefit obligation are shown in the following table:

	Retiree Health Benefits

	2002	2001

Weighted Average Assumptions as of December 31
Discount	6.50%	6.75%
Initial Rate for Health Care Costs	9.50%	10.00%
Ultimate Rate for Health Care Costs	6.00%	6.00%
Ultimate Year of Health Care Increase	2010	2010

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:

	1%Increase	1%Decrease

Effect on total of service and interest cost components net of periodic postretirement health care benefit cost	$152	$(145)
Effect on health care component of the accumulated postretirement benefit obligation	1,616	(1,553)

Note G. Income Taxes

Federal and State Income Taxes payable as of December 31, 2002 and 2001 included in other assets are as follows:

	2002	2001

Current	$318,626	$68,826
Deferred	1,116,852	1,289,170

Total Income Taxes	$1,435,478	$1,357,996

Provisions for current income taxes for the years ended December 31, 2002, 2001 and 2000 are as follows:

	2002	2001	2000

Federal:
Current	$3,063,980	$2,157,183	$1,922,475
Deferred	230,921	294,763	128,443

Total Federal	3,294,901	2,451,946	2,050,918

New York State:
Current	977,261	837,975	710,820
Deferred	54,786	69,291	30,222

Total New York State	1,032,047	907,266	741,042

Total Provision for Income Taxes	$4,326,948	$3,359,212	$2,791,960

A reconciliation of the federal statutory tax rate to the required tax rate based on income before income taxes is as follows:

	2002		2001		2000

	Tax Amount	Pretax Income(%)	Tax Amount	Pretax Income(%)	Tax Amount	Pretax Income(%)

Federal Statutory Rate	$4,205,356	34.00	$3,212,284	34.00	$2,632,226	34.00
Increase (Reduction) of Taxes
Resulting From:
Tax Exempt Interest	(333,662)	(2.70)	(266,211)	(2.82)	(236,280)	(3.05)
State Income Taxes Net of Federal Income Tax Benefit	681,151	5.51	598,796	6.34	489,088	6.31
Other	(225,897)	(1.83)	(185,657)	(1.97)	(93,074)	(1.20)

Total Provision for Income Taxes	4,326,948	34.98	$3,359,212	35.55	$2,791,960	36.06

Income tax expense (benefit) on investment securities transactions amounted to approximately $32,000 in 2002, $(2,000) in 2001, and $(16,000) in 2000.

Deferred income tax assets and liabilities are calculated based on their estimated effect on future cash flows. The calculations under this method resulted in a net deferred tax asset of $1,116,851 and $1,289,170 as of the end of 2002 and 2001 respectively.

Deferred tax assets and liabilities were recognized as of December 31, 2002 and 2001 for the taxable temporary differences related to loan loss provisions, depreciation, OREO losses, Accounting for Postretirement Benefits Other than Pensions (SFAS 106), and Accounting for Investment Securities (SFAS 115), as presented below:

	Loan Loss Provision	Depreciation	OREO Losses	SFAS No. 106	SFAS No.115	Bank Owned Life Insurance	Total

December 31, 2002:
Federal Deferred Tax Asset (Liability)	$1,169,205	$(33,377)	$0	$58,252	$(430,065)	$105,941	$869,956
New York State Deferred Tax Asset (Liability)	274,947	34,995	0	13,222	(101,191)	24,923	246,896

Net Deferred Tax Asset (Liability)	$1,444,152	$1,618	$0	$71,474	$(531,256)	$130,864	$1,116,852

December 31, 2001

Federal Deferred Tax Asset (Liability)	$776,841	$44,868	$128,909	$51,851	$(56,068)	$62,659	$1,009,060
New York State Deferred Tax Asset (Liability)	182,626	53,406	30,331	12,199	(13,192)	14,740	280,110

Net Deferred Tax Asset (Liability)	$959,467	$98,274	$159,240	$64,050	$(69,260)	$77,399	$1,289,170

Note H. Deposits

Time Deposits in Excess of $100,000

At December 31, 2002 and 2001, time deposits in principal amounts of $100,000 or more were $38,053,598 and $38,155,529 respectively. Interest expense on such deposits for the years ended December 31, 2002, 2001, and 2000, were $1,313,528, $1,767,403, and $906,466 respectively.

A schedule of time deposits having a remaining term of more than one year and the aggregate amount of maturities is set forth as follows:

2004	$9,094,296
2005	6,588,472
2006 and subsequent years	9,029,661

Total	$24,712,429

Deposits of Major Shareholders, Officers, Directors and their Affiliates

Deposits due to major shareholders, officers, directors, and their affiliates aggregated $5,068,182 and $4,862,576 at December 31, 2002 and 2001 respectively.

Note I. Stockholders’ Equity

The Banking Law of the State of New York and the Federal Reserve Board regulate the amount of cash dividends that may be paid without prior approval. Retained Earnings available for cash dividends were $17,492,456 and $13,797,564 at December 31, 2002 and 2001, respectively.

During 1998, the Board of Directors approved a Stock Repurchase Plan authorizing the repurchase of Bancorp stock at market prices. Pursuant to the plan, the Bancorp has repurchased an adjusted equivalent of 15,508, 27,957 and 45,122 shares during 2002, 2001, and 2000 at a cost of $813,795, $951,039 and $1,355,921 respectively.

Note J. Smithtown Bancorp (parent company only)

Smithtown Bancorp has one wholly-owned subsidiary, Bank of Smithtown.

Balance Sheets

	As of December 31,

	2002	2001

Assets
Non-Interest-Bearing Deposits with Subsidiary Bank	$265,050	$650,549
Prepaid Expense	60,851	17,500
Investment in Bank of Smithtown	32,937,763	26,396,372

Total Assets	33,263,664	27,064,421

Liabilities
Cash Dividends Payable	229,251	200,103
Due to Bank of Smithtown	51,508	17,500

Total Liabilities	280,759	217,603

Stockholders’ Equity
Common Stock $1.25 Par Value:
(7,000,000 Shares Authorized; 1,791,820 Shares Issued)	$2,239,775	$2,239,775
Additional Paid In Capital	7,859,918	7,859,918
Retained Earnings	29,792,923	22,843,040
Less: Treasury Stock (268,071 and 252,563 Shares at Cost at December 31, 2002 and 2001, respectively)	6,909,711	6,095,915

Total Stockholders’ Equity	32,982,905	26,846,818

Total Liabilities and Stockholders’ Equity	$33,263,664	$27,064,421

Statements of Income and Retained Earnings

	Year-ended December 31,

	2002	2001	2000

Income
Dividends from Bank of Smithtown	$1,380,443	$1,955,480	$1,766,032
Expenses	51,508	50,995	40,637

Net Income Before Equity in Undistributed Earnings of Subsidiary	1,328,935	1,904,485	1,725,395
Equity in Undistributed Earnings of Subsidiary	6,541,391	4,114,257	3,224,485

Net Income	7,870,326	6,018,742	4,949,880
Retained Earnings, Beginning of Year	22,843,040	17,629,778	13,445,852
Dividends Declared	(920,443)	(805,480)	(765,954)

Retained Earnings, End of Year	$29,792,923	$22,843,040	$17,629,778

Statements of Cash Flows

	Year-ended December 31,

	2002	2001	2000

Cash Flow From Operating Activities:
Net Income	$7,870,326	$6,018,742	$4,949,880
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in Undistributed Net Earnings of Subsidiary	(6,541,391)	(4,114,257)	(3,224,485)
Change in Other Assets	(43,350)	0	0
Change in Other Liabilities	34,007	0	0

Net Cash Provided by Operating Activities	1,319,592	1,904,485	1,725,395

Cash Flow from Financing Activities:
Dividends Paid	(891,296)	(793,902)	(754,788)
Purchases of Treasury Stock	(813,795)	(951,039)	(1,355,921)

Net Cash Used by Financing Activities	(1,705,091)	(1,744,941)	(2,100,709)

Net Increase (Decrease) in Non-Interest-Bearing Deposits with Subsidiary Bank	(385,499)	159,544	(385,314)
Non-Interest Bearing Deposits with Subsidiary Bank, Beginning of Year	650,549	491,005	876,319

Non-Interest-Bearing Deposits with Subsidiary Bank, End of Year	$265,050	$650,549	$491,005

Note K. Commitments and Continge nt Liabilities

As of December 31, 2002, the minimum rental commitments under non-cancelable operating leases for premises and equipment with initial terms in excess of one year are as follows:

2002	$358,025
2003	348,902
2004	302,371
2005	263,861
2006	245,934
Subsequent to 2007	1,527,193

Total	$3,046,286

A number of leases include escalation provisions relating to real estate taxes and expenses. Individual office rental expenses range from $1,000 to $7,000 per month with escalation provisions tied to the consumer price index or in some offices with a straight line annual increase ranging from 3% to 6%.

Rental expenses for all leases on premises and equipment amounted to $473,752 in 2002, $394,463 in 2001, and $383,615 in 2000.

The Bank is required to maintain reserve balances with the Federal Reserve Bank of New York for reserve and clearing purposes. The average amount of these reserve balances for the year ended December 31, 2002 was $448,413.

The Bank has agreements with Bradley E. Rock,Anita M. Florek, Robert J.Anrig,Thomas J. Stevens and John A. Romano (the Executives), which would become effective in the event of a change in control of the Bank’s stock. The agreement provides, in essence, that the Executive would continue to be employed for a period of five years from the date of the change in control in a position with duties and authority commensurate with the duties being performed and the authority being exercised by the Executives immediately prior to the change in control. It provides that their compensation and benefits would be commensurate with those of other executives in similar positions at the Bank or in similar positions with the organization which has acquired control of the Bank. In any event, the Executives’ compensation and benefits would not be less than they were immediately prior to the change in control.

The agreement further provides that if the Executives’ employment were terminated by the bank subsequent to a change in control, for any reason other than cause, disability or death, the Executives would continue to receive the same compensation and benefits they would have received had they remained employed for a period of five years. The agreement between the bank and Mr. Rock also provides that at any time within one year after the change in control, if Mr. Rock elects to terminate his employment with the bank for any reason, he will receive a lump sum severance allowance equivalent to three years compensation and benefits at the rate as payable to him immediately prior to the change in control.

Note L. Estimated Fair Value of Financial Instruments

Fair value estimates are made at a specific point in time,based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumption could significantly affect the estimates.

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

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Bank to disclose estimated fair values of its financial instruments. SFAS No. 107 was amended in October, 1994 by SFAS No. 119,”Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.” Financial Instruments are defined as cash, evidence of an ownership in an entity, or a contract that conveys or imposes on an entity the contractual right or obligation to either receive or deliver cash or another financial instrument. Fair value is defined as the amount at which such financial instruments could be exchanged in a current transaction between willing parties,other than in a forced sale or liquidation, and is best evidenced by a quoted price, or one exists. Fair value estimates, methods and assumptions are set forth below for the Bank’s financial instruments.

Cash and Due from Banks, Federal Funds Sold, Dividend Payable, and Other Liabilities

Cash, due from banks, Federal funds sold, dividend payable, and other liabilities because of their short-term nature have been valued at their respective carrying vales.

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

Note M. Securities Sold Under Agreements to Repurchase

On October 16, 2001, the Bank entered into a $4,000,000 Security Sold Under Agreement to Repurchase (REPO) with Salomon Smith Barney. The REPO rate is 2.47% and the maturity date is October 16, 2002. The REPO is secured by a U.S. Government Agency with a stated interest rate of 0.00%. The estimated fair value for this security was $4,484,250 and is held at Salomon Smith Barney. Interest is payable quarterly.

On May 24,2000,the Bank entered into a $5,000,000 Security Sold Under Agreement to Repurchase (REPO) with Morgan Stanley Dean Witter, Inc. The REPO rate is 7.19% and the maturity date is May 24, 2001. The REPO is secured by a U.S. Government Agency with a stated interest rate of 7.225% and by two mortgage backed securities with a stated interest rate of 8.00% and 5.50%. The estimated fair value for these securities was $6,074,000 and are held at Morgan Stanley Dean Witter, Inc. Interest is payable quarterly.

During 2002 and 2001, the average balance outstanding was $3,156,164 and $2,816,438, respectively.

Note N. Other Borrowings

Federal Home Loan Bank of New York

The Bank has available to it, under various lines of credit from the Federal Home Loan Bank of New York (FHLBNY). The borrowing limit at the Federal Home Loan Bank of New York (FHLBNY) is calculated on 25% of the Bank’s total average assets and is subject to specific collateral requirements.

At December 31, 2002, the outstanding balances on these lines of credit totaled $38,000,000. The outstanding balance consisted of the following advances:

Repo Convertible Rate Advance dated March 13, 2001 in the amount of $5,000,000, maturity date March 14, 2011, bearing an interest rate of 4.69%. On March 13, 2004 and quarterly thereafter on each payment date, FHLBNY has the option to convert this Convertible Advance with four business days prior notice into replacement funding for the same or lesser principal amount based on any advance then offered by FHLBNY at the current market rates. Advance is not prepayable. Interest is payable quarterly on the 13th of June,September,December,and March.

Repo Convertible Rate Advance dated January 15, 1999 in the amount of $5,000,000, maturity date January 15, 2009, bearing an interest rate of 4.935%. On January 15, 2004 and quarterly thereafter on each payment date, FHLBNY has the option to convert this Convertible Advance with four business days prior notice into replacement funding for the same or lesser principal amount based on any advance then offered by FHLBNY at the current market rates. Advance is not prepayable. Interest is payable quarterly on the 15th of April, July, October, and January.

Fixed Rate Advance dated September 3,2002 in the amount of $4,000,000,maturity date September 6,2005,bearing an interest rate of 2.88%. Advance is not prepayable. Interest is payable monthly.

Fixed Rate Advance dated September 16, 2002 in the amount of $5,000,000, maturity date September 17, 2007, bearing an interest rate of 3.67%. Advance is not prepayable. Interest is payable monthly.

Fixed Rate Advance dated September 16, 2002 in the amount of $2,000,000, maturity date September 16, 2004, bearing an interest rate of 2.48%. Advance is not prepayable. Interest is payable monthly.

Fixed Rate Advance dated September 16, 2002 in the amount of $1,000,000, maturity date September 16, 2005, bearing an interest rate of 2.95%. Advance is not prepayable. Interest is payable monthly.

Fixed Rate Advance dated November 5,1999 in the amount of $7,000,000,maturity date November 14,2003, bearing an interest rate of 6.40%. Advance is not prepayable. Interest is payable semi-annually on May 15th and November 15th.

Adjustable Rate Advance dated January 7, 2002 in the amount of $9,000,000, maturity date January 7, 2004. Interest rate at December 31, 2002 is 1.71%. Advance is not prepayable. Interest is payable quarterly on the 8th of April, July, October, and January.

The borrowings are secured by securities issued by the Federal Home Loan Bank, Federal Home Loan Mortgage Corporation (FHLMC), and Government National Mortgage Association (GNMA). The maturity dates of these securities range from April 2009 to August 2031, with coupon interest rates paying between 7.50% and 5.00%. Total estimated fair value of the securities at December 31, 2002 was $15,115,343. These securities are held in safekeeping at the Federal Home Loan Bank of New York.

These borrowings were also secured by residential mortgages. The average maturity is approximately 20 years. The average interest rate is approximately 6.55%. Total estimated fair value of these residential mortgages at December 31, 2002 was approximately $80,492,000.

The average balance of Other Borrowings for 2002 was $45,614,246 and the maximum outstanding amount at any month end was $49,000,000.

At December 31, 2001, the outstanding balances on these lines of credit totaled $35,000,000. The outstanding balance consisted of the following advances:

Repo Convertible Rate Advance dated March 13, 2001 in the amount of $5,000,000, maturity date March 14, 2011, bearing an interest rate of 4.69%. On March 13, 2004 and quarterly thereafter on each payment date, FHLBNY has the option to convert this Convertible Advance with four business days prior notice into replacement funding for the same or lesser principal amount based on any advance then offered by FHLBNY at the current market rates. Advance is not prepayable. Interest is payable quarterly on the 13th of June,September,December,and March.

Repo Convertible Rate Advance dated January 15, 1999 in the amount of $5,000,000, maturity date January 15, 2009, bearing an interest rate of 4.935%. On January 15, 2004 and quarterly thereafter on each payment date, FHLBNY has the option to convert this Convertible Advance with four business days prior notice into replacement funding for the same or lesser principal amount based on any advance then offered by FHLBNY at the current market rates. Advance is not prepayable. Interest is payable quarterly on the 15th of April, July, October, and January.

Fixed Rate Advance dated November 15, 2001 in the amount of $5,000,000, maturity date November 15, 2002, bearing an interest rate of 2.54%. Advance is not prepayable. Interest is payable monthly.

Fixed Rate Advance dated January 8, 2001 in the amount of $10,000,000, maturity date January 8, 2002, bearing an interest rate of 5.35%. Advance is not prepayable. Interest is payable monthly.

Fixed Rate Advance dated December 3, 1999 in the amount of $3,000,000, maturity date December 3, 2002, bearing an interest rate of 6.56%. Interest payments are due on the 1st of each month. Advance is not prepayable.

Fixed Rate Advance dated November 8,1999 in the amount of $7,000,000,maturity date November 14,2003, bearing an interest rate of 6.40%. Advance is not prepayable. Interest is payable semi-annually on May 15th and November 15th.

The borrowings are secured by securities issued by the Federal Home Loan Bank, Federal Home Loan Mortgage Corporation (FHLMC), and Government National Mortgage Association (GNMA). The maturity dates of these securities range from April 2005 to August 2030, with coupon interest rates paying between 7.33% and 5.00%. Total estimated fair value of the securities at December 31, 2001, was $5,933,281. These securities are held in safekeeping at the Federal Home Loan Bank of New York.

These borrowings were also secured by residential mortgages. The average maturity is 30 years. The average interest rate is approximately 7.70%. Total estimated fair value of these residential mortgages at December 31, 2001 was approximately $47,100,000.

The average balance of Other Borrowings for 2001 was $33,223,788 and the maximum outstanding amount at any month end was $35,000,000.

At December 31, 2002 and 2001, the estimated fair value of Other Borrowings approximated cost.

J.P. Morgan Chase

At December 31, 2002, the amount borrowed against the Bank’s $1,500,000 unsecured overnight line of credit from J.P. Morgan Chase was zero.

At December 31, 2001, the Bank borrowed $750,000 against the Bank’s $1,500,000 unsecured overnight line of credit from J.P. Morgan Chase. The rate of interest is 2.00% and is payable the next banking day.

M&T Bank

At December 31, 2002 and 2001, the amount borrowed against the bank’s $4,000,000 unsecured overnight line of credit from M&T Bank was zero.

Note O. Financial Instruments with Off-Balance-Sheet Risk and Concentrations of Credit Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The Bank uses the same credit policies in making these commitments as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments may have fixed expiration dates or other termination clauses. At December 31, 2002 the Bank’s total commitments to extend credit were $7,538,640 at fixed rates and $37,605,210 at variable rates. Standby letters of credit are written conditional instruments issued by the Bank to guarantee the financial performance of a customer to a third party. There were 40 performance standby letters of credit totaling $5,450,255 as of December 31,2002. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on management’s credit evaluation of the customer. Collateral held varies but generally includes residential and income-producing properties.

Residential mortgage loans which have been sold in the secondary market present off-balance sheet risk to the Bank in the form of first payment buyback obligation. This buyback obligation commences with the date of sale of the loan to the investor. During 2002, one residential mortgage loan was sold and the value of the buyback obligation for this loan at December 31, 2002 was $153,962. There was one mortgage loan sale during 2001. An additional buyback obligation for this $85,522 sold loan was also outstanding at December 31, 2002.

Note P. Regulatory Matters

In January 1989, the Board of Governors of the Federal Reserve Bank issued guidelines for the implementation of risk based capital requirements by U.S. Banks and Bank holding companies. These guidelines have been revised along with minimum leverage ratios also set by the Federal Reserve Bank. The Bank’s capital remains extremely strong by all regulatory guidelines. The following is a listing of the Bank’s required and actual capital ratios.

	2002 Actual(%)	2001 Actual(%)	Required(%)

Tier I	9.43	9.38	6.00
Tier II	1.21	1.08		**
Total Risk-Based Capital	10.64	10.46	10.00
Leverage Ratio	7.98	7.73	4.00

**Tier II Capital is limited to maximum of 100% of Tier 1 Capital.

Note Q. Disclosure of Summarized Information of Assets, Liabilities, and Results of Operations of STMB Financial Group, LLC., Accounted for on the Equity Method

The Bank has a 50% interest in STMB Financial Group, LLC (SMTB), which was formed to sell insurance and investment products. The investment amounted to $2,623 and $35,207 at December 31, 2002 and 2001 respectively.

The combined results of operations and financial position of the Bank’s equity basis investment are summarized below:

	December 31,

	2002	2001

Condensed Income Statement Information (Year-ended):
Commission Revenue	$105,864	$92,218
Net Income	90,830	65,415
Bank’s Equity in Net Income of Affiliates	45,415	32,707

Condensed Balance Sheet Information:
Current Assets	7,335	74,857

Total Assets	7,335	74,857

Current Liabilities	2,090	4,443

Equity	5,245	70,414

Total Liabilities and Equity	$7,335	$74,857

Note R. Deferred Incentive Plan for Executive Officers and Directors

The Bank has adopted a non-tax qualified retirement plan for certain executives and directors. While the Plan is to be funded from the general assets of the Company, life insurance policies were acquired for the purpose of serving as the primary funding source. A participating executive and director may receive an annual award based upon the Bank’s Return on Equity and Earnings for each plan year. The award will be deferred into an account and the award will be credited with interest at a rate based upon the growth rate of the stock for the plan year. The benefit may be paid in 180 equal monthly installments or a lump sum at Normal Retirement. If the participant attains the age of 55 and has completed 20 years of service, he may elect Early Retirement and may receive the balance in the deferral account on the Early Retirement Date. In case of the participant’s Early Termination prior to Early Retirement, the Executive is entitled to receive a benefit equal to his or her vested portion of the Deferral Account balance on the Termination Date. In the event of the participant’s termination of employment due to disability, the participant may request to receive a disability benefit equal to the Deferral Account Balance at the date of Termination. The Deferred Incentive Plan has five executives and five director participants. Total contributions accrued under the Plan for the year 2002 and 2001 were $97,111 and $89,049. The Bank has a similar supplemental life insurance plan for all members of management, funded with similar life insurance policies. The benefit provides post retirement life insurance up to a maximum of two and one half times annual salary. At December 31, 2002 and 2001, the combined value of these insurance policies was $10,890,822 and $9,759,386.

Independent Auditors’ Report

To the Board of Directors and Stockholders of Smithtown Bancorp

We have audited the accompanying consolidated balance sheets of Smithtown Bancorp as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of Smithtown Bancorp’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smithtown Bancorp at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principals generally accepted in the United States of America.

Albrecht,Viggiano, Zureck & Company, P.C.
Hauppauge, New York
January 17, 2003

Corporate Directory
Smithtown Bancorp and
Bank of Smithtown

Board of Directors
Bradley E. Rock, Chairman
Patricia C. Delaney
Patrick A. Given
Edith Hodgkinson
Augusta Kemper
Sanford C. Scheman
Robert W. Scherdel
Manny Schwartz
Barry M. Seigerman

Smithtown Bancorp

Officers
Bradley E. Rock
Chairman, President & Chief
Executive Officer

Anita M. Florek
Executive Vice President
& Treasurer

Rosanna Dill
Vice President

Judith Barber
Corporate Secretary

Independent Auditors

Albrecht,Viggiano,
Zureck & Company, P.C.
25 Suffolk Court
Hauppauge, NY 11788

General Counsel

Patricia C. Delaney, Esq.

Bank of Smithtown

Officers

Bradley E. Rock
Chairman, President
& Chief Executive Officer

Anita M. Florek
Executive Vice President
& Chief Financial Officer

Robert J.Anrig
Executive Vice President
& Chief Lending Officer

Thomas J. Stevens
Executive Vice President
& Chief Commercial Lending Officer

John A. Romano
Executive Vice President &
Chief Retail Oficer

Patricia Guidi
Senior Vice President, Operations

Edward Benedetto
Senior Vice President & Comptroller

Susan Ladone
Senior Vice President, Consumer Lending

Rosanna Dill
Vice President, Human Resources

Daniel J.Viola
Vice President, Information Technology

Robert Staron
Vice President, Loan Department

John R. Emanuele
Vice President, Financial Advisor

Helene Caspar
Vice President, Consumer Lending

Leeann L.Tannuzzo
Vice President, Retail Banking

Stacy L. Germano
Trust Officer

Assistant Trust Officers

Annette Puglia
Carol Schofield

Assistant Vice Presidents

John Schneider, Marketing
Sharon Wittschen, Commercial Lending

Judith Barber
Corporate Secretary & Cashier

Bank of Smithtown

Main Office and
Corporate Headquarters
SMITHTOWN, NY 11787-2828
One East Main Street (631) 360-9300

Banking Offices
CENTEREACH, NY 11720-3501
1919 Middle Country Rd. (631) 585-6644

COMMACK, NY 11725-3097
2020 Jericho Turnpike (631) 543-7400

EAST SETAUKET, NY 11733-3455
184 N. Belle Mead Road (631) 689-1221

HAUPPAUGE, NY 11788-4346
548 Route 111 (631) 265-7922

KINGS PARK, NY 11754-3811
14 Park Drive (631) 269-4900

LAKE GROVE, NY 11755-2107
2921 Middle Country Road (631) 588-0700

NORTHPORT, NY 11768-3151
836 Fort Salonga Road (631) 262-1353

ROCKY POINT, NY 11778-8033
293 Route 25A (631) 821-8300

Shareholder Information

Registrar and Transfer Agent
Bank of Smithtown
One East Main Street
Smithtown, New York 11787-2828

Dividend Reinvestment Plan

Smithtown Bancorp’s Dividend Reinvestment Plan extends to shareholders an inexpensive and convenient method of acquiring additional shares of stock through reinvesting dividends and/or making optional cash payments without brokerage commission or service charges. For enrollment information, please contact Rosanna Dill at (631) 360-9398.

Direct Deposit of Dividends

Direct deposit of dividends provides a convenient and safe way for shareholders to receive their dividends. Shareholders can automatically have their dividends deposited to a Bank of Smithtown checking, savings, or money market account, or to any other financial institution that provides Automated Clearing House Services. For enrollment information, please contact Rosanna Dill at (631) 360-9398.

Investor Relations

Shareholders seeking information about the company or the annual report may contact the Corporate Secretary, Smithtown Bancorp, One East Main Street, Smithtown, NY 11787-2828 (631) 360-9300.

Further information can also be found by visiting our website at www.bankofsmithtown.com. The company’s shares are traded on the OTC Bulletin Board under the symbol SMTB.

[PHOTO HERE]